Amended and Restated Execution Copy

LOAN AGREEMENT
executed by and between
FUELCELL ENERGY FINANCE, LLC,
as the Parent,
and
NRG ENERGY, INC.,
as the Lender
Dated: July 30, 2014

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	TABLE OF CONTENTS
		Page

Section 13.13.	GOVERNING LAW	72
Section 13.14.	Counterparts	72
Section 13.15.	Limitation of Liability	72
Section 13.16.	Entire Agreement	73
Section 13.17.	Construction	73
Section 13.18.	Headings	73
Section 13.19.	Several Obligations as Among the Co-Borrowers	73
Section 13.20.	Maximum Liability	73
Section 13.21.	Attorney-in-Fact	75
Section 13.22.	Actions	76
Section 13.23.	Delay Outside Lender’s Control	76
Section 13.24.	Immediately Available Funds	76

EXHIBITS:
EXHIBIT “A”	Form of Annual Operating Budget
EXHIBIT “B”	[OMITTED]
EXHIBIT “C”	Form of Joinder Agreement
EXHIBIT “D”	Form of Promissory Note
EXHIBIT “E”	Form of Notice of Borrowing
EXHIBIT “F”	[OMITTED]
EXHIBIT “G”	[OMITTED]
EXHIBIT “H”	Form of Pledge Agreement
EXHIBIT “I”	[OMITTED]
EXHIBIT “J"	Form of Security Agreement
EXHIBIT “K"	Form of Closing Certificate
EXHIBIT “L"	Form of Compliance Certificate
EXHIBIT “M"	Form of Depository Agreement

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LOAN AGREEMENT
THIS LOAN AGREEMENT (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, and as it may be amended and modified pursuant to the terms, conditions, and provisions of any “Joinder Agreement” (as such term is defined in Section 1.1 below), referred to as this “Agreement”) is made this 30th day of July, 2014, by and between:
FUELCELL ENERGY FINANCE, LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut, having its principal office located at 3 Great Pasture Road, Danbury, Connecticut 06810 (hereinafter referred to as the “Parent”),
AND
NRG ENERGY, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an office address located at 211 Carnegie Center, Princeton, New Jersey 08540, its permitted successors and/or assigns (hereinafter referred to as the “Lender”).
W I T N E S S E T H :
WHEREAS, this Agreement has been amended and restated from a prior Loan Agreement, dated July 30, 2014, to reflect certain inmaterial clerical adjustments; and
WHEREAS, the Parent plans on developing fuel cell projects through special purpose project companies; and
WHEREAS, the Parent has requested that the Lender make available a credit facility to such special purpose project companies in the maximum principal amount of $40,000,000 (the “Loan Facility”) for the purposes of financing a portion of the costs and expenses of constructing, developing, and equipping such projects; and
WHEREAS, the Lender is willing to provide the Loan Facility to the Co-Borrowers in accordance with the terms, conditions, and provisions of this Agreement and the other “Loan Documents” (as such term is hereinafter defined).
NOW, THEREFORE, IN CONSIDERATION OF THESE PREMISES AND THE MUTUAL REPRESENTATIONS, COVENANTS AND AGREEMENTS OF THE PARENT AND THE LENDER, EACH PARTY BINDING ITSELF AND ITS SUCCESSORS AND/OR ASSIGNS, THE PARENT AND THE LENDER HEREBY COVENANT AND AGREE AS FOLLOWS:

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ARTICLE I. DEFINITIONS
Section 1.1.    Definitions.
In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the following meanings for the purposes hereof:
“Affiliate” shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership or limited liability company, any partner or member in such partnership or limited liability company, respectively, that owns at least twenty percent (20%) of the equity interests in such Person, (b) any other Person which is directly or indirectly controlled by, controls or is under common control with such Person or one or more of the Persons referred to in the preceding clause (a); provided, however, in no event shall the Lender or any of its Affiliates be an Affiliate of any Co-Borrower. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” shall have the meaning assigned and ascribed to such term as set forth in the preamble of this Agreement.
“Agreement Date” shall mean the date this Agreement is dated.
“Annual Operating Budget” shall mean, with respect to a particular Project and the applicable Co-Borrower which owns such Project, an annual budget substantially similar to the form attached hereto as Exhibit “A” or otherwise acceptable to the Lender in its reasonable discretion, which provides detail on a month-by-month basis for the period covered by such budget of (a) the anticipated Project Revenues, (b) the anticipated Operating Costs, (c) the anticipated debt service payments payable by the applicable Co-Borrower, and (d) the anticipated distributions to members of the applicable Co-Borrower.
“Annual Operating Plan” shall mean, with respect to a particular Project and the applicable Co-Borrower which owns such Project, an annual operating plan acceptable to the Lender in its reasonable discretion, that shall contain a copy of the O&M Manual and a reasonably detailed narrative description of (a) the categories of revenues and costs set forth in the Annual Operating Budget and (b) any event or condition forecasted for the upcoming year that is likely to cause the applicable Co-Borrower to incur maintenance expenses in an aggregate amount that is more than fifteen percent (15%) higher than the corresponding maintenance amounts set forth in the Conversion Date Base Case Model for such year.
“Applicable Law” and “Applicable Laws” shall mean all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators.
“Applicable Permits” shall mean, with respect to each Project, any Permit issued, granted or otherwise required to be obtained with respect to such Project, including (but not limited to) any such Permit relating to zoning, subdivision, land use, land development, environmental or natural resource protection, pollution, sanitation, NERC, FERC, state public utility authorities, Renewable Attributes registration and trading authorities, regional transmission operator, safety, siting or building, importation of technology, equipment and materials, that is material and necessary at any given time in light of the stage of development, construction or operation of such Project to construct, test, operate, maintain, repair, own or use the Project as contemplated

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by the Project Documents with respect to such Project, to sell electricity Renewable Attributes and capacity therefrom, to enter into any such Project Document or to consummate any transaction contemplated thereby.
“Assignee” shall have the meaning assigned and ascribed to such term as set forth in Section 13.6(b) of this Agreement.
“Authorized Officer” shall mean the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Sponsor, in its capacity as the sole member of the sole member of a Co-Borrower, and those Persons designated by written notice to the Lender from a Co-Borrower authorized to execute notices, reports and other documents on behalf of such Co-Borrower. A Co-Borrower may amend such list of Persons from time to time by giving written notice of such amendment to the Lender.
“Bankruptcy Code” shall mean the Bankruptcy Code of 1978, as amended and modified from time to time.
“Business Day” shall mean a day of the week (but not a Saturday, Sunday or other day on which commercial banks in New Jersey are authorized or required by Applicable Law to be closed). Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Closing Date” shall mean, with regard to each Project Debt, the date on which all of the conditions precedent set forth in Section 7.2 of this Agreement have been fulfilled to the satisfaction of the Lender or waived by the Lender, in its sole and absolute discretion.
“Closing Date Base Case Model” shall mean the pro-forma model containing financial projections for a Co-Borrower and its Project as of the Closing Date for such Co-Borrower’s Project Debt, prepared by the Co-Borrower and containing assumptions satisfactory to the Lender in its reasonable discretion.
“Co-Borrower” and “Co-Borrowers” shall mean a subsidiary of the Parent added as a “Co-Borrower” pursuant to Section 4.1 of this Agreement.
“Co-Borrower Accounts” shall mean, for each Co-Borrower, the “Collateral Accounts” (as defined in the Depository Agreement).
“COD” means, with respect to a particular Project, (a) “Substantial Completion” (or similar term) as defined in the EPC Agreement with respect to such Project has occurred and (b) the “Commercial Operation Date” (or similar term) as defined in the PPA with respect to such Project has occurred.
“COD Period” shall mean, with respect to Project Debt with respect to a particular Project, the period commencing on the Conversion Date with respect to such Project Debt and ending on the Maturity Date for such Project Debt.
“Collateral” shall mean, with respect to any individual Co-Borrower, any real or personal property securing any of the Obligations of such Co-Borrower, and includes, without limitation, the applicable Project, on which a Lien has been granted in favor of the Lender pursuant to any Security Document to which such Co-Borrower is a party thereto, and all other property subject to a Lien in favor of the Lender created by any Loan Document or Security Document to which such Co-Borrower is a party thereto.
“Compliance Certificate” shall have the meaning assigned and ascribed to such term as set forth in Section 10.3 of this Agreement.

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“Construction Period” shall mean, with respect to each Project, the period starting on the date on which the first Project Advance was made to the applicable Co-Borrower with respect to such Project, and ending on the earlier to occur of (a) the one (1) year anniversary of the date on which the first Project Advance was made to the applicable Co-Borrower with respect to such Project if the nameplate capacity of the Project is 2.8 MW or less; or the eighteen (18) month anniversary of the date on which the first Project Advance was made to the applicable Co-Borrower with respect to such Project if the nameplate capacity of the Project is greater than 2.8 MW, each as may be extended for up to sixty (60) days for Force Majeure; or (b) the Conversion Date with respect to the Project Debt with respect to such Project.
“Conversion Date” shall mean, with respect to the Project Debt advanced to a Co-Borrower in connection with such Co-Borrower’s Project, the date on which such Project Debt Converts.
“Conversion Date Base Case Model” shall mean, with respect to a particular Project, the Closing Date Base Case Model for such Project, updated as of the Conversion Date with respect to the Project Debt advanced to the applicable Co-Borrower with respect to such Project, with the methodology, assumptions and inputs to be used with respect to the Conversion Date Base Case Model following the methodology, assumptions and inputs used for preparing the Closing Date Base Case Model, based on the actual generating capacity of the Project that has reached COD on or prior to the Conversion Date.
“Convert” or “Conversion” shall mean, with respect to the Project Debt for a particular Project, the satisfaction of the terms, conditions, and provisions set forth in Section 7.4 of this Agreement.
“Debt Service Coverage Ratio” shall mean, with respect to a particular Project, as of any date of determination thereof, the ratio of (a) Operating Cash Flow Available for Debt Service for the Rolling Period –to– (b) the amount of principal and interest paid by the applicable Co-Borrower to Lender with respect to the Project Debt advanced to such Co-Borrower for such Project for the same Rolling Period. For purposes of this Agreement, the Debt Service Coverage Ratio shall be determined by the Lender based on information provided by the applicable Co-Borrower (which determination shall be conclusive, absent manifest error).
“Debtor Relief Laws” shall mean, collectively, the UFCA, the UFTA, Section 548 of the Bankruptcy Code, the applicable provisions of any other state or Federal bankruptcy, insolvency, fraudulent transfer or conveyance, liquidation, conservatorship, moratorium, rearrangement, receivership, reorganization, debtor relief, or other law affecting the rights of creditors generally (hereinafter collectively referred to as “Debtor Relief Laws”).
“Default” shall mean any of the events specified in Section 12.1 of this Agreement, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Default Rate” means in respect of any Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), the interest rate otherwise applicable to the Loan Facility plus an additional two hundred basis points (200 bps) per annum.
“Depository Agreement” shall mean a collective reference to each Depository Agreement executed by and among a Co-Borrower, the Depository Bank and the Lender substantially similar to the form attached hereto as Exhibit “M”, pursuant to the terms, conditions, provisions, and requirements of this Agreement, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“Depository Bank” shall mean MUFG Union Bank, N.A..

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“Dollars” or “$”shall mean the lawful currency of the United States of America.
“Environmental Reports” shall mean the environmental reports, if any, prepared with respect to a Project and provided to Lender pursuant to Sections 4.1, 7.2, 7.3, and 7.4 of this Agreement.
“EPC Agreement” shall mean any equipment supply, engineering, procurement, and construction agreement in substantially the form as agreed in a separate writing between Parent and Lender or otherwise reasonably acceptable to the Lender, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“EPC Contractor” shall mean the Sponsor and such other Project Counterpart(ies) to the EPC Agreement(s).
“Equity Interest” and “Equity Interests” shall mean, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, membership or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Excluded Taxes” shall mean any of the following Taxes, imposed on or with respect to the Lender or required to be withheld or deducted from a payment to any such recipient, (a) Taxes imposed on or measured by net income (however denominated), and franchise Taxes, (i) imposed by the United States or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or conducts business or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction, and (c) any Federal withholding Taxes imposed under FATCA.
“Event of Default” shall mean any of the events specified in Section 12.1 of this Agreement; provided that any requirement for notice or lapse of time or any other condition shall have been satisfied.
“Fees” shall mean a collective reference to the fees payable by the Co-Borrowers hereunder or under any other Loan Document.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Final Completion” means the date of “Final Completion” (or similar term) as such term is defined in the EPC Agreement.
“Force Majeure” or “an event of Force Majeure” means an event that (a) is not reasonably anticipated as of the date hereof, (b) is not within the reasonable control of the Party affected by the event, (c) is not the result of such Party’s negligence or failure to act, and (d) could not be overcome by the affected Party’s use of due diligence in the circumstances. Force Majeure includes, but is not restricted to, events of the following

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types (but only to the extent that such an event, in consideration of the circumstances, satisfies the tests set forth in the preceding sentence): acts of God; civil disturbance; sabotage; strikes; lock-outs; work stoppages; action or restraint by court order or public or government authority (as long as the affected Party has not applied for or assisted in the application for, and has opposed to the extent reasonable, such court or government action). Notwithstanding the foregoing, none of the following constitute Force Majeure: (i) economic hardship, including lack of money; (ii) any breakdown or malfunction of equipment that is not caused by an independent event of Force Majeure, (iii) delay or failure of a Co-Borrower to obtain or perform any Project Contract or Applicable Permit unless due to a Force Majeure event, or (iv) any action or inaction of a Governmental Authority or other third-party.
“GAAP” shall mean United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“Governmental Approvals” shall mean all authorizations, Applicable Permits, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” and “Governmental Authorities” shall mean any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity or any arbitrator with authority to bind a party at law.
“Hazardous Materials” shall have the meaning assigned and ascribed to such term as set forth in Section 6.1(a) of this Agreement.
“Hazardous Materials Claims” shall have the meaning assigned and ascribed to such term as set forth in Section 6.1(c) of this Agreement.
“Hazardous Materials Laws” shall have the meaning assigned and ascribed to such term as set forth in Section 6.1(b) of this Agreement.
“Indebtedness” shall mean, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) capitalized lease obligations of such Person; (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater or its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (f) all Indebtedness of other Persons which (i) such Person has guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.
“Indemnified Party” shall have the meaning assigned and ascribed to such term in Section 13.10(a) of this Agreement.

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“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Co-Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnity Proceeding” shall have the meaning assigned and ascribed to such term in Section 13.10(a) of this Agreement.
“Independent Engineer” shall mean, for each individual Project, an independent engineer mutually agreed to by the Sponsor and the Lender; provided, that the Lender may terminate an Independent Engineer upon notice to the applicable Co-Borrower.
“Interconnection Agreement” shall mean all agreements to interconnect the Project and to construct any interconnection facilities to be used by the Project, each in form and substance reasonably acceptable to the Lender, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“Interconnection Provider” shall mean The United Illuminating Company, a Connecticut company or such other interconnection provider acceptable to the Lender in its reasonable discretion.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended and modified from time to time.
“Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Exhibit “C” attached hereto and made a part hereof, with blanks appropriately filled in, executed by the Lender and each Co-Borrower pursuant to which such Co-Borrower agrees to become a Co-Borrower hereunder on a several basis with regard to the Project Debt provided to such Co-Borrower.
“Legal Requirements” means, as to any Person, the articles of incorporation, by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation including any Applicable Law, any requirement under a Permit, and any determination of any Governmental Authority in each case applicable to and binding upon such Person or any of its properties or to which such Person or any of its property is subject.
“Lender” shall have the meaning assigned and ascribed to such term as set forth in the preamble of this Agreement.
“Lender’s Affiliate” shall mean, with respect to Lender, (a) any Person that owns at least fifty percent (50%) of the equity interests in Lender or (b) any other Person which is directly or indirectly controlled by, controls or is under common control with Lender. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Lending Office” shall mean the Lender’s lending office with respect to the Loan Facility, which lending office is, as of the Agreement Date, located at 211 Carnegie Center, Princeton, New Jersey 08540.
“Lien” as applied to the property of any Person shall mean the following: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, or charge, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or

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profits therefrom; (b) any arrangement under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.
“Loan Document” and “Loan Documents” shall mean this Agreement, the Sponsor Guaranty, each Note, each Security Document, each Joinder Agreement, and each other document or instrument now or hereafter executed and delivered to the Lender by a Co-Borrower, the Parent, or the Sponsor in connection with, pursuant to or relating to this Agreement.
“Loan Facility” shall have the meaning assigned and ascribed to such term as set forth in the second recital of this Agreement.
“Material Adverse Effect” shall mean, with respect to each Co-Borrower, Severally as to itself and its Project Site only, a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise) or results of operations of such Co-Borrower, (b) the validity or enforceability of any of the Loan Documents to which such Co-Borrower is a party thereto, (c) the rights and remedies of the Lender under any of the Loan Documents to which such Co-Borrower is a party thereto, (d) the ability of such Co-Borrower to perform its obligations under the Loan Documents or the Project Documents to which it is a party, including timely payment of the principal of or interest on the Loan Facility or other amounts payable in connection therewith under this Agreement or any of the other Loan Documents, in each case, by such Co-Borrower, or (e) the ability of the Co-Borrower to achieve COD during the Construction Period.
“Maturity Date” shall mean, with respect to each Note, the date that is five (5) years after the date on which the first Project Advance evidenced by such Note was made to the applicable Co-Borrower with respect to a particular Project.
“Minimum Debt Service Coverage Ratio” with respect to a particular Project for any period shall mean a Debt Service Coverage Ratio of at least 1.30 –to– 1.00, based on the nameplate capacity of the Project or the ISO-corrected actual output of a Project, calculated on and following the Conversion Date until the Maturity Date.
“Minimum Net Working Capital” shall mean “Current Assets” minus “Current Liabilities” as reported on and defined in the Sponsor’s quarterly financial statements.
“Mortgage” and “Mortgages” shall mean a collective reference to each mortgage or deed of trust or deed to secure debt executed after the Agreement Date by a Co-Borrower in favor of the Lender, pursuant to the terms, conditions, provisions, and requirements of Section 7.4(h)(iv) of this Agreement, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“Mortgaged Premises” shall mean, with respect to any Co-Borrower from and after the date on which said Co-Borrower is added as a “Co-Borrower” hereunder pursuant to the terms, conditions, and provisions of Section 7.4(g) of this Agreement, (a) the real property owned or leased by said Co-Borrower, if any, and (b) to the extent actually owned by such Co-Borrower, the buildings, improvements, and fixtures now or hereafter located on said real property, including, but not limited to, all apparatus, equipment, and appliances used in connection with the Project, it being intended by the parties that all such items shall be conclusively and automatically considered to be a part of said Mortgaged Premises if attached or affixed to said real property.

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“New Project Document” means any contract or agreement entered into by a Co-Borrower subsequent to the Closing Date.
“Note” shall mean a collective reference to, from and after the date of its execution and delivery pursuant to the terms, conditions, and provisions of this Agreement, each Promissory Note in the form of Exhibit ”D” attached hereto and executed by a Co-Borrower, as maker, in favor of the Lender, as payee, pursuant to the terms, conditions, provisions, and requirements of Section 7.2 of this Agreement, as any of the foregoing may be from time to time amended (including pursuant to Section 7.4(b)), modified, extended, renewed, substituted, and/or supplemented.
“Notice of Borrowing” shall mean an appropriately completed written notice, duly executed by a Co-Borrower and countersigned by the Lender, in the form of Exhibit ”E” attached hereto and made a part hereof.
“O&M Agreement” shall mean an operation and maintenance agreement in substantially the form as agreed in a separate writing between Parent and Lender or otherwise reasonably acceptable to the Lender, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“O&M Manual” means an operations and maintenance manual in substantially the form as agreed in a separate writing between Parent and Lender or otherwise acceptable to the Lender in its reasonable discretion.
“Obligations” shall mean, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Loan Facility with respect to a particular Co-Borrower; and (b) all other indebtedness, liabilities, obligations, covenants and duties of such Co-Borrower owing to the Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents to which such Co-Borrower is a party thereto, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.
“OFAC” shall have the meaning assigned and ascribed to such term as set forth in Section 8.1(x) of this Agreement.
“Operating Cash Flow Available for Debt Service” shall mean, with respect to a particular Project for any period, an amount equal to (a) Project Revenues minus (b) Operating Costs (excluding any Operating Costs paid from the funds on deposit in accordance with the terms, conditions, and provisions of the Depository Agreement).
“Operating Costs” shall mean, with respect to a particular Project for any period, the sum, computed without duplication among any of the following categories or from period to period, of the following: (a) general and administrative expenses and ordinary course fees, royalties and costs, including those paid or payable to the Project Counterparties for the rental or other use of real property and to any third-party that operates and maintains the Project, plus (b) capital expenditures and other expenses for operating the Project and maintaining the Project in good repair and operating condition in accordance with Prudent Utility Practices paid or payable during such period, including to the Project Counterparties as required pursuant to the Project Documents, plus (c) insurance costs paid or payable in respect of insurance maintained or required to be maintained in respect of the Project during such period, plus (d) applicable sales and excise taxes (if any) paid or payable or reimbursable by a Co-Borrower during such period, plus (e) franchise taxes paid or payable by a Co-Borrower during such period, plus (f) property taxes paid or payable by a Co-

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Borrower during such period, plus (g) any other direct taxes (if any) paid or payable by a Co-Borrower during such period, plus (h) costs and fees attendant to the obtaining and maintaining in effect the Applicable Permits paid or payable during such period, plus (i) legal, accounting and other professional fees attendant to any of the foregoing items paid or payable during such period, plus (j) all other cash expenses paid or payable by a Co-Borrower in the ordinary course of business in connection with the Project. Operating Costs shall not include, to the extent included above: (i) payments into any of the Co-Borrower Accounts during such period, (ii) payments of any kind with respect to Restricted Payments during such period, (iii) depreciation for such period, (iv) payments of any kind with respect to Debt Service, and (v) any payments of any kind with respect to any restoration of the Project during such period.
“Other Connection Taxes” shall mean with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing the Tax (other than a connection arising from the execution, delivery or enforcement of, or performance under, or receipt of payments under any Loan Document, or from the sale or assignment of an interest in any Loan or Loan Document).
“Other Taxes” shall mean any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement or registration of, or performance under, or from the receipt or perfection of a security interest under or otherwise with respect to this Agreement or any other Loan Document (other than Excluded Taxes and Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.6)).
“Parent” shall have the meaning assigned and ascribed to such term as set forth in the preamble of this Agreement.
“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, judgment, decree, permit, entitlement, authorization, right, registration, filing, submission, tariff, rate, certification, plan, or license of, with, or from a Governmental Authority.
“Permitted Equity Transfer” means any Transfer of any direct or indirect legal or beneficial interest in any Co-Borrower: (i) to the Lender; (ii) approved by Lender; (iii) to a transferee that has an investment grade rating from a major rating agency or has arranged for a guarantee from a third-party that has an investment grade rating from a major rating agency or provided such credit support that is reasonably satisfactory to the Lender; (iv) to a transferee permitted pursuant to the applicable Project Documents; or (v) to the Sponsor or another Co-Borrower, in each case subject to the conditions set forth in Section 11.2.
“Permitted Hazardous Materials” shall have the meaning assigned and ascribed to such term as set forth in Section 6.1(a) of this Agreement.
“Permitted Liens” shall mean, with respect to any asset or property of a Person, the following: (a)(i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any Hazardous Materials Laws) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 7.3(h) or Section 9.7 of this Agreement; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, utility company rights of way, and rights or restrictions of

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record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) Liens in favor of the Lender; (e) such Liens as have been accepted by the Lender in writing; (f) Liens permitted under the Security Documents; (g) Liens incurred in connection with good faith deposits in connection with bids, tenders, contracts or leases to which such party is a party, or making deposits to secure public or statutory obligations, all as incurred in the ordinary course of business; and (h) Liens consisting of rights-of-way and licenses affecting any Co-Borrower’s real property which do not, in the aggregate, materially impair or interfere with the value of such property, Co-Borrower’s business or Co-Borrower’s use of such property.
“Person” shall mean any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.
“Pledge Agreement” and “Pledge Agreements” shall mean a collective reference to each Pledge and Security Agreement substantially in the form attached hereto as Exhibit “H” to be entered into by the Parent, as grantor, in favor of the Lender, as secured party, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“PPA” shall mean a power purchase agreement related to the sale of energy, Renewable Attributes, capacity or any other output of a Project in substantially the form as agreed in a separate writing between Parent and Lender or otherwise acceptable to the Lender, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“Principal Office” shall mean, with respect to the Lender, 211 Carnegie Center, Princeton, New Jersey 08540.
“Prohibited Equity Transfer” shall have the meaning assigned and ascribed to such term as set forth in Section 11.2(a).
“Prohibited Property Transfer” shall have the meaning assigned and ascribed to such term as set forth in Section 11.1.
“Project” shall mean, with respect to any Co-Borrower added as a “Co-Borrower” hereunder pursuant to the terms, conditions, and provisions of Section 4.1 of this Agreement, the fuel cell project owned by such Co-Borrower and all assets, rights, entitlements, and real property interests now or hereafter relating thereto, including, without limitation, all applicable Project Documents and Applicable Permits.
“Project Advance” shall mean each advance of funds to a Co-Borrower under this Agreement in accordance with Section 7.3, or 7.4 of this Agreement, as applicable.
“Project Counterparty” means each Person that is party to a Project Document other than a Co-Borrower.
“Project Debt” shall mean, with respect to any Project, the amount of the Loan Facility determined by Lender to be made available to a Co-Borrower in accordance with Section 4.1(d).
“Projected Debt Service Coverage Ratio” shall mean, with respect to a particular Project, as of any date of determination thereof, the ratio of (a) the projected Operating Cash Flow Available for Debt Service for the twelve (12) month period immediately following the applicable date of determination –to– (b) the

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projected debt service to be paid by the applicable Co-Borrower with respect to the Project Debt advanced to such Co-Borrower for such Project for such period. For purposes of this Agreement, the Projected Debt Service Coverage Ratio shall be determined by the Lender based on information provided by the applicable Co-Borrower (which determination shall be conclusive, absent manifest error).
“Project Document” shall mean, with respect to a particular Project: (a) the PPA; (b) the Interconnection Agreement; (c) any fuel or commodity supply agreements and any hedges related thereto to which the applicable Co-Borrower is a party; (d) the EPC Agreement; (e) the O&M Agreement, and (f) other agreements to which a Co-Borrower is a party that have a term of more than 1 year or an obligation of the Co-Borrower of $100,000 or more during any 12 month period or $200,000 or more in the aggregate, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“Project Document Schedule” shall have the meaning assigned and ascribed to such term as set forth in Section 4.1(b)(v) hereof.
“Project Draw Period” shall mean the period commencing on the Agreement Date and ending on the fifth (5th) anniversary of the Agreement Date.
“Project Permit Schedule” shall have the meaning assigned and ascribed to such term as set forth in Section 4.1(b)(iii) hereof.
“Project Release” shall have the meaning assigned and ascribed to such term as set forth in Section 4.2 of this Agreement.
“Project Revenues” shall mean, with respect to a particular Project for any period, all income and cash revenues (without duplication) received by the applicable Co-Borrower during such period from: (a) any payments due to such Co-Borrower under the applicable PPA and all other income derived from the sale or use of electric energy, capacity and ancillary services and Renewable Attributes generated by such Project during such period, (b) all interest earned with respect to such period on funds held in the applicable Co-Borrower Account, (c) payments or refunds received by such Co-Borrower under any applicable Project Document (including any proceeds from renewable resource credit sales, liquidated damages (except liquidated damage payments required to be applied as a mandatory prepayment under the Depository Agreement) and warranty payments due to such Co-Borrower under any such Project Document and any reimbursement of costs provided for under the applicable Interconnection Agreement, (d) the proceeds of any business interruption insurance maintained by or on behalf of such Co-Borrower, (e) any net proceeds derived from the sale of any property pertaining to such Project or incidental to the operation of such Project and (f) all other income, revenue or other amounts, however earned or received, by such Co-Borrower during such period including, any tax refunds and insurance proceeds other than as set forth in subsection (v) below, provided that Project Revenues shall not include (i) equity contributions to such Co-Borrower; (ii) the proceeds of the Loan Facility; (iii) any liquidated damages required to be applied as a mandatory prepayment under the Depository Agreement; (iv) tax benefits; and (v) insurance proceeds required to be deposited into the Loss Proceeds Account pursuant to the Depository Agreement.
“Project Site” means the Mortgaged Premises, or, if a Co-Borrower does not own or lease any real property, the site on which the Co-Borrower has a license to locate its Project.
“Project Substantial Completion” shall mean “Substantial Completion” (or similar term) as such term is defined in the EPC Agreement.

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“Project Substantial Completion Date” means the date when Project Substantial Completion occurs.
“Protective Advance” and “Protective Advances” shall mean all reasonable out-of-pocket sums expended as reasonably determined by the Lender to be necessary or appropriate after a Co-Borrower fails to do so as and when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral pledged by such Co-Borrower and the instruments evidencing the Obligations of such Co-Borrower; (b) to prevent the value of any such Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame would be reasonably likely to cause such Collateral to lose value); or (c) to protect such Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any reasonable out-of-pocket amounts expended in connection therewith in accordance with Section 12.2 of this Agreement.
“Prudent Utility Practices” shall mean, with respect to any Person, those practices, methods, equipment, specifications and standards of safety that are required by the National Electric Safety Code, whether or not such Person is a member thereof and as the same may change from time to time, as are commonly used by electric generation facilities of a type and size similar to the Project as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical generation facility, with commensurate standards of safety, performance, dependability, efficiency and economy. Prudent Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts.
“PUHCA 2005” means the Public Utility Holding Company Act of 2005.
“PURPA” means the Public Utility Regulatory Policies Act of 1978.
“QF” means a qualifying small power production facility under Section 3(17)(C) of the FPA, Section 210 of PURPA, and Section 292.203 of FERC’s regulations thereunder (18 C.F.R. 292.203), that also qualifies for the regulatory exemptions set forth in 18 C.F.R. Sections 292.601(c) and 292.602(b) and (c).
“Renewable Attribute” means all available environmental characteristics, environmental claims, environmental credits, environmental benefits, environmental emissions reductions, environmental offsets, environmental allowances and environmental allocations, existing now or in the future, howsoever characterized, denominated, measured or entitled, attributable to the energy output of a Project. Renewable Attributes include but are not limited to: (a) any avoided emissions of pollutants to the air, soil or water including but not limited to sulfur oxides (SOx), nitrogen oxides (NO), carbon monoxide (CO), particulate matter and other pollutants; (b) any avoided emissions of carbon dioxide (CO2), methane (CH4) and other greenhouse gases that have been or may be determined by the United Nations Intergovernmental Panel on Climate Change to contribute to the actual or potential threat of altering the Earth’s climate by trapping heat in the atmosphere; (c) all set-aside allowances and/or allocations from emissions trading programs; and (d) all renewable energy credits, certificates, green tags, registrations, recordations or other memorializations of whatever type or sort, representing any of the above.
“Rolling Period” shall mean, as of any date, the twelve (12) month period immediately preceding the applicable date of determination (or, in the case of any calculation prior to the first anniversary of the Conversion Date for a particular Project, for the period of time following Conversion that begins on such Conversion Date and ends on such applicable date of determination).
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

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“Security Agreements” shall mean a collective reference to each Security Agreement substantially in the form attached hereto as Exhibit “J” to be entered into by a Co-Borrower, as debtor, in favor of the Lender, as secured party, in connection with the such Co-Borrower’s Project Debt, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“Security Documents” shall mean, with respect to a specific Co-Borrower, a collective reference to (a) the Mortgages, (b) the Security Agreements, (c) the Pledge Agreements, (d) the Depository Agreements, and (e) any other collateral assignments, financing statements, or other document, instrument or agreement creating, evidencing or perfecting the Lender’s Liens in any of the Collateral of such Co-Borrower, as any of the foregoing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“Separateness Provisions” shall have the meaning assigned and ascribed to such term as set forth in Section 3.1(b) of this Agreement.
“Several” shall mean, with respect to any of the covenants, agreements (including any agreement regarding application of proceeds), representations, warranties or other Obligations of any or all of the Co-Borrowers under, or in connection with, this Agreement or any of the other Loan Documents, that such Co-Borrowers are not jointly responsible for such covenants, agreements, representations, warranties or other Obligations, but that each such Co-Borrower is responsible for such covenants, agreements, representations, warranties or other Obligations hereunder and thereunder only and solely to the extent that they comprise, or arise or accrue from, or in connection with, or otherwise relate or are attributable or allocable (as reasonably determined by the Lender) specifically to such Co-Borrower, its respective Project, and/or the Project Debt made available by the Lender to or for the account of such Co-Borrower; provided, however, that in the case of any Obligation that is not otherwise susceptible of such attribution or allocation (such as the unused facility fee described in Section 2.2(b) hereof), such Obligation shall be allocated among such Co-Borrowers on a pro rata basis, based on the outstanding principal balance of the Project Debt payable by each such Co-Borrower to the Lender as of the date of determination relative to the aggregate outstanding principal balance of the Loan Facility as of the date of determination. Variants such as “Severally” have meanings correlative thereto. As more specifically set forth in Section 13.19 hereof, the liabilities and obligations of each of the Co-Borrowers under this Agreement and each of the other Loan Documents are Several only, and not joint.
“Sponsor” shall mean FuelCell Energy, Inc., a Delaware corporation.
“Sponsor Guaranty” shall mean a Guaranty, executed by Sponsor in favor of Lender, dated as of even date herewith, pursuant to which the Sponsor shall unconditionally guaranty all of the obligations of Parent, and all of the obligations of each Co-Borrower under the Loan Documents prior to the Conversion Date.
“Subsidiary” shall mean, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
“Taxes” shall mean any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

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“Transfer” shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.
“UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.
“UFCA” shall mean the Uniform Fraudulent Conveyance Act, as in effect from time to time.
“UFTA” shall the Uniform Fraudulent Transfer Act, as in effect from time to time.
Section 1.2.    General.
(a)    Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with the GAAP. Financial statements and other financial information with respect to the Co-Borrowers shall be prepared on a basis consistent with the past practices of the Co-Borrowers and with the financial statements and other financial information previously provided by the Co-Borrowers to the Lender in connection with the Loan Facility.
(b)    References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of one of the Co-Borrowers or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Co-Borrowers. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time.
ARTICLE II.    LOAN FACILITY
Section 2.1.    The Loan Facility; Purpose.
(a)    The Loan Facility. Subject to the terms, conditions, and provisions of this Agreement, the Lender agrees to lend, Severally, to each of the Co-Borrowers, and the Co-Borrowers agree to borrow from the Lender, the Loan Facility. The Project Debt with respect to each Project shall be evidenced by a Note. The Co-Borrowers may not re-borrow any portion of the Loan Facility that is repaid. The Several Obligations of each Co-Borrower under their respective Notes are secured, in part, by the Security Documents encumbering such Co-Borrower’s Project and, to the extent hereafter actually owned by such Co-Borrower, the improvements located thereon.
(b)    Purpose. Amounts disbursed to or on behalf of a Co-Borrower pursuant to this Agreement shall be used by such Co-Borrower to construct its Project, including, as applicable, construction costs, lenders’ and adviser’s costs and fees, land costs, project development costs and other agreed project costs.

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Section 2.2.    Fees.
(a)    Loan Fee. The Parent shall pay to the Lender on the Agreement Date a non-refundable loan fee equal to $400,000, which amount is calculated to be equal to one percent (1%) of the maximum principal amount of the Loan Facility.
(b)    Unused Fee. The Parent shall pay to the Lender annually, in arrears, on the fifteenth (15th) day after each anniversary of the Agreement Date during the Project Draw Period, a non-refundable unused facility fee equal to (i) the average daily unadvanced principal balance of the Loan Facility for the one (1) year period preceding the most recent anniversary of the Agreement Date multiplied by (ii) fifty basis points (0.50%). In the event that the Loan Facility shall be repaid in full, the Parent shall pay to the Lender, in arrears, on the date of such repayment an unused facility fee equal to (1) the average daily unadvanced principal balance of the Loan Facility for the period commencing on the day following the most recent anniversary of the Agreement Date through the date of such repayment multiplied by (2) fifty basis points (0.50%).
(c)    Utilization Fee. The Parent shall pay to the Lender a non-refundable utilization fee in the amount of one percent (1%) of the maximum amount of the Project Debt made available to a Co-Borrower on the date the initial Project Advance is made available to such Co-Borrower.
Section 2.3.    Sponsor Agreements.
The Sponsor shall execute and deliver to the Lender concurrently with the execution and delivery of this Agreement, the Sponsor Guaranty.
Section 2.4.    Maturity Date; Immediately Available Funds.
All principal, unpaid accrued interest, fees, costs, and other expenses due and owing to the Lender under each Note and its related Loan Documents shall be repaid in full on the Maturity Date of such Note. All payments due to the Lender by a Co-Borrower under this Agreement, whether on a Maturity Date or otherwise, shall be paid in immediately available funds.
Section 2.5.    Credit for Principal Payments.
Any payment made upon the outstanding principal balance of the Loan Facility shall be credited as of the Business Day received, provided such payment is received by the Lender no later than 2:00 p.m. (Eastern Standard Time or Eastern Daylight Time, as applicable) and constitutes immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to the Lender.
Section 2.6.    Full Repayment and Release.
Upon termination of the Loan Facility in accordance with Section 13.11 of this Agreement, the Lender shall release all of the Collateral from the liens of the Security Documents; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such release: (a) the Lender shall have received all reasonable and documented out-of-pocket escrow, closing and recording costs, the reasonable and documented out-of-pocket costs of preparing and delivering such release and any sums then due and payable under the Loan Documents; and (b) the Lender shall have received a written release reasonably satisfactory to the Lender of any set aside letter, letter of credit or other form of undertaking which the Lender has issued to any surety, governmental agency or any other party in connection with the

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Loan Facility and/or the Projects. Upon satisfaction of the foregoing conditions, the Sponsor, Parent and each Co-Borrower shall automatically be unconditionally released from their respective Obligations under this Agreement and the other Loan Documents without further action or documentation among the parties hereto; provided that such release shall not affect any surviving of the liabilities and obligations of Parent with respect to such Obligations.
Section 2.7.    Funds Transfer Disbursements.
Each Co-Borrower hereby authorizes the Lender to disburse the proceeds of the Loan Facility to the Construction Account (as defined in the Depository Agreement) of such Co-Borrower . Each Co-Borrower hereby agrees to be bound by any transfer request authorized or transmitted by an Authorized Officer of such Co-Borrower. Each Co-Borrower hereby further acknowledges and agrees that the Lender may rely solely on any bank routing number or identifying bank account number or name provided by a Co-Borrower to effect a wire or funds transfer even if the information provided by said Co-Borrower identifies a different bank or account holder than named by the Co-Borrowers. The Lender is not obligated or required in any way to take any actions to detect errors in information provided by any Co-Borrower. If the Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, each Co-Borrower hereby agrees that no matter how many times the Lender takes these actions the Lender shall not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Lender and the Co-Borrowers. Each Co-Borrower hereby agrees to notify the Lender in writing of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Lender’s confirmation to the Co-Borrowers of such transfer. The Lender shall, in its sole and absolute discretion, determine the funds transfer system and the means by which each transfer will be made. The Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to the Lender or prohibited by government authority; or (iii) otherwise cause the Lender to violate any applicable law or regulation. The Lender shall not be liable to any Co-Borrower or any other parties for (1) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Co-Borrowers’ transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (2) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond the Lender’s control, or (3) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract, or (B) the Lender or any Co-Borrower know or should have known the likelihood of these damages in any situation. The Lender makes no representations or warranties other than those expressly made in this Agreement.
ARTICLE III.    REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS
Section 3.1.    Representations, Warranties and Covenants Regarding Special Purpose Entity Status.
Each Co-Borrower hereby represents and warrants to, and covenants and agrees with, the Lender, with regard to such Co-Borrower, as follows:

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(a)    Limited Purpose. The sole purpose to be conducted or promoted by such Co-Borrower since its organization is to engage in the following activities: (i) to develop, own, operate, manage and maintain its respective Project; (ii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with its respective Project to the extent permitted under the Loan Documents; (iii) to enter into and perform its obligations under the Loan Documents and the Project Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the jurisdiction of its formation that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.
(b)    Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, such Co-Borrower hereby represents and warrants that in the conduct of its operations since its organization it has and will continue to observe the following covenants (hereinafter collectively referred to as the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other Person other than as the Sponsor; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and not have its assets listed on any financial statement of any other person or entity except that such Co-Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of such Co-Borrower from such Affiliate and to indicate that such Co-Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (vi) prepare and file its own tax returns separate from those of any Person to the extent required by Applicable Law, and pay any taxes required to be paid by Applicable Law; (vii) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, or as otherwise permitted under the Loan Documents; (viii) conduct business in its own name; (ix) not commingle its assets or funds with those of any other Person; (x) correct any known misunderstanding as to its separate identity; (xi) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities pursuant to the Loan Documents); (xii) not make loans or advances to any other Person; (xiii) pay its liabilities and expenses out of and to the extent of its own funds; (xiv) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xv) maintain adequate liquidity in light of its contemplated business purpose, transactions and liabilities; and (xvi) cause the managers, officers, employees, agents and other representatives of such Co-Borrower to act at all times with respect to such Co-Borrower consistently and in furtherance of the foregoing and in the best interests of such Co-Borrower.
(c)    SPE Covenants in Co-Borrower Organizational Documents. Each Co-Borrower covenants and agrees to incorporate the provisions contained in Section 3.1(b) hereof into such Co-Borrower’s organizational documents and each Co-Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Section if any amendment, modification, or change would adversely affect the ability of such Co-Borrower to perform its obligations under the Loan Documents.

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Failure of any Co-Borrower to comply with any of the covenants contained in this Section 3.1 or any other covenants contained in this Agreement shall not affect the status of such Co-Borrower as a separate legal entity.
ARTICLE IV.    CO-BORROWERS, PROJECTS, PROJECT ADVANCES AND DISBURSEMENTS
Section 4.1.    Co-Borrowers.
(a)    The Parent may request during the Project Draw Period that Project Debt be made available to a proposed Co-Borrower, which request shall be done in compliance with the requirements of this Section 4.1.
(b)    No proposed Co-Borrower or its project shall be fully evaluated by the Lender unless and until Parent shall have delivered to the Lender all customary due diligence materials requested by the Lender, including, without limitation, the following:
(i)    an executive summary of the proposed project of such proposed Co-Borrower;
(ii)    the construction schedule, budget, and the proposed Closing Date Base Case Model, in form and substance satisfactory to the Lender, which model shall demonstrate, based on the assumptions contained therein, that (A) the proposed Co-Borrower will be able to maintain the Minimum Debt Service Coverage Ratio during the COD Period, (B) the proposed Co-Borrower shall have adequate capital (based on the maximum amount of the Project Debt to be made available to such Co-Borrower with respect to its Project and the Parent capital contributions) to complete construction of such proposed Co-Borrower’s project and (C) that such project will be constructed and able to satisfy the conditions set forth and described in Sections 7.3 and 7.4; provided, that the Closing Date Base Case Model shall include the proposed Co-Borrower’s good faith estimate of the costs to be incurred by such proposed Co-Borrower in connection with its project arising under the Interconnection Agreement;
(iii)    a schedule of Applicable Permits for the proposed Co-Borrower’s project necessary to design, develop, construct, own, operate and maintain such project (including the sale of electric energy and Renewable Attributes therefrom) and to perform the proposed Co-Borrower’s obligations under the Loan Documents (hereinafter referred to as the “Project Permit Schedule”);
(iv)    true, correct and complete copies of all material Applicable Permits obtained as of such date, together with a certificate of an Authorized Officer of the proposed Co-Borrower, certifying that (1) other than as provided in the Project Permit Schedule, to the proposed Co-Borrower’s knowledge there are no other Permits required or necessary to develop, construct, own, install, operate, use or maintain the proposed Co-Borrower’s project (including to generate, transmit, deliver or sell electric energy or Renewable Attributes therefrom), (2) a summary of, and timeline and requirements for obtaining, all Applicable Permits identified on the Project Permit Schedule and any appeal periods, further proceedings or unsatisfied conditions related to any Permits that have already been obtained is attached thereto, (3) each provided Permit is a true, correct and complete copy thereof,

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has been duly obtained in the name of the proposed Co-Borrower in compliance with all Legal Requirements, is in full force and effect and is not subject to appeal, further proceedings or any unsatisfied conditions except as otherwise disclosed therein, (4) all of the conditions applicable to the construction of the proposed Co-Borrower’s project in the Applicable Permits and under applicable Legal Requirements, as applicable, which can be satisfied on the date thereof have been so satisfied and an attached summary of, and timeline and requirements for, satisfying any remaining conditions thereto, (5) each of the proposed Co-Borrower and its project is in compliance in all material respects with each such Applicable Permit and Legal Requirement, as applicable, and (6) a schedule of all other Permits of a type that are routinely granted on an application prior to the time it becomes a Applicable Permit and that could not be obtained, and would not normally be obtained, before commencement of construction and will be obtained by the time required;
(v)    a schedule of all Project Documents necessary to design, develop, construct, own, operate and maintain the proposed Co-Borrower’s project (including the sale of electric energy and Renewable Attributes therefrom) and to perform proposed Co-Borrower’s obligations under the Loan Documents (hereinafter referred to as the “Project Document Schedule”);
(vi)    true, correct and complete copies of all Project Documents that have been obtained as of such date, duly executed and delivered by the respective parties thereto, including any existing supplement or amendment thereto, together with a certificate of the proposed Co-Borrower, signed by an Authorized Officer, certifying that (1) other than as provided in the Project Document Schedule, to the applicable proposed Co-Borrower’s knowledge there are no other Project Documents required, necessary or otherwise customarily obtained to develop, construct, own, install, operate, use or maintain the proposed Co-Borrower’s project (including to generate, transmit, deliver or sell electric energy or Renewable Attributes therefrom), (2) the items referenced as “Project Documents” in the Project Document Schedule are all of the Project Documents for the proposed Co-Borrower’s project, (3) a summary of, and timeline and requirements for obtaining, all other Project Documents that have not been obtained as of such date is attached thereto, (4) each provided Project Document is a true, correct and complete copy thereof, and no term or condition of such Project Document has been amended or assigned other than any amendments set forth on the Project Document Schedule, (5) each such Project Document has been duly authorized, executed and delivered by the proposed Co-Borrower (and the Parent or any other Co-Borrower party thereto) and is in full force and effect, is not subject to appeal, further proceedings or any unsatisfied conditions and is in compliance with all material Legal Requirements, (6) no default has occurred and is continuing under any Project Document as a result of a breach by the proposed Co-Borrower or, to the knowledge of the applicable proposed Co-Borrower, by any Project Counterparty thereto, in each case, that would reasonably be expected to have a Material Adverse Effect on the proposed Co-Borrower’s project, and (7) a schedule of all other Project Documents of a type that are routinely obtained, and would not normally be obtained, before commencement of construction and will be obtained by the time required is attached thereto; and
(vii)    true, correct and complete copies of all Environmental Reports, if any, related to such Project.

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(c)    If the items described in the foregoing Section 4.1(b) have been provided to the Lender and all other reasonable requests of Lender have been provided to it to its reasonable satisfaction, the proposed Co-Borrower shall be a “Co-Borrower” hereunder and its project shall be added as a Project hereunder upon the satisfaction of the requirements in Section 7.2, and the Lender shall loan such Co-Borrower the amount of Project Debt described in Section 4.1(d) subject to the conditions set forth in Section 7.3.
(d)    The amount of the Project Debt for a proposed Co-Borrower shall be equal to an amount that, when combined with equity contributions from the Parent, will: (i) be sufficient (including such contingencies and reserves as may be appropriate) to achieve COD by the end of the Construction Period, and (ii) result in a Debt Service Coverage Ratio of at least 1.30 –to– 1.00 with respect to such proposed Co-Borrower’s project as set forth in the Closing Date Base Case Model; provided, however, that (x) the minimum amount of Project Debt with respect to a Co-Borrower shall be $2,000,000, (y) the maximum amount of Project Debt with respect to a Co-Borrower shall be $25,000,000 and (z) the aggregate amount of all Project Debt shall not exceed the Loan Facility.
Section 4.2.    Release of Project.
From time to time a Co-Borrower may request, upon not less than ten (10) days prior written notice to the Lender, that its Project be released from the Liens created by the Security Documents applicable thereto, which release (hereinafter referred to as a “Project Release”) shall be effected by the Lender if the Lender reasonably determines all of the following conditions precedent are satisfied as of the date of such Project Release:
(a)    No Default or Event of Default will exist immediately after giving effect to such Project Release, which shall be certified in writing to the Lender by the applicable Co-Borrower;
(b)    The applicable Co-Borrower or its Affiliate shall have paid to the Lender (i) for application to the outstanding principal balance of the Loan Facility, an amount equal to the outstanding principal balance of the Project Debt with respect to the Project being released, and (ii) all unpaid accrued interest on such Project Debt through the date of such Project Release;
(c)    All of the other Obligations of the applicable Co-Borrower (except for contingent obligations which have not yet been asserted) have been satisfied in full;
(d)    Neither Parent nor Sponsor is in breach of any of their respective obligations under any Loan Document; and
(e)    Parent and the applicable Co-Borrower shall have delivered to the Lender all documents and instruments reasonably requested by the Lender in connection with such Project Release.
Upon satisfaction of the foregoing conditions, the applicable Co-Borrower shall automatically be unconditionally released from its Obligations under this Agreement and the other Loan Documents and the Lender and the applicable Co-Borrower shall execute and provide such additional documentation to evidence and facilitate such Project Release as may be reasonably requested.
ARTICLE V.    PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

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Section 5.1.    Payments.
Except to the extent otherwise provided herein, all payments of principal, interest, Fees, expenses and other amounts to be made by the Co-Borrower(s) or its Affiliates under this Agreement, the Note or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Lender at the Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 12.4 of this Agreement, payments made by an Affiliate of any Co-Borrower shall, at the time of making such payment under this Agreement or any other Loan Document, specify to the Lender the Co-Borrower(s) and the amounts payable by such Co-Borrower(s) hereunder to which such payment is to be applied, if applicable. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.
Section 5.2.    Computations.
Unless otherwise expressly set forth herein, any accrued interest on the Loan Facility, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 365 or 366 days, as appropriate, and the actual number of days elapsed.
Section 5.3.    Usury.
In no event shall the amount of interest due or payable on the Loan Facility or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Co-Borrowers or received by the Lender, then such excess sum shall be credited as a payment of principal on behalf of the Co-Borrower(s) identified in the instructions delivered to the Lender pursuant to Section 5.1 hereof, unless the Lender receives written notice to have such excess sum returned to a specified Co-Borrower(s) forthwith. It is the express intent of the parties hereto that the Co-Borrowers not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Co-Borrowers under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Co-Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in the Note. Notwithstanding the foregoing to the contrary, the parties hereto further agree and stipulate that all facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Lender to third parties or for damages incurred by the Lender, are charges made to compensate the Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Lender in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 5.4.    Statements of Account.
The Lender will account to the Co-Borrowers monthly with a statement of the Loan Facility setting forth for each Project Debt the accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents with respect to such Project Debt, and such account rendered by the Lender shall be deemed conclusive upon the Co-Borrowers absent manifest error. The failure of the Lender to deliver such a statement of accounts shall not relieve or discharge the Co-Borrowers from any of their obligations hereunder.

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Section 5.5.    Taxes.
(a)    Taxes Grossup. Any and all payments by or on account of any obligation of any Co-Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by Applicable Law. If any Withholding Agent is required by applicable law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes from such payments, then:
(i)    if such Tax is an Indemnified Tax, the amount payable by the applicable Co-Borrower shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made, and;
(ii)    the Lender shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)    Other Taxes. In addition, the applicable Co-Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)    Indemnification by the Co-Borrower(s). The Co-Borrowers shall indemnify the Lender, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) paid or payable by the Lender on or with respect to an amount payable by the applicable Co-Borrower under or in respect of this Agreement or under any other Loan Document (or required to be withheld or deducted from any such amount paid to the Lender), together with any documented out-of-pocket expenses arising in connection therewith and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from such Lender as to the amount of such payment or liability delivered to the Co-Borrower shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by the applicable Co-Borrower to a Governmental Authority pursuant to this Section, the applicable Co-Borrower shall deliver to the Lender the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
(e)    Tax Refunds. If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Co-Borrower or with respect to which any Co-Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund (or the amount of any credit in lieu of refund) to applicable Co-Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Co-Borrower under this Section with respect to the Taxes giving rise to such refund or credit in lieu of refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of refund), provided that the Co-Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Co-Borrower (plus any interest, penalties or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund or credit in lieu of refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph

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(e), in no event will the Lender be required to pay any amount to the applicable Co-Borrower pursuant to this paragraph if the payment of such amount would place the Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this paragraph (e) shall be construed to require the Lender to make available its tax returns or any other information relating to its taxes that it deems confidential to the Co-Borrower or any other Person.
(f)    US Lender. The Lender shall deliver to the Parent on or before the Agreement Date (and from time to time thereafter upon the reasonable request of a proposed Co-Borrower) executed originals of Internal Revenue Service Form W-9 or successor form certifying that the Lender is not subject to Federal backup withholding tax. If the Lender fails to deliver Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto as required hereunder, then the Co-Borrower(s) may withhold from any payment to the Lender the applicable Federal backup withholding tax imposed by the Internal Revenue Code and remit such amount to the applicable Governmental Authority if required by law, without reduction, and the Lender shall not be entitled to any additional amounts under this Section with respect to Taxes imposed by the United States by reason of such failure.
(g)    FATCA Documentation. If a payment made to the Lender under any Loan Document would be subject to Federal withholding Tax imposed under FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA, the Lender shall deliver to the Co-Borrower(s) at the time or times prescribed by law and at such time or times reasonably requested by the Co-Borrower(s) such documentation prescribed by Applicable Law and such additional documentation reasonably requested by the Co-Borrower(s) as may be necessary for the Co-Borrower(s) to comply with their obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    Survival. Each party’s obligations under this Section 5.5 shall survive the replacement or any assignment of rights by the Lender, the termination of the Loan Facility and the repayment, discharge or satisfaction of all obligations under any Loan Document.
ARTICLE VI.    HAZARDOUS MATERIALS
Section 6.1.    Representations and Warranties.
Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, each Co-Borrower, Severally as to itself and its Project Site only, hereby specially represents and warrants, to the best of such Co-Borrower’s knowledge, except as otherwise disclosed to the Lender in writing and accepted by the Lender in writing, as of the Closing Date with regard to such Co-Borrower and, except as otherwise disclosed to the Lender in writing and accepted by the Lender in writing, as of the making of each Project Advance hereunder and on the Conversion Date, as follows:
(a)    Hazardous Materials. Except as otherwise disclosed in any of the Environmental Reports, if any, disclosed to the Lender, the Project Site is not a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, mold, toxic mold,

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radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (hereinafter collectively referred to as the “Hazardous Materials”). The defined term “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of any Project or the improvements located thereon which are used and stored in accordance with all applicable Hazardous Materials Laws (hereinafter referred to as “Permitted Hazardous Materials”).
(b)    Hazardous Materials Laws. The Project Site is in all material respects in compliance with all laws, ordinances and regulations relating to Hazardous Materials (hereinafter collectively referred to as the “Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.
(c)    There has been no Release nor any threatened Release of any Hazardous Substance at, on, under, from or affecting any part of the Project Site.
(d)    With respect to such Co-Borrower or such Project or, to the knowledge of such Co-Borrower, with respect to any third party, there is no present condition, circumstance, action, activity or event that is reasonably likely to form the basis of any violation of any Hazardous Materials Law or give rise to any liability of such Co-Borrower under any Hazardous Materials Law, in any case, with respect to, at, on or affecting such Project or any part of its Project Site.
(e)    There are no aboveground or no underground tanks, whether operative or temporarily or permanently closed, located on any part of the Project Site which could reasonably be expected to give rise to any liability of such Co-Borrower under Hazardous Materials Law.
(f)    Such Co-Borrower has not received a written notice of any proceeding, investigation or inquiry by any Governmental Authority or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from, to or affecting any part of the Project Site.
(g)    Such Co-Borrower has provided to the Lender complete and accurate copies of all environmental, wildlife or natural resource assessment reports, studies or audits and other environmental, wildlife, natural resources or permitting documents concerning such Project in its possession, custody or control.
(h)    All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of such Co-Borrower in relation to facts, circumstances

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or conditions at or affecting any site or facility now owned, operated or leased by such Co-Borrower with respect to the Project has been delivered to the Lender.
(i)    There are no claims or actions (hereinafter collectively referred to as the “Hazardous Materials Claims”) pending or threatened against such Co-Borrower or its Project Site by any Governmental Authority or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Laws. There are no circumstances or conditions that, to the knowledge of such Co-Borrower, could reasonably be expected to give rise to any such Environmental Claim.
Section 6.2.    Covenants.
Each Co-Borrower, Severally as to itself and its Project Site only, hereby covenants and agrees with the Lender as follows:
(a)    No Hazardous Activities. Such Co-Borrower shall not cause or permit its Project Site to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials, except for the use of Permitted Hazardous Materials in accordance with applicable Hazardous Materials Laws and all Applicable Permits.
(b)    Compliance. Such Co-Borrower shall comply, and shall cause its Project Site to comply, with all Hazardous Materials Laws in all material respects.
(c)    Notices. Upon obtaining actual knowledge of any of the following, such Co-Borrower shall immediately notify the Lender in writing of: (i) the discovery of any Hazardous Materials on, under, or about its Project Site, other than Permitted Hazardous Materials; (ii) any knowledge that its Project Site or the operation of its Project does not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of its Project Site that could reasonably be expected to cause such Mortgaged Premises or any part thereof to become contaminated with Hazardous Materials.
(d)    Remedial Action. In response to the presence of any Hazardous Materials on, under, or about a certain Project Site which are the sole responsibility of such Co-Borrower, such Co-Borrower shall immediately take, at its sole cost and expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement, or compromise in respect to any Hazardous Materials Claims.
(e)    Lender Request. If Lender at any time has reasonable basis to believe that there may be (i) a violation by such Co-Borrower of any Hazardous Materials Laws with respect to any Project or (ii) any adverse environmental condition caused by such Co-Borrower at any Project or any part of any Project Site, then, upon the request of Lender, such Co-Borrower shall provide the Lender with such environmental reports and assessments, engineering studies or other written material or data as the Lender may reasonably require relating thereto.
(f)    Response. Each Co-Borrower shall promptly correct or cause to be corrected any violations of Hazardous Materials Law by such Co-Borrower with respect to its Project, and shall respond, as required by any Hazardous Materials Law, to any adverse environmental condition at such Project Site; provided, that such Co-Borrower shall have the right, prior to correcting such violation, to contest in good faith by appropriate legal proceedings the assertion of such violation

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of Hazardous Materials Law in a reasonable manner (i) which does not adversely affect such Co-Borrower or Co-Borrower’s interest in its Project or the Lien of the Lender in such Co-Borrower’s Collateral or any policy of provision of any Required Insurance and (ii) so long as such Co-Borrower shall have provided (A) written notice to the Lender stating the facts with respect such asserted violation and (B) adequate reserves to be made during such contest period pursuant to GAAP.
Section 6.3.    Hazardous Materials Indemnity.
EXCEPT FOR LIABILITY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT), ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, EACH CO-BORROWER, SEVERALLY WITH REGARD TO SUCH OTHER CO-BORROWER’S PROJECT SITE, HEREBY COVENANTS AND AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS THE LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER DOCUMENTED OUT-OF-POCKET EXPENSES (INCLUDING, WITHOUT LIMITATION, DOCUMENTED ATTORNEYS’ FEES AND EXPENSES) WHICH THE LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS BY SUCH CO-BORROWER IN, ON, UNDER OR ABOUT ANY PROJECT SITE OR THE IMPROVEMENTS THEREON. THE APPLICABLE CO-BORROWER SHALL IMMEDIATELY PAY TO THE LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE SUCH INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. THE CO-BORROWERS RESPECTIVE DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY, AND HOLD HARMLESS THE LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS HEREUNDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF ANY SECURITY DOCUMENT.
ARTICLE VII.    CONDITIONS PRECEDENT
Section 7.1.    Conditions Precedent for Execution of Agreement.
The obligation of the Lender to execute this Agreement with the Parent is subject to the satisfaction that the Lender shall have received each of the following, in form and substance satisfactory to the Lender:
(a)    counterparts of this Agreement executed by the Parent;
(b)    a certificate from the Parent that attaches:
(i)    the certificate of formation of the Parent, certified as of a recent date by the Secretary of State of the State of Connecticut;
(ii)    a certificate of good standing (or certificate of similar meaning) with respect to the Parent issued as of a recent date by the Secretary of State of the State of Connecticut and certificates of qualification to transact business or other comparable certificates issued

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by each Secretary of State (and any state department of taxation, as applicable) of each state in which the Parent is required to be so qualified;
(iii)    a certificate of incumbency with respect to the Authorized Officers authorized to execute and deliver the Loan Documents on behalf of the Parent and authorized to execute and deliver borrowing notices; and
(iv)    copies of (A) the operating agreement of the Parent in effect on the Agreement Date and (B) all member action taken by the Parent to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(c)    evidence that the Fee due and payable under Section 2.2(a) of this Agreement, together with all other reasonable and documented out-of-pocket expenses and reimbursement amounts due and payable to the Lender in accordance with Section 13.2(a) hereof, including without limitation, the fees and expenses of counsel to the Lender, have been paid in full; and
(d)    the executed copy of the Sponsor Guaranty.
Section 7.2.    Conditions Precedent for Project Debt.
The obligation of the Lender to make Project Debt available to a Co-Borrower and to execute the Security Documents with such Co-Borrower is subject to the satisfaction of the following conditions precedent:
(a)    The Lender shall have received each of the following, in form and substance satisfactory to the Lender:
(i)    a Note executed by such Co-Borrower, payable to the Lender;
(ii)    (A) the Security Documents executed by such Co-Borrower, and (B) the Pledge Agreement executed by the Parent;
(iii)    counterparts of the Joinder Agreement executed by the Co-Borrower;
(iv)    opinions of counsel to the Parent and such Co-Borrower addressed to the Lender;
(v)    a certificate from the Parent on behalf of the Parent and such Co-Borrower substantially similar to the form attached hereto as Exhibit “K” or otherwise in form and substance acceptable to the Lender, that attaches:

(1)	the certificate of formation of the Parent and such Co-Borrower, certified as of a recent date by the relevant Secretary of State or other Governmental Authority;

(2)
a certificate of good standing (or certificate of similar meaning) with respect to the Parent and such Co-Borrower issued as of a recent date by the Secretary of State of the state of formation of each such entity and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State

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(and any state department of taxation, as applicable) of each state in which such Co-Borrower is required to be so qualified;

(3)
a certificate of incumbency with respect to each of the Authorized Officers authorized to execute and deliver the Loan Documents on behalf of the Parent and such Co-Borrower to which they are a party and authorized to execute and deliver borrowing notices; and

(4)
copies of (A) the operating agreement of the Parent and such Co-Borrower in effect on the date thereof and (B) all member action taken by the Sponsor, on behalf of the Parent and such Co-Borrower, to authorize the execution, delivery and performance of the Loan Documents to which they are a party;

(vi)    UCC, tax, judgment and lien search reports with respect to the Parent and such Co-Borrower and such Co-Borrower’s Project in all necessary or appropriate jurisdictions, as specified by the Lender to such Co-Borrower, indicating that there are no Liens of record other than Permitted Liens;
(vii)    true, correct and complete copies of all Project Documents in effect as of the date thereof with respect to such Co-Borrower’s Project and a certificate from an Authorized Officer of such Co-Borrower, that such Project Documents are in full force and effect and there is no existing default beyond applicable notice and cure periods under such Project Documents that would reasonably be expected to have a Material Adverse Effect on such Co-Borrower’s Project;
(viii)    evidence that the Fee due and payable under Section 2.2(c) of this Agreement, together with all other reasonable and documented out-of-pocket expenses and reimbursement amounts due and payable to the Lender in accordance with Section 13.2(a) hereof, including without limitation, the fees and expenses of counsel to the Lender, have been paid in full;
(ix)    insurance certificates, or other evidence, providing that the insurance coverage required in accordance with the terms, conditions, and provisions of Section 9.6 of this Agreement is in full force and effect and stating that the coverage shall not be cancelable without at least ten (10) days prior written notice to the Lender of any cancellation for nonpayment or premiums, and not less than thirty (30) days prior written notice to the Lender of any other cancellation, together with appropriate evidence that the Lender is named as a lender’s loss payee and additional insured, as appropriate, on all insurance policies that such Co-Borrower actually maintains with respect to its Project and the improvements located thereon;
(x)    executed collateral consents from each Project Counterparty;
(xi)    true, correct and complete copies of all material Applicable Permits for the construction and operation of such Co-Borrower’s Project obtained as of the date thereof and a certificate from an Authorized Officer of such Co-Borrower, that (A) such Permits constitute all material Applicable Permits required for the construction and operation of the such Co-Borrower’s Project which could be obtained by such date, (B) such Permits are validly issued, final, in full force and effect and not subject to appeal or unsatisfied condition

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that could reasonably be expected to allow for material modification or revocation and (C) such Co-Borrower is in compliance in all material respects with all applicable requirements of such Applicable Permits;
(xii)    copies of the Closing Date Base Case Model, the final Project budget, the final O&M budget and major maintenance schedule, and such Co-Borrower’s base case projections;
(xiii)    evidence such Co-Borrower received an equity contribution from the Parent in the amount set forth in the Closing Date Base Case Model;
(xiv)    a certificate from an Authorized Officer that the representations and warranties of such Co-Borrower shall be true in all material respects on and as of the date thereof (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date);
(xv)    copies of the executed subordination and non-disturbance agreements from the owner of such Co-Borrower’s Project Site and its secured lenders as may be reasonably requested by the Lender;
(xvi)    evidence that the Co-Borrower Accounts for such Co-Borrower have been established;
(xvii)    counterparts of the Depository Agreement executed by the parties thereto (except for the Lender) and delivered to the Lender; and
(xviii)    true, correct and complete copies of all Environmental Reports, if any, related to such Project.
(b)    In the reasonable judgment of the Lender:
(i)    there shall not have occurred or become known to the Lender any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning such Co-Borrower or its Project that has had a Material Adverse Effect;
(ii)    no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which would reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of such Co-Borrower to fulfill its obligations under the Loan Documents to which it is a party;
(iii)    such Co-Borrower shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which such Co-Borrower is a party or by which its properties are bound; and

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(iv)    no Default or Event of Default shall exist as of such date or would exist immediately after giving effect thereto with regard to such Co-Borrower.
Section 7.3.    Conditions Precedent for Project Advances.
Once per month during the Construction Period, an Authorized Officer may request a Project Advance in a minimum amount of the lesser of the remaining amount of the applicable Project Debt or $200,000. The obligation of the Lender to make any Project Advance is further subject to the conditions precedent that the applicable Co-Borrower shall have (or shall have caused to be) satisfied each of the following conditions to the reasonable satisfaction of Lender:
(a)    the Lender shall have received from the Authorized Officer for the applicable Co-Borrower, a Notice of Borrowing by 2:00 p.m. Eastern time at least three (3) Business Days before the requested date of the Project Advance, which Notice of Borrowing shall include a certification as to certain of the matters set forth in this Section 7.3;
(b)    each representation and warranty of the applicable Co-Borrower shall be true and correct in all material respects as of the date that any such Project Advance is made (or, if any representation or warranty is stated to have been made as of a specific date, as of such specific date) and the applicable Co-Borrower shall have complied with all of the applicable covenants set forth herein;
(c)    no Default or Event of Default shall have occurred and be continuing for the applicable Co-Borrower or with regard to the Parent or with regard to the Sponsor Guaranty, or shall occur as a result of such Project Advance;
(d)    all Loan Documents to which the applicable Co-Borrower, a Parent or the Sponsor is a party are in full force and effect;
(e)    the applicable Project is being constructed in accordance with the construction schedule for such Project or if the applicable Project is not otherwise in material compliance with such schedule, the Co-Borrower has certified that the Project is reasonably likely to achieve COD by the end of the Construction Period (as may be adjusted for a Force Majeure event);
(f)    the applicable Project is being constructed in accordance with the construction budget for such Project; provided, however, in the event that any of the costs of such Project exceed any of the budgeted line items and contingency monies are not available therefor in accordance with the terms of the construction budget for such Project, including any actual costs to interconnect the Project in excess of the estimated costs included in the Closing Date Base Case Model, such excess shall be contributed as equity into the Project by the Parent and the Parent shall deliver written evidence satisfactory to the Lender of the advance of the applicable equity contribution by the Parent at the time the Lender makes the Project Advance for payment of costs associated with the applicable line item;
(g)    the applicable Co-Borrower shall have provided the Lender with (1) a certificate, dated the date that such Project Advance is to be made and signed by an Authorized Officer of such Co-Borrower, as to the amount and purposes of the requested Project Advance and (2) appropriate invoices or other evidence of payment representing costs of the applicable Project then due and payable to third parties (other than subcontractors solely to the extent that the aggregate amount of such subcontract is equal to or less than $100,000) and together with a certification that the proceeds

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of such Project Advance shall be used solely to pay for the costs of such Project in accordance with the construction budget applicable to such Project or otherwise as permitted under this Agreement;
(h)    the applicable Co-Borrower shall have delivered to the Lender duly executed acknowledgements of payments and releases of mechanics’ and materialmen’s liens, with respect to any payment to the EPC Contractor, in the form attached to the EPC Agreement, from the EPC Contractor for all work, services and materials, including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of the applicable Project by such EPC Contractor for which all prior disbursements have been made through a date specified therein; provided, however, that such releases may be conditioned upon receipt of payment with respect to the work, services and materials to be paid for with the requested funds. If a Lien is filed by any other contractors, subcontractors or materialmen, the applicable Co-Borrower shall have delivered to the Lender either (A) a policy of title insurance or endorsement thereto, in the form acceptable to the Lender, (b) a bond, in form and substance acceptable to the Lender (additionally, such bond shall be for one-hundred twenty-five percent (125%) of the amount claimed and in a form effective for release under the Applicable Law of the jurisdiction in which the applicable Project is being constructed for the amount claimed) or (c) an additional indemnity or guaranty (which additional indemnity or guaranty shall be in form, substance and from an indemnitor or guarantor satisfactory to the Lender and otherwise in customary form under the Applicable Law of the jurisdiction in which such Project is being constructed) in the amount of all payments owed to the relevant contractor, subcontractor or other Person who has filed a Lien, and covering Co-Borrowers’ liability to such contractors, subcontractors or other Persons;
(i)    all Applicable Permits with respect to the construction and operation of the applicable Project required to have been obtained by the date of such Project Advance from any Governmental Authority shall have been validly issued, final, in full force and effect and is not subject to any current appeal or any unsatisfied conditions that could reasonably be expected to allow for material modification or revocation. Co-Borrowers shall be in material compliance with all applicable requirements of Applicable Permits. With respect to all Applicable Permits not yet required, Co-Borrowers reasonably believe that such Applicable Permits will be obtained by the time required, and in any event no later than the applicable Conversion Date;
(j)    (A) the Project Documents required to be executed and delivered by the date of such Project Advance in connection with the development and construction of the applicable Project which were not previously delivered to the Lender shall be in full force and effect and in a form, including any change or amendment thereto made since the respective dates of their execution and delivery, approved by the Lender and (B) such Co-Borrower shall not have received written notice from the proposed Interconnection Provider that an Interconnection Agreement with such Co-Borrower cannot be provided for execution within a timeframe reasonably necessary to allow such Co-Borrower’s Project to achieve COD on or before the end of the Construction Period;
(k)    if, at the time of making the Project Advance, the applicable Project shall have been materially damaged by flood, fire or other casualty, the Lender shall have received insurance proceeds or money or other assurances sufficient in the judgment of the Lender to assure restoration and Project Substantial Completion on or prior to the end of the Construction Period;
(l)    there is no continuing default under any Project Document, Applicable Permit, certificate, or any other similar approval or agreement, in each case, in connection with the applicable Project, that would reasonably be expected to have a Material Adverse Effect on such Project; and

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(m)    the applicable Co-Borrower shall have provided the Lender with true, correct and complete copies of all Environmental Reports, if any, related to such Project, and such Environmental Reports do not show any current Recognizable Environmental Conditions (as defined in ASTM E1527-05) other than Recognizable Environmental Conditions that are easily remedied, and the cost of such remedy is known and immaterial.
Section 7.4.    Conditions Precedent to Conversion.
The Project Debt of a Co-Borrower shall Convert to a term loan upon the satisfaction of the conditions precedent set forth in this Section 7.4:
(a)    Lender shall have received a Conversion Date Base Case Model in form and substance reasonably satisfactory to it that demonstrates, among other matters, that the Co-Borrower will maintain the Minimum Debt Service Coverage Ratio through the Maturity Date.
(b)    Such Co-Borrower shall have repaid to the Lender the principal amount of the Project Debt that may be required to meet the Minimum Debt Service Coverage Ratio, plus all accrued and unpaid Fees that may be due and owing. Such Co-Borrower shall have executed such amendments to the Note as may be deemed necessary by the Lender to reflect an amortization schedule over a period of time equal to the term of the PPA less two years, with a balloon payment of all outstanding principal and interest on the Maturity Date.
(c)    Lender shall have received a certificate from the Parent, on behalf of such Co-Borrower, dated the date such Project Debt is proposed to be Converted, certifying that:
(i)    each representation and warranty of the applicable Co-Borrower set forth in the Loan Documents is true and correct in all material respects as if made on such date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date);
(ii)    no Default or Event of Default has occurred and is continuing for such Co-Borrower or with regard to the Parent or the Sponsor Guaranty, or will result from the Conversion; and
(iii)    each Project Document (other than those that have been fully and finally performed or have terminated in accordance with the terms thereof) and each Applicable Permit, in each case, with respect to the applicable Project, remains in full force and effect and no defaults have occurred and are continuing under any Project Document the effect of which could reasonably be expected to have a Material Adverse Effect.
(d)    Such Co-Borrower shall have obtained and delivered to the Lender copies of all material Applicable Permits required for the ownership and operation of such Co-Borrower’s Project but not previously delivered by such Co-Borrower to the Lender in form and substance reasonably satisfactory to the Lender and a certificate executed by an Authorized Officer, in form and substance reasonably satisfactory to the Lender, certifying that all such Applicable Permits are in full force and effect, including, if needed, filing with FERC a notice of self-certification of QF status for applicable Project, and thereby obtaining QF status for such Project.
(e)    Such Co-Borrower shall have obtained and delivered to the Lender fully executed copies of all Project Documents required for the ownership and operation of such Co-Borrower’s

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Project but not previously delivered by such Co-Borrower to the Lender, in form and substance reasonably satisfactory to the Lender.
(f)    Evidence satisfactory to the Independent Engineer that all material work in connection with the applicable Project requiring inspection by any Governmental Authorities having jurisdiction has been duly inspected and approved in all material respects by such authorities and that any Governmental Approvals required to be issued in connection therewith have been issued by such Governmental Authorities.
(g)    Such Co-Borrower shall have obtained and delivered to the Lender (i) a report from the Independent Engineer covering the technical and economic feasibility of the applicable Project (including a review of transmission, engineering design, equipment selection, site characteristics, Project Documents, status of permits and licenses, ability of the Project to meet regulatory and contractual requirements, ability to maintain the Minimum Debt Service Coverage Ratio for all periods until the Maturity Date, completion of acceptance tests and the net production forecast for the Project); and (ii) a certificate of the Independent Engineer which confirms that the applicable Project has achieved COD in accordance with the terms, conditions, and provisions of the Project Documents and Applicable Permits, in each case, with respect to such Project.
(h)    If such Co-Borrower owns or leases real property (as compared to a license for access to the Project Site) the applicable Co-Borrower shall deliver to the Lender:
(i)    a current or currently certified survey of the proposed applicable Project certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys;
(ii)    a “Phase I” environmental site assessment of the applicable Project not more than twelve (12) months old, which report has been prepared by an environmental engineering firm reasonably acceptable to the Lender, and any other environmental assessments or other reports relating to the Co-Borrower’s Project, including, without limitation, any “Phase II” environmental site assessment prepared or recommended by such environmental engineering firm to be prepared for such Co-Borrower’s Project, and such Environmental Reports do not show any current Recognizable Environmental Conditions (as defined in ASTM E1527-05) other than Recognizable Environmental Conditions that are easily remedied, and the cost of such remedy is known and immaterial;
(iii)    a copy of an endorsement to the title policy with respect to the Mortgaged Premises, if any, on which the applicable Project is being developed, dating down such title policy to the date of Conversion, insuring the continuing first priority Lien of the Mortgage (except, as to the priority of such Lien, for any Permitted Liens that, pursuant to Applicable Law, are entitled to a higher priority than the Lien of the Mortgage), setting forth no exceptions other than (x) Permitted Liens or (y) matters otherwise approved by the Lender, and otherwise in form and substance reasonably satisfactory to the Lender; and
(iv)    an executed Mortgage in favor of Lender.
(i)    Delivery to the Lender of an Annual Operating Budget with respect to the Project as part of the Closing Date Base Case Model.

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(j)    The Lender shall have received a certificate, dated as of the Conversion Date, duly executed by an Authorized Officer of such Co-Borrower, in form and substance satisfactory to the Lender, confirming that all insurance premium payments due and payable as of the Conversion date have been paid and that the insurance complies with the requirements of this Agreement.
(k)    There has not been filed with or served upon such Co-Borrower with respect to the applicable Project or any part thereof any notice of any Lien or claim of any Lien (other than Permitted Liens) that has not been released or for which a bond has not been obtained.
(l)    Such Co-Borrower shall have funded (i) all deposits required to be made on or before the Conversion Date pursuant to the applicable Depository Agreement, and (ii) each reserve account as required or permitted under the applicable Depository Agreement.
(m)    Delivery to the Lender of evidence to its satisfaction that the applicable Project is eligible to produce Renewable Attributes under the Applicable Law of the State in which such Project is located and all conditions precedent to the delivery of the output of the Project under the PPA have been satisfied.
(n)    Delivery to the Lender of executed agreements in form and substance reasonably satisfactory to the Lender regarding the supply of spare parts from such of the Sponsor’s present and future partners and licensees and such other affiliates of Sponsor as may be necessary for Lender or a replacement operator to operate and maintain the Project.
ARTICLE VIII.    REPRESENTATIONS AND WARRANTIES
Section 8.1.    Representations and Warranties.
In order to induce the Lender to enter into this Agreement and to make the Loan Facility available and make each Project Advance to the applicable Co-Borrower, except as otherwise disclosed to the Lender in writing and accepted by the Lender in writing, Parent hereby represents and warrants to the Lender as of the Agreement Date, and Parent and the applicable Co-Borrower hereby represent and warrant to the Lender, Severally as to itself and its Project only, except as otherwise disclosed to the Lender in writing and accepted by the Lender in writing, as of the Closing Date with regard to such Co-Borrower, the making of each Project Advance hereunder and on the Conversion Date, as follows:
(a)    Organization; Power; Qualification. Parent and each such Co-Borrower is a legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its formation has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.
(b)    Ownership Structure. Sponsor owns all of the Equity Interests in Parent. Parent owns all of the Equity Interests in such Co-Borrower, subject to Permitted Equity Transfers.
(c)    Authorization. Parent and each such Co-Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain advances of proceeds of the Loan Facility hereunder. Parent and each such Co-Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which

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it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which Parent and each such Co-Borrower is a party have been duly executed and delivered by the Authorized Officer of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.
(d)    No Conflicts. Parent and each such Co-Borrower has duly authorized, executed and delivered each Loan Document to which it is a party, and the execution and delivery thereof and the consummation of the transactions contemplated thereby by Parent and each such Co-Borrower in with the terms thereof or performance of its obligations thereunder (i) does or will contravene (A) any Legal Requirements applicable to or binding on it or any of its properties; (ii) does or will contravene or result in any material breach of or constitute any material default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; or (iii) does or will require the consent or approval of any Person at such time, which has not already been obtained.
(e)    Project Documents. With respect to the applicable Project:
(i)    Adequate Rights. The services to be performed, the materials to be supplied and the real property interests and other rights granted to such Co-Borrower pursuant to the Project Documents identified on the Project Document Schedule for such Project:

(1)
comprise all of the property interests reasonably necessary or that would be customarily obtained to develop, construct, own, operate and maintain such Project (including the generation, transmission, delivery and sale of electric energy and Renewable Attributes therefrom) in accordance with all Applicable Laws and in accordance with the Construction Schedule, the Project Budget, Applicable Permits and the Project Documents;

(2)
are sufficient for (A) the development and construction of such Project during the Construction Period, (B) the generation, transmission, delivery and sale of electric energy and Renewable Attributes and the performance by such Co-Borrower of its obligations under the and the PPA, and (C) the operation and maintenance of such Project in good working condition (ordinary wear and tear excepted) and Prudent Utility Practices during the COD Period;

(3)	are sufficient for the conduct of such Co-Borrower’s business and the performance of its obligations under the Loan Agreement through the Maturity Date;

(4)	are sufficient to enable such Project to be located, constructed, operated and maintained on its Project Site; and

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(5)	provide adequate ingress and egress for the construction, operation and maintenance of such Project under any and all of its Project Documents.
(ii)    Certification and Validity. Each Project Document listed in the Project Document Schedule for the applicable Project, upon execution by the relevant parties thereto, will be in full force and effect and binding upon and enforceable against such Co-Borrower and, to the knowledge of such Co-Borrower, all other parties thereto in accordance with its terms subject to the Bankruptcy Code, creditor’s rights, the availability of injunctive relief, specific performance and other general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity. No default (following the expiration of all applicable grace periods relating thereto) has occurred and is continuing under any Project Document as a result of a breach thereof by such Co-Borrower or, to the knowledge of such Co-Borrower, by any Project Counterparty, that would reasonably be expected to have a Material Adverse Effect on such Project. No Project Document has been further modified, amended or supplemented in any respect, or any waiver thereof granted, by any Co-Borrower except in accordance with this Agreement.
(iii)    Project Document Representations. Each of the representations and warranties made by such Co-Borrower in the applicable Project Documents were true and correct in all material respects as of the date made or deemed made and remain true as of the Closing Date and as of the date of each Project Advance. To such Co-Borrower’s knowledge, the representations and warranties of the Project Counterparties were true and correct in all material respects as of the time made or deemed made by such counterparties and remain true as of the Closing Date and as of the date of each Project Advance.
(f)    Permits. With respect to the applicable Project;
(i)    there are no material Permits under Applicable Laws, including Hazardous Materials Laws, applicable to such Co-Borrower or such Project that are or will become Applicable Permits other than the Applicable Permits described on the Project Permit Schedule applicable to such Project;
(ii)    all Applicable Permits are listed on the Project Permit Schedule applicable to such Project and copies of all such Applicable Permits obtained as of the date thereof have been delivered to Lender;
(iii)    the applicable Co-Borrower has obtained all Applicable Permits which may be obtained as of the date thereof;
(iv)    each material Applicable Permit obtained as of the date thereof is validly issued, final, in full force and effect and is not subject to any current appeal, legal proceeding or any unsatisfied condition that could reasonably be expected to allow for material modification or revocation and all applicable rehearing or appeal periods with respect thereto have expired;
(v)    the applicable Co-Borrower is in compliance in all material respects with all applicable requirements of each Applicable Permit obtained as of the date thereof; and

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(vi)    each Applicable Permit that has not been issued is expected by such Co-Borrower, and can be reasonably expected, to be obtained on commercially reasonable terms and conditions when needed; and
(vii)    no Applicable Permit has been modified, amended or supplemented in any manner and no Co-Borrower has entered into any stipulations, amendments or agreements with any Governmental Authority issuing any Applicable Permit(s) except as permitted hereunder.
(g)    Compliance with Law; Governmental Approvals. Such Co-Borrower is in compliance with each Governmental Approval and all other Applicable Laws relating to it or to him in all material respects, as applicable, except in such instances in which: (A) such requirement of Applicable Law is being contested in good faith by appropriate proceedings diligently conducted; and (B) the failure to comply with such requirement of Applicable Law is not reasonably likely to cause a Material Adverse Effect.
(h)    Title; Ownership of Properties; Real Estate Interests; All Necessary Rights and Support Services. With respect to the applicable Project:
(i)    Title; Ownership; Maintenance. Such Co-Borrower has and will have, good and marketable title with respect to all owned personal property including to the assets and property that comprise such Project and a legal and valid fee simple, leasehold, license to occupy, or easement interest (as applicable) in and to its Project Site, and all of the Collateral then existing relating to such Project, in each case free and clear of all Liens or other exceptions to title other than Permitted Liens. Such Co-Borrower owns no assets other than assets other than those included in the Collateral. Upon execution of the applicable Security Documents and filing of the applicable UCC financing statements with respect to such Project, the Lender shall have a valid and subsisting first priority Lien of record on such Co-Borrower’s rights, title, and interests in and to the Project Site, and a first priority perfected security interest in all the personal property described in the Security Documents that may be perfected by filing, subject to no Liens except Permitted Liens. All of the properties presently owned by such Co-Borrower that are necessary for the timely development, construction, installation, ownership, operation, use and maintenance of the Project are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with Prudent Utility Practices.
(ii)    Real Property Interests. Schedule 8.1(h)(ii) attached hereto and made a part hereof (as may be updated by such Co-Borrower from time to time) identifies all of the property interests reasonably necessary to design, develop, construct, install, use, operate, and maintain such Project (including to generate, transmit, deliver and sell electric energy and Renewable Attributes), in each case in accordance with the applicable Project Documents, Applicable Permits and the Loan Documents.
(iii)    Proper Subdivision; Zoning. If such Co-Borrower owns or leases real property (as compared to a license for access to the Project Site) on the applicable Conversion Date, its Mortgaged Premises do not need to be subdivided from larger tracts of land in order to be made subject to a Lien, and its Project Site may be leased, conveyed, made subject to a Lien and otherwise dealt with as separate legal lots or parcels subject to the extent and limitations of the applicable Co-Borrower’s rights, title and interest therein and

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thereto. The use of the Project Site for the Project is in material compliance with all Applicable Laws, including all zoning and land use restrictions, except in such instances in which (a) such requirement of Applicable Law is being contested in good faith by appropriate proceedings diligently conducted, and (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(iv)    Land Not in Flood Zone. Neither the Project Site nor any Collateral applicable to such Project includes improved real property that is or will be located in an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.
(v)    Utility. All utility services (including gas, electrical, water and sewage services), internet, transmission, means of transportation, facilities and other materials necessary for the timely design, development, construction, installation, use, operation and maintenance of such Project for its intended purposes (including to generate, transmit, deliver and sell electric energy and Renewable Attributes) and the conduct of such Co-Borrower’s business are, or will be when needed, available at to such Project and arrangements in respect thereof have been or will be made on commercially reasonable terms.
(vi)    Structural Integrity and Utilities and Building Electrical System. Such Co-Borrower or its Affiliate and its or their consultants (including, but not limited to, engineers), have examined its Project Site and confirmed that all utilities services (including gas, electrical, water and sewage services), internet, transmission, means of transportation, facilities and other materials necessary for the timely design, development, construction, installation, use, operation and maintenance of the Project for its intended purposes (including to generate, transmit, deliver and sell electric energy and Renewable Attributes) are suitable and adequate and no upgrades, or costs, are required for such Project or the transactions contemplated by its Project Documents except as set forth in the Closing Date Base Case Model.
(vii)    Access. The applicable Project Site includes direct and/or indirect access to and from a public road and such Co-Borrower has all use and other rights necessary to develop, construct, own, maintain, repair, replace, remove and operate such Project on such Project Site.
(viii)    Project Location. Such Project and all parts thereof are, and will be, located in an area within the Project Site.
(ix)    Other Support. Other than those available under its Project Documents, there are no services, materials or rights required for the timely design, development, construction, installation, use, operation or maintenance of such Project (including the generation, transmission, delivery or sale of electric energy or Renewable Attributes therefrom).
(x)    Equity Interests.Parent’s only assets are the Equity Interests it holds in the Co-Borrowers and other wholly-owned subsidiaries that are developing fuel cell projects.
(i)    Transmission; Interconnection. With respect to the applicable Project:

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(i)    All necessary easements, rights of way, licenses and agreements for interconnection and transmission necessary to carry all electric energy generated from such Project and contemplated to be delivered under the Interconnection Agreement have been or will be acquired, including all necessary rights to meters, substations, poles, lines, wires and cables.
(ii)    Such Project shall be interconnected to the applicable Interconnection Provider’s system and with such interconnection, such Project shall then be connected to the electric utility grid. No upgrades, improvements or relocations of existing utility lines or poles are required for such Project to be synchronized to the electric utility grid except as set forth in the Interconnection Agreement. If the Project will be interconnected on a net metered basis, all necessary documentation related thereto has been fully executed and all necessary approvals related thereto have been obtained, and copies of such documents and approvals have been provided to the Lender.
(j)    Project Completion Date; Construction Costs. With respect to the applicable Project, such Co-Borrower estimates, in good faith, that (i) the Final Completion of such Project will occur prior to the end of the Construction Period, (ii) all upgrades or modifications, if any, necessary, to generate, transmit and deliver electric energy in all amounts up to and including its respective nameplate capacity will have been made prior to the end of the Construction Period, and (iii) the aggregate proceeds of the applicable Project Debt, together with the aggregate equity contributions made to the Co-Borrower with respect to such Project, will be sufficient to timely achieve Final Completion of such Project as and when provided in Section 8.1(j)(i) above.
(k)    Renewable Attribute Compliance; FPA and PUHCA. With respect to the applicable Project:
(i)    On or before the initial sale of Renewable Attributes from such Project, such Co-Borrower and such Project, as applicable, will be eligible and duly authorized pursuant to any applicable law to perform such obligations and sell Renewable Attributes generated by such Project as contemplated under the applicable PPA.
(ii)    The EPC Agreement provides for the construction of such Project in a manner that, upon Project Substantial Completion, (1) such Project will satisfy all of the applicable renewable energy portfolio standards, (2) such Project will be able to maintain its eligibility and authorization under applicable renewable energy portfolio standards and the other Applicable Laws necessary for the sale of Renewable Attributes, (3) will entitle such Co-Borrower to generate, transmit and deliver all Renewable Attributes from such Project and (4) will entitle such Co-Borrower to sell all Renewable Attributes.
(iii)    Such Co-Borrower is not an investment company within the meaning of the Investment Company Act of 1940. If required under Applicable Law, such Co-Borrower is, or will be at least forty-five (45) days prior to initial synchronization, a QF, and Parent is, or will be, at least forty-five days prior to initial synchronization of a Project, a “holding company” under Section 1262 of PUHCA 2005, provided, however, that Parent shall be exempt from FERC’s access to books and records under Section 1265 of PUHCA 2005 in accordance with Section 366.3(a) of the FERC’s implementing regulations (18 C.F.R. § 366.3(a) (2010)) as a holding company solely with respect to ownership of one or more EWGs, QFs or foreign utility companies. Such Co-Borrower nor any of its Affiliates is or

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has been determined by the FERC to be subject to, or not exempt from, regulation under PUHCA 2005.
(iv)    With respect to sales of electric energy at retail, neither the Lender nor such Co-Borrower will become subject to financial, organizational or rate regulation as a “public utility”, “electric power supplier” or similar entity under any existing State law, rule or regulation solely as a result of (1) the construction, ownership, leasing or operation of any Project, (2) the sale of electric energy, capacity, ancillary services at wholesale or retail, (3) the sale of Renewable Attributes any the Project, or (4) any transaction contemplated hereby or thereby.
(l)    Litigation. There are no claims, actions, suits, or proceedings pending, or, to such Parent’s or Co-Borrower’s knowledge, threatened against Parent and each such Co-Borrower or affecting the applicable Project or any of the improvements located thereon.
(m)    Taxes. All material federal, state and other tax returns of Parent and each such Co-Borrower required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, Parent and each such Co-Borrower and its properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 9.7 of this Agreement. None of the United States income tax returns of Parent or any Co-Borrower is under audit. All charges, accruals and reserves on the books of the Parent and each such Co-Borrower in respect of any taxes or other governmental charges are in accordance with GAAP or another method of accounting reasonably acceptable to the Lender (such as tax basis accounting) consistently applied.
(n)    Financial Statements. All financial statements and information heretofore and hereafter delivered to the Lender by such Co-Borrower, including, without limitation, information relating to the financial condition of such Co-Borrower, its Project, the partners, joint venturers, or members of such Co-Borrower, fairly and accurately represent the financial condition of the subject thereof in all material respects and have been prepared (except as noted therein) in accordance with GAAP or another method of accounting reasonably acceptable to the Lender (such as tax basis accounting) consistently applied. Such Co-Borrower hereby acknowledges and agrees that the Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.
(o)    No Material Adverse Change. There has been no material adverse change in the financial condition of such Co-Borrower since the date of its latest financial statements which have been furnished to the Lender and, except as otherwise disclosed to the Lender in writing, such Co-Borrower has not entered into any material transaction which is not disclosed in such financial statements.
(p)    Margin Stock. Such Co-Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
(q)    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable by such Co-Borrower with respect to the transactions contemplated hereby except as disclosed in writing to the Lender. No other similar fees or commissions will be payable by such

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Co-Borrower for any brokerage or other similar services rendered to such Co-Borrower ancillary to the transactions contemplated hereby except as disclosed in writing to the Lender.
(r)    Accuracy and Completeness of Information.
(i)    All written information, reports and other papers and data furnished to the Lender by, on behalf of, or at the direction of, such Co-Borrower were, at the time the same were so furnished, when taken as a whole, after giving effect to any supplemental information, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter (other than projections, budgets and other “forward-looking” information that have been prepared on a reasonable basis in good faith based on assumptions believed to be reasonable at the time).
(ii)    No fact is known to such Co-Borrower which has had, or is likely in the future to have (so far as any Co-Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 8.1(n) above or in such information, reports or other papers or data or otherwise disclosed in writing to the Lender.
(iii)    No document furnished or written statement made to the Lender by, on behalf of, or at the direction of, any Co-Borrower in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Co-Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading (other than projections, budgets and other “forward-looking” information that have been prepared on a reasonable basis in good faith based on assumptions believed to be reasonable at the time).
(s)    OFAC. Such Co-Borrower nor any its Affiliates: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (hereinafter referred to as “OFAC”) available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loan Facility will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.
(t)    Security Interests. Each of the Security Documents creates, as security for the Obligations, a valid and enforceable first priority Lien on all of the Collateral described therein in favor of the Lender, superior to and prior to the rights of all third Persons and subject to no other Liens (except for Permitted Liens).
(u)    Insurance. The applicable Project and other assets of such Co-Borrower are insured with financially sound and reputable insurance companies which not are not an Affiliate of such Co-Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried

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by companies engaged in similar businesses and owning similar properties in similar locations, and such Co-Borrower currently maintains the insurance required by Section 9.6 of this Agreement.
(v)    Employee Matters. Such Co-Borrower has not, nor has it ever had, any employees or any employee benefit plans.
Section 8.2.    Survival of Representations and Warranties, Etc.
All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, each Closing Date, the making of any Project Advance and the Conversion Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances disclosed to the Lender in writing and accepted by the Lender in writing. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loan.
ARTICLE IX.    AFFIRMATIVE COVENANTS
For so long as this Agreement is in effect, unless the Lender shall otherwise expressly consent in the manner provided for in Section 13.7 of this Agreement, Parent and the Co-Borrowers, on a Several basis, shall comply with all of the following covenants:
Section 9.1.    Preservation of Existence and Similar Matters.
Parent and each such Co-Borrower shall preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified would reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Compliance with Applicable Laws.
Such Co-Borrower shall, at its expense, (a) comply, or cause compliance with all Applicable Laws, including all Hazardous Materials Laws, relating to its Project or applicable to such Co-Borrower or the conduct of its business and the timely development, construction, installation, ownership, operation, use and maintenance of its Project and the generation, transmission, delivery and sale of electric energy and Renewable Attributes; (b) procure, maintain and comply with, all Applicable Permits (as and when required to be procured, maintained and/or complied with under Applicable Laws); (c) keep all Applicable Permits valid and in full force and effect; and (d) in the case of a change of name or corporate organization involving such Co-Borrower, take such actions, including the filing of UCC amendments and appropriate notices with all Governmental Authorities that have issued Applicable Permits, to maintain in full force and effect each Applicable Permit, as may be necessary under Applicable Law; except, in each case, such instances in which (1) such requirement of Applicable Law or Applicable Permit is being contested in good faith by appropriate proceedings diligently conducted or (2) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 9.3.    Construction; Funding of Construction Costs.

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(a)    The Parent shall make such additional capital contributions to such Co-Borrower as may be necessary for such Co-Borrower to pay in full all costs and expenses to achieve COD of such Co-Borrower’s Project based on the full nameplate capacity of such Project as described to the Lender in the applicable Closing Date Base Case Model, except if a Project Release with regard to such Co-Borrower’s Project Debt has occurred.
(b)    Such Co-Borrower shall do or cause to be done all things necessary for the development acquisition, construction, installation, and completion of such Co-Borrower’s Project and cause such Project to achieve COD before the end of the Construction Period, substantially in accordance in all material respects with the Project Documents with respect to such Project.
(c)    Such Co-Borrower shall do or cause the completion of any and all upgrades or modifications necessary to generate, transmit, deliver and sell electric energy, thermal heat and Renewable Attributes in all amounts up to and including the nameplate capacity identified in the applicable Closing Date Base Case Model of such Co-Borrower’s Project before the end of the Construction Period.
Section 9.4.    Additional Permits and Project Documents. Such Co-Borrower shall:
(a)    Additional Permits. Deliver to the Lender promptly, but in no event later than ten (10) Business Days after the receipt thereof by such Co-Borrower, copies of (i) all Applicable Permits or Project Documents obtained or entered into by such Co-Borrower after the Closing Date; (ii) any amendment, supplement or other modification to any Applicable Permit received by a Co-Borrower after the Closing Date; and (iii) all material notices relating to each Project received by any Co-Borrower from any Governmental Authority.
(b)    Project Documents. With respect to any Project Document entered into by such Co-Borrower after the Closing Date, (i) deliver to the Lender documents necessary to cause the such Co-Borrower’s interests in, to and under such Project Document to be assigned, pledged and/or mortgaged, if applicable, to the Lender and (ii) cause, with respect to Project Documents, its Project Counterparty to execute and deliver to the Lender a consent in form and substance satisfactory to the Lender.
(c)    Description of the Mortgaged Premises. In the event the as-built drawings required to be delivered to the Lender in accordance with Section 7.4(g) of this Agreement disclose that any part of the applicable Project is located in an area not within such Co-Borrower’s Mortgaged Premises as previously identified to the Lender, such Co-Borrower shall promptly cause the execution and delivery of all documents as may be necessary or desirable to validly amend the description of such Mortgaged Premises so that no portion of such Project is located in any area not within the Mortgaged Premises.
Section 9.5.    Operation and Maintenance of Properties. Such Co-Borrower shall:
(a)    Until the Conversion Date applicable to its Project Debt with respect to its Project, develop, construct, install, operate, maintain and preserve all of its buildings, facilities, equipment, improvements and other property that are or will be incorporated into or comprise such Project (i) in good working order and condition, ordinary wear and tear excepted, (ii) in accordance with Prudent Utility Practices, (iii) in accordance with all Applicable Permits, Project Documents and all Applicable Laws except in such instances in which (a) such requirement of Applicable Permit or Applicable Law is being contested in good faith by appropriate proceedings diligently conducted

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or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iv) in a manner so as to preserve the warranties provided to such Co-Borrower under applicable Project Documents and (v) in accordance with the Plans and Specifications, Project Budget and the Project Documents.
(b)    Maintain, preserve and protect all intellectual property (whether owned by such Co-Borrower or used by such Co-Borrower pursuant to a contract or license) necessary or advisable for the timely development, construction, installation, ownership, operation, use and maintenance of its Project and generation, transmission, delivery and sale of electric energy and Renewable Attributes in accordance with the applicable Project Documents.
(c)    From and after the Conversion Date applicable to the Project Debt with respect to its Project, keep, operate, maintain and preserve its Project, or cause the same to be kept, operated, maintained and preserved (i) in good working order and condition (ordinary wear and tear excepted), (ii) in accordance with Prudent Utility Practices, and (iii) in accordance with all Applicable Permits and all Applicable Laws and all applicable requirements of the Project Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep and operate its Project in such condition, except (a) as permitted under the applicable Project Documents, or (b) in such instances in which (1) such requirement of Applicable Law or Applicable Permit is being contested in good faith by appropriate proceedings diligently conducted or (2) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The parties acknowledge that actual construction and operating costs may vary from those set forth in the Annual Operating Budget and Annual Operating Plan and such Co-Borrower shall not be considered in violation of this Section 9.5(c) if (x) such violation is solely due to annual expenses exceeding the amounts contemplated in the Annual Operating Budget or Annual Operating Plan by no greater than one hundred and ten (110%) of the corresponding amount set forth in the applicable Annual Operating Budget or Annual Operating Plan for such year in the aggregate or (y) such Co-Borrower will be able to maintain the Minimum Debt Service Coverage Ratio until the Maturity Date (after giving effect to the payment of such operating costs).
(d)    At least thirty (30) days prior to the beginning of the first full calendar year immediately following the Conversion Date and thereafter no later than thirty (30) days prior to the end of each calendar year, each Co-Borrower shall prepare and deliver to the Lender a draft annual operating plan and a draft annual operating budget in a form reasonably acceptable to the Lender for the ensuing calendar year. Each draft annual operating budget shall be prepared on a substantially similar basis to the immediately preceding Annual Operating Budget and consistent with the methodology set forth in the Conversion Date Base Case Model, and shall include the same general categories of revenue and cost, including all operating and maintenance costs, debt service, insurance premiums and other costs, charges and liabilities payable by Co-Borrower, except as may otherwise be approved by the Lender, such approval not to be unreasonably withheld, conditioned or delayed. The draft annual operating budget shall reflect escalation of operating costs in accordance with the Project Documents and other changes in circumstances, as applicable. Any draft annual operating budget and draft annual operating plan shall become the Annual Operating Budget and the Annual Operating Plan for purposes of this Agreement after Lender has approved such respective drafts (such approval or disapproval to be communicated to the applicable Co-Borrower within thirty (30) days after the Lender’s receipt of such draft annual operating budget or draft annual operating plan, and shall not be unreasonably withheld, conditioned or delayed). Any approved Annual Operating Budget and Annual Operating Plan may be amended with the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. If the Lender

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disapproves a draft annual operating budget or draft annual operating plan under circumstances where its approval is required, the Lender shall notify the applicable Co-Borrower and detail the items that are disapproved and the reason for such disapproval. Such Co-Borrower shall be entitled to revise any such draft annual operating budget or draft annual operating plan and deliver such revised draft to the Lender. Until any draft annual operating budget becomes the Annual Operating Budget as provided herein, the Annual Operating Budget most recently in effect shall continue to apply, except that any items of the then‑proposed draft annual operating budget that have been approved by the Lender shall be given effect in substitution of the corresponding items in the Annual Operating Budget most recently in effect.
Section 9.6.    Insurance.
(a)    Insurance. Parent and/or each Co-Borrower shall, while any obligation of such Parent and/or any Co-Borrower under any of the Loan Documents remains outstanding, maintain at such Parent and/or Co-Borrowers’ sole cost and expense, the following policies of insurance, appropriate for the exposures that exist with respect to its Project, in form and substance reasonably satisfactory to the Lender (capitalized terms used in this Section 9.6 and not otherwise defined in this Agreement shall have the same meaning as such terms are commonly and presently defined in the insurance industry):
(i)    Title Insurance. If such Co-Borrower owns or leases real property, a lender’s policy of title insurance complying with the requirements of Section 7.4(g) of this Agreement. At all times while said Project remains part of the Collateral hereunder, such Co-Borrowers shall deliver to the Lender, within ten (10) Business Days of the Lender’s written request, such other reasonably available endorsements to said lender’s policy of title insurance as the Lender may reasonably require with respect to said Project, including, without limitation, a date-down endorsement up to twice per year. Additionally, if requested by the Lender, if, as, and when such Co-Borrower acquires ownership of the improvements located on said Project, Parent and/or such Co-Borrower shall cause a lender’s policy of title insurance to be issued to the Lender complying with the requirements of Section 7.4(g) of this Agreement, insuring the Lender’s first priority lien against said improvements.
(ii)    Builder’s All-Risk Insurance. During the Construction Period, and until Final Completion, the Parent and/or each Co-Borrower shall maintain or caused to be maintained Builders “All-Risk” or equivalent all-risk installation insurance, as such term is used in the insurance industry, in an amount that is not less than the full replacement cost value and covering all construction, erection or installation work including without limitation coverage for mechanical and electrical breakdown and all forms of testing and commissioning required to complete the Project (as applicable) including coverage for resulting or ensuing damage arising out of design error, faulty materials or faulty workmanship, the perils of flood, earthquake, windstorm (named or unnamed), hail, lightning, strike, riot and civil commotion, vandalism and malicious mischief, subject to terms that are consistent with current industry practice insuring real and personal property of each Co-Borrower entity whether on or off the Project site (including an off-Site storage or warehouse location) and while in the course of inland transit (if any exposure), for an amount of not less than the full replacement cost value of the Project property and equipment at each location or in transit. All responsibility for verification of compliance with these insurance provisions shall rest solely with the Parent and/or each Co- Borrower.

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Sublimits are permitted with respect to the following perils:

(A)	off-Project site property, in an amount sufficient to cover the full replacement cost value of any property in storage;

(B)	inland transit (if any exposure), in an amount sufficient to cover the full replacement cost value of any shipment and delay in start-up exposure;

(C)
earthquake, per occurrence and annual aggregate earthquake limits in an amount required by the Lender and which limit shall be subject to further review and evaluation (including increases) by the Lender with terms of coverage reasonably acceptable to the Lender;

(D)
flood, windstorm (named or unnamed) including storm surge, and earthquake in an amount sufficient to cover the full replacement value of the insured property, which limit shall be subject to further review and evaluation (including increases) by Lender, with terms of coverage reasonably acceptable to the Lender; and

(E)
such other coverages that are customarily sub-limited and/or aggregated or restricted in reasonable amounts consistent with current industry practice with respect to similar risks and acceptable to Lender, including without limitation, expediting expense, debris removal, pollutant cleanup, professional fees and ordinance or law coverage including the increased cost of construction to comply with the enforcement of any law that regulates the construction or repair of damaged property including the cost to demolish undamaged portions of the Project.

The Builder’s All Risk policy may have per occurrence deductibles of not greater than $100,000; provided that, in the case of earthquake and windstorm (including storm surge and flood), such per occurrence deductible shall be the lowest deductible commercially available and acceptable to Lender. Such deductibles are expected to be in the range of 2.5% - 5% (depending on the zone or level) of the total insured value of the Project at the time of loss.
(iii)    Delay in Startup.

(A)
During the Construction Period and as part of the Builders All Risk policy, and until the Final Completion Date, the Parent and/or each Co-Borrower shall maintain or cause to be maintained, delay in startup insurance following all perils required to be insured above under the Builder’s All-Risk insurance, including mechanical or electrical breakdown, inland transit and off-Project site storage perils, with per occurrence limits (other than for the perils subject to an aggregated sublimit) in an amount required by the Lender (to the extent such coverage is available on commercially reasonable terms). Such policies shall include sums adequate to cover the debt service payments of each Co-Borrower (taking into account any insurance proceeds receivable by the Parent and/or the Co-Borrower with respect to losses to the Project and the fixed/ continuing expenses with a 12 month indemnification period). If coverage is subject to an

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indemnification period, such period shall not be less than the greater of 12 months, or the maximum time period it would take to remanufacture, reship and reinstall the subject equipment.

(B)
First tier contingent delay in startup coverage shall also be included with a limit for the contingent exposure of an indemnification period of 12 months, on terms and conditions reasonably acceptable to the Lender to the extent such coverage is available on commercially reasonably terms. This coverage shall not include any annual or term aggregate limits of liability, except to the extent that Parent and/or a Co-Borrower has reported monthly values to the insurer. The deductible or waiting period shall not exceed 45 days on a per occurrence basis.

(iv)    Property Insurance. From and after Final Completion, Parent and/or each Co-Borrower shall procure and maintain All Risk/Special Form Hazard Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Lender may reasonably require, insuring such Parent and/or Co-Borrower against damage to its Project and the improvements located thereon in an amount not less than 100% of the full replacement cost of said Project and improvements. Such coverage should adequately insure any and all Collateral pledged by such Co-Borrower to the Lender, whether such Collateral is onsite, stored offsite or otherwise, in transit or otherwise. Such coverage shall include mechanical and electrical breakdown, and the perils of flood, earthquake, windstorm (named or unnamed) subject to aggregated sublimits the minimum of which shall be sufficient to cover the full replacement cost value of the Project property, with the best available coverage on commercially reasonable terms, covering hail, lightning, strike, riot and civil commotion, vandalism and malicious mischief, subject to terms that are consistent with current industry practice, insuring all real and personal property of the Parent and/or each Co-Borrower whether at a fixed (including non-owned location for off-Site repair or refurbishment), off-Project site storage or a warehouse location or while in the course of inland transit (including any property of others for which the Project has risk of loss), for an amount of not less than the full replacement cost value of such property and equipment at each off-Project site location and that is sufficient to comply with the insurance requirements, if any, of this Agreement. All responsibility for verification of compliance with these insurance requirements shall rest solely with the Parent and/or the Co-Borrower.
Sublimits are permitted where such coverages are customarily sub-limited and/or aggregated or restricted in reasonable amounts consistent with current industry practice with respect to similar risks and acceptable to the Lender, including expediting expense, debris removal, pollutant cleanup, professional fees and ordinance or law coverage including the increased cost of construction to comply with the enforcement of any law that regulates the construction or repair of damaged property including the cost to demolish undamaged portions of the Project.
Unless otherwise reasonably agreed by the Lender, all such policies may have per occurrence deductibles of not greater than $100,000 for all perils, except where the lowest deductible commercially available and reasonably priced is in excess of $100,000, but in no event shall such deductible be more than two percent of the total insured value of the Project sustaining damage at the time of loss for high named windstorm and storm surge, as well as earthquake, or such other deductibles approved by the Lender.

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(v)    Business Interruption Insurance. As part of any Property All Risk policy, the Parent and/or each Co-Borrower shall maintain or cause to be maintained, with respect to the Project, business interruption insurance following all perils required to be insured under the Property insurance provision above, including mechanical or electrical breakdown and inland transit perils, with per occurrence limits in an amount required by the Lender (to the extent such coverage is available on commercially reasonable terms), which shall include projected debt service including principal, interest and any other fixed expenses, less any non-continuing expenses. If coverage is subject to an indemnification period, such period shall not be less than the greater of the longest lead time to repair or replace the most critical component, or 12 months. First tier contingent business interruption shall also be included with a limit and on terms and conditions acceptable to the Lender, to the extent such coverage is available on commercially reasonable terms. This coverage shall not include any annual or term aggregate limits of liability, except to the extent that Parent and/or the Co-Borrower has reported monthly values to the insurer, except with regards to insurance applicable to the perils of flood, earthquake and windstorm (named or unnamed) and such other coverages that may typically be aggregated above. The deductible or waiting period shall not exceed 45 days on a per occurrence basis.
(vi)    Ocean Cargo and Marine Advance Loss of Profits/Business Interruption Insurance. The Parent and/or each Co-Borrower shall maintain or cause to be maintained, ocean cargo insurance on an all-risk basis, to the extent an exposure exists and required by the Lender, in an amount not less than the replacement cost value of each shipment including coverage (if required by the Lender and available on a commercially reasonable basis) for marine advance loss of profits/marine business interruption (if the loss of such property being shipped is expected to extend an interruption of normal business operations of the Project) with limits and deductibles reasonably acceptable to the Lender.
(vii)    Liability Insurance. A policy of Commercial General Liability insurance and/or Excess Liability insurance, written on an occurrence basis, with coverages and limits as reasonably required by the Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the applicable Project and/or in the improvements located thereon. The Commercial General Liability policy will include coverage for products/completed operations, independent contractors, personal injury, separation of insureds, and mobile equipment, and shall extend coverage to claims and/or suits brought by the employees of Parent and/or Co-Borrower or their respective contractors or subcontractors of any tier, for bodily injury incurred on Lender’s or its affiliates property, the Project or premises (or the landowners of the property on which the Project is located), more commonly referred to as third party over actions. During the period of any construction and/or the commercial operation on said Project, the Parent and/or Co-Borrower shall cause its contractors and/or subcontractors to maintain in full force and effect any or all of the liability insurance required by Lender hereunder, including Excess Liability insurance. If Excess Liability insurance is required, it shall be following-form. The Lender and its affiliates, as well as the landowner of the site where the Project is situated, shall be named as an additional insured on any such policy or policies for both on-going and completed operations. The Liability Insurance required of Parent and/or each Co-Borrower or any of their respective contractors or subcontractors shall be primary to, and shall not seek contribution from, any similar insurance being maintained by Lender, its affiliates and the landowners of the site where the Project is situated. Whether such Co-Borrower employs a general contractor or performs such construction as an owner-builder, the Lender requires

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that coverage include statutory workers’ compensation insurance in statutorily required amounts, with employer’s liability coverage of $1,000,000 per employee/per accident. A waiver of subrogation shall be provided in favor of Lender, its affiliates, and the landowners of the site where the Project is located, on all policies of insurance required hereunder. If vehicles will be utilized by Parent and/or Co-Borrower or one of their respective contractors or subcontractors on a Project site, an Automobile Liability policy shall be procured and maintained with a minimum combined single limit of $1,000,000.
(viii)    Pollution Liability Insurance. At all times, if not insured in the General and Excess liability coverages, the Parent and/or Co-Borrower shall procure a limit of not less than $2,000,000 (primary and excess) insurance for property damage and bodily injury to third parties arising out of “sudden and accidental” pollution conditions as a result of Project operations and unknown pre-existing conditions. All such coverage can be included in the commercial general liability and umbrella or excess liability policies or provided under a separate pollution liability policy. Claims made coverage forms are acceptable. Deductibles in excess of $100,000 shall be subject to review and approval by the Lender.
(ix)    Other Coverage. Such other reasonable insurance in such reasonable amounts as the Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the applicable Project located in or around the region in which said Project is located. Such coverage requirements may include, but are not limited to, coverage for earthquake, acts of terrorism, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental..
(b)    General. Such Parent and/or each Co-Borrower shall provide, or cause to be provided, to the Lender insurance certificates or other evidence of coverage in form reasonably acceptable to the Lender, with coverage amounts, deductibles, limits, and retentions as required by the Lender. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the applicable Project is located and must have an A.M. Best Company financial rating and policyholder surplus reasonably acceptable to the Lender.
(c)    Foreclosure. In the event of the foreclosure of any Security Document in extinguishment or partial extinguishment of the Obligations of such Parent and/or Co-Borrower thereunder, all rights, title and interests of such Parent and/or Co-Borrower in and to all insurance policies then in force shall pass (to the extent provided in such policies) to the purchaser or to the Lender, as the case may be, and the Lender is hereby irrevocably appointed by such Parent and/or Co-Borrower as attorney-in-fact for such Parent and/or Co-Borrower (such power of attorney being coupled with an interest) to assign (to the extent permitted in such policies) all of such Parent’s and/or Co-Borrower’s rights, title and interests in and to any such policy to said purchaser or to the Lender, as the case may be, in the event of a foreclosure described in the preceding sentence, without accounting to such Parent and/or Co-Borrower for any unearned premiums thereon.
Section 9.7.    Payment of Taxes and Claims.
(a)    Parent and each such Co-Borrower shall, and shall use its best efforts to cause its Project Counterparties to, pay and discharge when due (a) all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, including, without limitation, the applicable Project, and (b) all lawful claims of materialmen,

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mechanics, carriers, and warehousemen for labor, materials and supplies which, if unpaid, might become a Lien on any properties of such Person, including, without limitation, the applicable Project; provided, however, that this Section 9.7 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.
(b)    Parent and each such Co-Borrower shall file, as and when due, all Tax returns and pay, or cause to be paid, as and when due and prior to delinquency, all Taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Parent, such Co-Borrower or its Project and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on the properties of such Co-Borrower or its Project, unless, in each case, the same are being contested in good faith and by appropriate proceedings, with reserves established for such taxes as required by GAAP.
(c)    Such Co-Borrower shall pay, or cause to be paid, as and when due and prior to delinquency, all utility and other charges incurred in the design, construction, installation, operation, maintenance, use, occupancy and upkeep of any Project or in the generation, transmission, delivery or sale of the electric energy or the Renewable Attributes from such Project unless, in each case, the same are being contested in good faith and by appropriate proceedings, with reserves established for such taxes as required by GAAP.
(d)    Parent and such Co-Borrower shall pay, or cause to be paid, as and when due and prior to delinquency, all claims, levies or liabilities (including claims for labor, services, materials and supplies) for sums which if unpaid, might become a Lien upon any property (or part thereof) of Parent or such Co-Borrower unless the same is being contested in good faith and by appropriate proceedings, with reserves established for such taxes as required by GAAP.
(e)    Each Co-Borrower shall, at all times, be treated as a disregarded entity or a partnership for tax purposes.
Section 9.8.    Books and Records; Inspections.
Parent and each such Co-Borrower shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Parent and each such Co-Borrower shall permit representatives of the Lender to visit and inspect any of their respective properties (including, without limitation, the applicable Project), to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in such Co-Borrower’s presence if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice. Parent and each such Co-Borrower shall be obligated to reimburse the Lender for its reasonable out-of-pocket costs and expenses incurred in connection with the exercise of its rights under this Section 9.7 only if such exercise occurs while an Event of Default exists and is continuing.
Section 9.9.    Use of Proceeds.
Such Co-Borrower will only use the proceeds of its Project Debt for the purposes of financing (or reimbursing the itself for) a portion of its costs in constructing its Project. Such Co-Borrower shall not use

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any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
Section 9.10.    Further Assurances.
At Parent’s and such Co-Borrower’s cost and expense and promptly following the request of the Lender, Parent and each such Co-Borrower shall duly execute and deliver or cause to be duly executed and delivered to the Lender such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
Section 9.11.    Compliance with Project Documents and Applicable Permits. Such Co-Borrower shall:
(a)    Perform, comply with and observe all material covenants, obligations and other terms and provisions contained in each Project Document and each Applicable Permit to be performed or observed by it except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)    Maintain each Project Document and each Applicable Permit in full force and effect and in good standing in accordance with all Legal Requirements except in such instances in which (a) such Legal Requirements or requirement of Applicable Law is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(c)    Preserve, protect and defend the material rights of such Co-Borrower under each Project Document applicable to its Project, including, if appropriate in the reasonable business judgment of such Co-Borrower, prosecution of suits to enforce any material right of such Co-Borrower thereunder, enforcement of any claims with respect thereto, and otherwise enforcement against the relevant counterparties thereto each covenant, obligation or provision of any Project Document in accordance with its terms and in a manner consistent with (and subject to) the Co-Borrower’s obligations under the Loan Documents, including, upon the request or consent of Lender, enforcement of such Co-Borrower’s rights and remedies under any Project Documents to maximize the amount of liquidated damages available to such Co-Borrower under any Project Documents.
(d)    Exercise rights to audit, review and verify data, collections, metering, capacity or calculations under the Project Documents applicable to its Project.
(e)    Pay in full on the date due any and all sums due under the Project Documents and Applicable Permits applicable to its Project in accordance with the terms thereof, except for (i) sums being contested in good faith by appropriate proceedings and with respect to which such Co-Borrower has created reserves which are determined by such Co-Borrower to be adequate by the application of GAAP consistently applied or (ii) the failure to pay such sums would not reasonably be expected to have a Material Adverse Effect.
ARTICLE X.    INFORMATION

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For so long as this Agreement is in effect, unless the Lender shall otherwise expressly consent in the manner set forth in Section 13.7 of this Agreement, Sponsor, Parent or each Co-Borrower, as applicable, shall furnish to the Lender the following information:
Section 10.1.    Quarterly Financial Statements.
(o)    As soon as available, but in any event within sixty (60) days after the end of its first, second and third fiscal quarters, the following quarterly financial statements of Sponsor in form reasonably acceptable to the Lender: an income and expense statement, balance sheet, and a statement of cash flow generated by Sponsor, signed by an authorized signatory of Sponsor. If audited quarterly financial information is prepared, Sponsor shall deliver to the Lender copies of that information within fifteen (15) days of its final preparation. Except as otherwise agreed to by the Lender in writing, all such financial information shall be prepared in accordance with GAAP or another method of accounting reasonably acceptable to the Lender (such as tax basis accounting) consistently applied. For the avoidance of doubt, Sponsor’s quarterly security filing shall be an acceptable form of quarterly financial statement as required under this Section 10.1(a).
(p)    As soon as available, but in any event within sixty (60) days after the end of its first, second and third fiscal quarters commencing with the first fiscal quarter during which a Co-Borrower Coverts its Project Debt or has received aggregate Project Advances and capital contributions of at least $2 million, the following quarterly financial statements of Parent and each Co-Borrower in form reasonably acceptable to the Lender: an income and expense statement, balance sheet, and a statement of cash flow generated by Parent and such Co-Borrower, signed by an authorized signatory of such Parent or Co-Borrower. If audited quarterly financial information is prepared, Parent and each Co-Borrower shall deliver to the Lender copies of that information within fifteen (15) days of its final preparation. Except as otherwise agreed to by the Lender in writing, all such financial information shall be prepared in accordance with GAAP or another method of accounting reasonably acceptable to the Lender (such as tax basis accounting) consistently applied.
Section 10.2.    Year End Statements.
As soon as available, but in any event within one hundred twenty (120) days after Sponsor’s, Parent’s and each Co-Borrower’s fiscal year end, Sponsor’s, Parent’s and such Co-Borrower’s annual financial statements in form reasonably acceptable to the Lender, including, without limitation, an income and expense statement, balance sheet, and a statement of cash flow generated by Sponsor, Parent and each such Co-Borrower, signed by an authorized signatory of Sponsor, Parent and each such Co-Borrower, together with any other financial information as may be reasonably required by the Lender. If audited annual financial information is prepared, Sponsor, Parent and each Co-Borrower shall deliver to the Lender copies of that information within fifteen (15) days of its final preparation. Except as otherwise agreed to by the Lender in writing, all such financial information shall be prepared in accordance with GAAP or another method of accounting reasonably acceptable to the Lender (such as tax basis accounting) consistently applied. For the avoidance of doubt, Sponsor’s annual security filing shall be an acceptable form of annual financial statement as required under this Section 10.2.
Section 10.3.    Compliance Certificate.
As soon as available and in any event within sixty (60) days after the close of each fiscal quarter of each Co-Borrower, a certificate substantially in the form of Exhibit “L” attached hereto and made a part hereof (hereinafter referred to as a “Compliance Certificate”) executed by an Authorized Officer or each Co-Borrower, which certificate shall include, inter alia, a calculation of Debt Service Coverage Ratio and, if

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such Co-Borrower desires to make a distribution to the Parent of any cash or assets, a calculation of the Projected Debt Service Coverage Ratio, each as of the end of the fiscal quarter immediately preceding the date of such Compliance Certificate.
Section 10.4.    Other Information.
Each Co-Borrower shall promptly deliver to the Lender the following:
(a)    notice of any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of such Co-Borrower or its respective officers, directors, employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects such Co-Borrower or its Project in excess of 2.5% of the total cost to construct such Co-Borrower’s Project, and such Co-Borrower shall keep the Lender timely apprised of any insurance claim proceedings related to such casualty or loss, including any notice received from any insurance company indicating that it is not obligated to pay any named insured, or that it is withholding any amounts that such Co-Borrower is claiming are due and payable under any insurance policy maintained by such Co-Borrower;
(b)    notice of any claim of force majeure under any Project Document lasting more than five consecutive days or which could reasonably be expected to cause a material delay in the Construction Schedule, material increase the Construction Costs or material impairment in the operation of any Project.
(c)    reasonable advanced notice of the commencement of any acceptance, performance or other tests under any Project Documents;
(d)    notice of any dispute between such Co-Borrower and its Project Counterparty or any Governmental Authority that involves (i) a claim against or involving claims against or pertaining or incidental to such Co-Borrower, its Project, any part of the applicable Project Site, any applicable Project Document, or otherwise, any claim known to such Co-Borrower by any Person if any such claim, either individually or collectively, could reasonably be expected to have a Material Adverse Effect, (ii) a request for any material injunctive or declaratory relief; (iii) revocation, material modification, suspension or the like of any Applicable Permit or imposition of additional material conditions with respect thereto; or (iv) any Lien for taxes due but not paid.
(e)    to the extent such Co-Borrower has knowledge of the same, notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, such Co-Borrower or any of its respective properties, assets or businesses to the extent such claim alleges damages in excess of five percent (5%) of the total cost to construct the applicable Project, and prompt notice of the receipt of notice that any United States income tax returns of such Co-Borrower are being audited;
(f)    provided such amendment is otherwise permitted under this Agreement, no later than five (5) Business Days after the effectiveness thereof, a copy of any amendment to Parent’s or any Co-Borrower’s operating agreement, limited partnership agreement, certificate of formation, certificate of limited partnership, or other corporate governing document, as applicable;

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(g)    notice of any change in the senior management of the Co-Borrowers and any change in the business, assets, liabilities, financial condition or results of operations of any Co-Borrower which has had or would reasonably be expected to have Material Adverse Effect;
(h)    notice of the occurrence of any Default or Event of Default or receipt of a notice of default under any applicable Project Document;
(i)    notice of any order, judgment or decree in excess of $20,000 having been entered against such Co-Borrower or any of their respective properties or assets, which is not fully covered by insurance (subject to a reasonable deductible) for which the applicable insurance company has confirmed coverage;
(j)    any written notification of a material violation of any Applicable Law or Applicable Permit or any inquiry with respect thereto shall have been received by such Co-Borrower from any Governmental Authority;
(k)    promptly upon any recording of a Lien against such Co-Borrower or its Project in excess of five percent (5%) of the total costs to construct such Project;
(l)    any condemnation, seizure, or appropriation of any material portion of any Project Site or Project;
(m)    any cancellation or material change in the terms, coverages or amounts of any of the insurance that is required to be carried in accordance with the terms, conditions, and provisions of Section 9.6 hereof;
(n)    copies of any financial statements being delivered to such Co-Borrower under any applicable Project Document;
(o)    any curtailment or interruption in interconnection or transmission services that prevents delivery of energy from the applicable Project for longer than twelve (12) consecutive hours or any forced outage or failure of collection systems or other related infrastructure that prevents such Project from generating and delivering energy for longer than twenty-four (24) consecutive hours, in each case, no later than thirty (30) days after the occurrence of such curtailment or interruption;
(p)    Any proposed transfer, change in or disposition of the direct ownership of Parent in such Co-Borrower, including information regarding any such transferees (in each case, which such transfer, change or disposition, the parties agree, are subject to the applicable restrictions set forth in the Loan Documents);
(q)    The occurrence of the COD with respect to the applicable Project, as defined in and pursuant to its PPA;
(r)    Any material notice received by such Co-Borrower from any Governmental Authority relating to its Project or the generation, transmission, delivery or sale of electric energy or Renewable Attributes therefrom;
(s)    Any notice received by such Co-Borrower from the EPC Contractor, a subcontractor of any EPC Contractor, or a Project Counterparty that could reasonably be expected to result in a material delay in the applicable Construction Schedule or an increase in the applicable Project Budget,

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including any material change in the estimated amount of such Co-Borrower’s obligations under the Interconnection Agreement for the construction or upgrades to such Co-Borrower’s Project’s interconnection facilities;
(t)    Any change in the Authorized Officers of any Co-Borrower, giving certified specimen signatures of any new representative so appointed and, if requested by Lender, satisfactory evidence of the authority of such new representative; and
(u)    Any other event, circumstance, development or condition which has had, or could reasonably be expected to have a Material Adverse Effect.
Section 10.5.    USA Patriot Act Notice; Compliance.
The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, the Lender may from time to time request, and Parent and the Co-Borrowers shall, and shall cause the other Co-Borrowers to, provide to the Lender, Sponsor’s, Parent’s and such Co-Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for the Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
ARTICLE XI.    NEGATIVE COVENANTS
For so long as this Agreement is in effect, unless the Lender shall otherwise expressly consent in the manner set forth in Section 13.7 of this Agreement, the Parent and the Co-Borrower, Severally as to itself and its Project only, shall comply with the following covenants:
Section 11.1.    No Property Transfers.
Such Co-Borrower shall not cause or permit any Transfer of all or any part of, or any direct or indirect legal or beneficial interest in, any Project or any other Collateral pledged by such Co-Borrower provided under the Loan Documents (hereinafter collectively referred to as a “Prohibited Property Transfer”), unless (i) such Transfer is otherwise expressly permitted by the terms of the Loan Documents or is otherwise in the normal course of business for the operation of the Project, (ii) such transaction or series of related transactions are for the sale or other disposition of Collateral which has become surplus, damaged beyond economic repair, obsolete or worn out and is unnecessary for its business and which is disposed of in the ordinary course of business on an arm’s length basis or as required by any Project Document; or (iii) if such transaction is for the sale of all or substantially all of the assets of such Co-Borrower, in connection with such transaction, the Obligations of such Co-Borrower (except for contingent obligations which have not yet been asserted) is repaid in full in accordance with Section 4.2 of this Agreement.
Section 11.2.    No Equity Transfers.
(a)    Prohibited Equity Transfers. Other than a Permitted Equity Transfer, such Co-Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in such Co-Borrower (hereinafter collectively referred to as a “Prohibited Equity Transfer”), including any merger or consolidation or the change, removal, resignation or addition of member

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of such Co-Borrower. A Permitted Equity Transfer shall not be consummated unless the following conditions are satisfied: (i) the Permitted Equity Transfer shall not cause a Material Adverse Effect on the Co-Borrower or adversely impact its ability to perform its obligations hereunder; (ii) the EPC Agreement and the O&M Agreement with Sponsor or its Affiliates shall remain in effect and have a term that does not expire prior to the end of the Maturity Date of the Project Debt for such Co-Borrower; (iii) the applicable Co-Borrower provides Lender with reasonable advance notice of the Permitted Equity Transfer; and (iv) Lender shall have received such replacement Loan Documents as may be required to provide the Lender with the same Collateral and other protections provided by the Pledge Agreement and the Sponsor Guaranty.
(b)    Certificates of Ownership. Each Co-Borrower shall deliver to the Lender, at any time and from time to time, not more than five (5) Business Days after the Lender’s written request therefor, a certificate, in form and substance acceptable to the Lender, signed and dated by the Parent, on behalf of such Co-Borrower, listing the names of all Persons holding direct or indirect legal or beneficial interests in such Co-Borrower and in such Co-Borrower’s respective Project and the type and amount of each such interest.
Section 11.3.    Merger, Consolidation, Sales of Assets and Other Arrangements.
No Co-Borrower shall (a) enter into any transaction of merger or consolidation, (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, or (d) acquire all or substantially all of the assets of any other Person, except as otherwise permitted under the Loan Documents.
Section 11.4.    Fiscal Year.
The Co-Borrowers shall not change their respective fiscal years from that in effect as of the Agreement Date (i.e., a fiscal year commencing on February 1 and ending on January 31).
Section 11.5.    Modifications of Organizational Documents.
The Parent and the Co-Borrowers shall not amend, supplement, restate or otherwise modify their respective certificate of formation, operating agreement, or any of its other corporate governing documents in any way that would have a material adverse effect on such Co-Borrower’s ability to own and operate its respective Project or to perform its obligations hereunder, under any Loan Document to which it is a party, or otherwise in connection with the Loan Facility, in any case without the prior express written consent of the Lender, such consent not to be unreasonably withheld, conditioned or delayed.
Section 11.6.    Transactions with Affiliates.
No Co-Borrower shall permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Co-Borrower, except (i) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Co-Borrowers and upon fair and reasonable terms which are no less favorable to the Co-Borrowers than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate or (ii) where otherwise permitted under the Loan Documents.
Section 11.7.    New Project Documents; Amendments to Project Documents.

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(a)    No Co-Borrower shall enter into any New Project Document or amend, modify, supplement, terminate or waive any material right under any Project Document without the prior express written approval of the Lender (which approval shall not be unreasonably withheld, conditioned or delayed).
(b)    No Co-Borrower shall enter into or become a party to any agreement, contract or commitment after the Closing Date that is not related to the development, financing, construction, installation, ownership, operation or maintenance of a Project.
(c)    No Co-Borrower shall declare Project Substantial Completion or Final Completion for a Project, in each case without the prior written approval of the Lender (which consent shall not be unreasonably withheld, conditioned or delayed).
(d)    No Co-Borrower shall enter into, incur or permit to exist any agreement or other arrangement (other than the Loan Documents) that, directly or indirectly, prohibits, restricts or imposes any condition upon the ability of such Co-Borrower to create, incur or permit to exist any Lien upon any of its assets.
Section 11.8.    Debt.
Except for (a) Indebtedness owed to the Lender, (b) accounts payable owing to trade creditors arising from current liabilities for goods and services purchased in the normal course of the Co-Borrowers’ respective businesses, notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of any of the Co-Borrowers and (c) unsecured Indebtedness approved by Lender (such approval not to be unreasonably withheld), which Indebtedness shall be fully subordinated to the Liens of the Lender pursuant to intercreditor agreements acceptable to Lender, the Parent and each such Co-Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person, (ii) engage, directly or indirectly, in any business other than related directly to its Project, (iii) incur, create or assume any Indebtedness or liabilities other than in connection with the Loan Facility and unsecured trade payables incurred in the ordinary course of its business (which must be paid when due) that are related to the ownership, development, and operation of its Project, (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that such Co-Borrowers may invest in those investments permitted under the Loan Documents, (v) to the fullest extent permitted by Applicable Law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of such Co-Borrower’s business, (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities), (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity, or (viii) own any asset or property other than the Project and incidental personal property necessary for the ownership or operation of the Project.
Section 11.9.    Distributions.
Each Co-Borrower shall not directly or indirectly, (a) make or declare any distribution (in cash, property or obligation) on, or make any other payment on account of, any interest in such Co-Borrower (including any distributions contemplated under the its limited liability company operating agreement), or (b) make any payments in respect of any management (or other) fees to the Parent or any of its Affiliates (except if such fees are included in the Annual Operating Budget or are contemplated in any Project

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Document) (each payment described in clauses (a) and (b) being hereinafter referred to as a “Restricted Payment”), unless, in the case of any Restricted Payment:
(i)    occurs at least one year after the anniversary of the Conversion Date;
(ii)    no Default or Event of Default has occurred and is continuing with regard to such Co-Borrower or with regard to the Parent or the Sponsor Guaranty, and such Restricted Payment will not result in an Event of Default for such Co-Borrower,
(iii)    the Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio shall be at least 1.10 –to– 1.00;
(iv)    each “Reserve Account” (as such term is defined in the Depository Agreement) has been funded to the extent required by the Depository Agreement up to the minimum required balances pursuant to the Depository Agreement;
(v)    such Restricted Payment is made from funds distributed or transferred pursuant to clause Section 4.02(b)(viii) of the Depository Agreement or transferred from the “Restricted Payment Account” (as such term is defined in the Depository Agreement) in accordance with Section 4.05(b) of the Depository Agreement; and
(vi)    the Parent shall have delivered to the Lender a certificate on behalf of such Co-Borrower, certifying to the effect that each of the foregoing conditions shall have been satisfied.
All distributions permitted by this Section 11.9 shall be made on a “Distribution Date” (as such term is defined in the Depository Agreement) from funds which are available for distribution by such Co-Borrower pursuant to the terms, conditions, and provisions of the Depository Agreement.
Section 11.10.    Operation of the Project. Each Co-Borrower shall not construct, use, operate, maintain or occupy, or permit any Person to construct, use, operate, maintain or occupy, any portion of the Project or its Project Site for any purpose:
(a)    which is not reasonably related to the development, construction, installation, ownership, operation, use and maintenance of such Project or the generation, transmission, delivery or sale of electric energy or Renewable Attributes as contemplated by the Project Documents;
(b)    which could reasonably expected to have a Material Adverse Effect;
(c)    which could reasonably be expected to make void, voidable or cancelable, or materially increase the premium of, any Required Insurance;
(d)    which could reasonably be expected to make void or voidable or otherwise render unenforceable any warranty under any Project Document or any material portion thereof; or
(e)    which could reasonably be expected to present a material risk of the revocation or material modification of any Applicable Permit.
Section 11.11.    Government Regulation. Each Co-Borrower shall not take or cause to be taken any actions that could reasonably be expected to result in: (a) the applicable Project losing its status as a QF

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(if such Project is required to obtain QF status), (b) such Co-Borrower becoming an “investment company” or a company “controlled by” an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, or (c) the Lender or any of its Affiliates (as that term is defined in Section 1262(1) of PUHCA), solely as a result of such Co-Borrower’s actions relating to the development, construction, installation, ownership, leasing, financing or operation of the applicable Project, the generation, transmission, delivery or sale of electric energy, capacity, Renewable Attributes or ancillary services from such Project, or the entering into any Project Document or any transaction contemplated hereby or thereby, other than with respect to exercise of certain remedies allowed pursuant to the Loan Documents, becoming subject to, or not exempt from, regulation under PUHCA, the FPA or State laws and regulations respecting the rates or the financial or organizational regulation of “electric utilities”, “public utilities”, “electric power suppliers” or similar entities.
Section 11.12.    No Accounts. Each Co-Borrower shall not open, maintain or fund any accounts other than the Co-Borrower Accounts.
ARTICLE XII.    DEFAULT
Section 12.1.    Events of Default.
Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be affected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority, and the exercise of the Lender’s rights and remedies with respect thereto shall be as set forth and described in Section 12.2 below:
(a)    Default in Payment. Parent or any Co-Borrower fails to pay in accordance with the terms, conditions, and provisions of any Loan Document it is a party to (i) any principal payment on the date when due, (ii) any interest payable within three (3) Business Days of the date when due, or (iii) any other amount payable (other than those amounts referenced in clause (i) and clause (ii) hereof) within five (5) Business Days of the date when due; provided, however, that if such sum becomes due and payable on the Maturity Date or as a result of the Lender’s acceleration of the then-effective Maturity Date, any applicable grace period for payment set forth in this Section 12.1(a) shall not apply (for the avoidance of doubt, there shall not be any cure period for the failure to make a principal payment when due);
(b)    Default in Performance. Parent or any Co-Borrower fails, refuses, or neglects to perform and discharge fully and timely any of its obligations, liabilities, and responsibilities in connection with the Loan Facility other than those specifically set forth in this Article XII or the other Loan Documents, as and when called for, and such failure, refusal, or neglect shall either be uncurable or, if curable, shall remain uncured for a period of thirty (30) days after the earlier to occur of (i) the date of written notice thereof from the Lender to Parent or such Co-Borrower, or (ii) the date upon which Parent or such Co-Borrower obtains actual knowledge of such failure. In the event such failure, refusal, or neglect is susceptible of cure but is not cured within said thirty (30) day period, so long as Parent or such Co-Borrower is diligently and continuously pursuing such cure, as evidenced to the Lender’s sole reasonable satisfaction, the Lender shall permit Parent or such Co-Borrower such additional time as is reasonably required as determined by the Lender in its sole discretion to effectuate such cure; provided, however, that such additional time shall not apply where such failure, refusal or neglect results, in the Lender’s sole judgment, in a matter which is of an emergency nature failure to perform;

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(c)    Debt Service Coverage Ratio. If a Co-Borrower’s Project does not maintain a Debt Service Coverage Ratio of at least 1.00 –to– 1.00, which covenant shall be tested for compliance from and after the first (1st) anniversary of the Conversion Date with respect to such Project for the periods covered by the financial reports required to be furnished to the Lender as required and set forth in Article X of this Agreement;
(d)    Construction of Project. If the Conversion Date for a Project does not occur by the end of the Construction Period;
(e)    Liens, Attachment; Condemnation. (i) The recording of any claim or Lien (other than a Permitted Lien) against the Equity Interests in a Co-Borrower or the Project or any of the improvements located thereon which are then owned by such Co-Borrower, or the service on the Lender of any bonded stop notice relating to the applicable Project and the continuance of such claim of lien or bonded stop notice for twenty (20) days without discharge, satisfaction, or provision for payment being made by such Co-Borrower or its Affiliate in a manner reasonably satisfactory to the Lender; or (ii) subject to any rebuilding rights contained in the Security Documents, the condemnation, seizure, or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the applicable Project or any of the improvements located thereon which are then owned by such Co-Borrower; or (iii) the sequestration or attachment of, or any levy or execution upon the applicable Project or any of the improvements located thereon which are then owned by such Co-Borrower, any other Collateral pledged by such Co-Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the later of sixty (60) days or the sale of the assets affected thereby;
(f)    Representations and Warranties. Any representation or warranty of Parent or such Co-Borrower in any of the Loan Documents shall prove to have been false or misleading in any material respect as of the time it was made; provided, that a false or misleading representation or warranty shall not constitute an Event of Default if (i) such Party did not have knowledge that such representation or warranty was false or misleading at the time such representation or warranty was made or deemed repeated, (ii) the fact, event or circumstance resulting in such false or misleading representation or warranty is capable of being cured, corrected or otherwise remedied, (iii) such fact, event or circumstance resulting in such false or misleading representation or warranty is cured, corrected or otherwise remedied within thirty (30) days from the date such Party obtains, or reasonably would have obtained with the exercise of customary diligence, knowledge thereof, or such longer period as may be necessary to cure, correct or otherwise remedy such false or misleading representation so long as such Party is diligently attempting to cure, provided, that the cure period shall in no event extend longer than sixty (60) days after such date, and (iv) no Material Adverse Effect shall have occurred as a result of such representation or warranty being false or misleading;
(g)    Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by such Co-Borrower, the Parent or the Sponsor for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization, or other debtor relief law; (ii) the filing of any pleading or an answer by such Co-Borrower, the Parent or the Sponsor in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding such Co-Borrower’s, Parent’s or Sponsor’s insolvency; (iii) a general assignment by such Co-Borrower or the Parent or the Sponsor for the benefit of creditors; or (iv) such Co-Borrower or the Parent or the Sponsor applying for, or the appointment of, a receiver, trustee, custodian or liquidator of such party or any of its property;

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(h)    Involuntary Bankruptcy. The failure of such Co-Borrower, the Parent or the Sponsor to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against such Co-Borrower, the Parent or the Sponsor in any way restrains or limits such Co-Borrower or the Lender regarding such Co-Borrower’s portion of the Loan Facility or the Sponsor Guaranty, the applicable Project, or any of the improvements located thereon which are, at the time, owned by such Co-Borrower, prior to the earlier of (x) the entry of any court order granting relief sought in such involuntary petition, and (y) ninety (90) days after the date of filing of such involuntary petition;
(i)    Transfers. The occurrence of a Prohibited Equity Transfer or a Prohibited Property Transfer;
(j)    Loss of Priority. Subject to such Co-Borrower’s cure rights in Section 12.1(e) above, the failure at any time of any Security Document to be a valid first priority Lien upon the applicable Project described therein or any portion thereof or the Equity Interests in such Co-Borrower, other than (x) as a result of a Permitted Lien or (y) any release or reconveyance of said Security Document with respect to all or any portion of said Project pursuant to the terms, conditions, and provisions of this Agreement;
(k)    Hazardous Materials. The discovery by such Co-Borrower of any significant Hazardous Materials in, on or about the applicable Project subsequent to the applicable Conversion Date that would reasonably be expected to have a Material Adverse Effect on the applicable Project. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in the sole discretion of an independent appraiser mutually agreed to by the Parent and Lender, will have a materially adverse impact on the value of such Project after the completion of any remediation required under Section 6.2 of this Agreement;
(l)    Sponsor Liability. There is entered against Sponsor one or more final judgments or orders for the payment of money in an aggregate amount exceeding $10,000,000 for the liabilities of its subsidiaries (other than pursuant to a written guaranty by Sponsor of such liability). ;
(m)    Transfer of Assets. The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of assets of any Co-Borrower, except in accordance with Section 11.1;
(n)    Default Under Sponsor Guaranty. The occurrence of a default beyond applicable notice and cure periods by the Sponsor under the Sponsor Guaranty;
(o)    Judgments. There is entered against Parent or such Co-Borrower (i) a final judgment or order for the payment of money in an aggregate amount exceeding $100,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, (2) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or (3) such judgment has not been satisfied by such Co-Borrower or its Affiliate;
(p)    Project Document Default. The occurrence of a default beyond applicable notice and cure periods under any Project Document; provided, that, with regard to Project Documents

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other than the EPC Agreement and the O&M Agreement, it shall not constitute an Event of Default if such default (i) has not resulted in and could not reasonably be expected to result in a Material Adverse Effect, or (ii) an agreement replacing, renewing or reinstating such Project Document, in form and substance, and with a counterparty is entered into by such Co-Borrower in a form reasonably acceptable to Lender, is entered into within sixty (60) days after the expiration of any applicable grace period, and a collateral consent from the Project Counterparty to such replacement Project Document is executed and delivered to Lender; provided, however, that it shall not be an Event of Default in the event such Co-Borrower exercises its right to be released from the Loan Facility in accordance with Section 4.2 of this Agreement; or
(q)    Sponsor Guaranty. Prior to the Conversion Date of any Co-Borrower, if the Minimum Net Working Capital of the Sponsor is less than the product of (i) 1.5 and (ii) the sum of the outstanding principal and interest balance due on the Loan Facility and replacement credit support satisfactory to Lender is not provided to Lender within ten (10) Business Days of such event.
Section 12.2.    Remedies Upon Event of Default.
Upon the occurrence of an Event of Default the following provisions shall apply:
(a)    Acceleration; Termination of Facilities.
(i)    Automatic. Upon the occurrence of an Event of Default specified in Sections 12.1(g) or 12.1(h) above, (1) the principal of, and all accrued interest on, the Loan Facility and the Notes at the time outstanding in respect of such Co-Borrower and (2) all of the other Obligations of such Co-Borrower, including, but not limited to, the other amounts such Co-Borrower owed to the Lender under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by such Co-Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by such Co-Borrower.
(ii)    Optional. If any other Event of Default shall exist after the expiration of any grace, notice, or cure period, the Lender may, by notice to such Co-Borrower declare (1) the principal of, and accrued interest on, the Loan Facility and the Notes at the time outstanding in respect of such Co-Borrower, and (2) all of the other Obligations of such Co-Borrower, including, but not limited to, the other amounts owed to the Lender under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind (except as provided hereinabove), all of which are expressly waived by such Co-Borrower.
(b)    Loan Documents. The Lender may exercise any and all of its rights under any and all of the other Loan Documents.
(c)    Applicable Law. The Lender may exercise all other rights and remedies it may have under any Applicable Law.
(d)    Security Documents. To the extent permitted by Applicable Law, the Lender shall be entitled to take such actions and exercise such remedies as are provided for in the Security Documents.

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(e)    No Further Project Advances. The Lender shall not be obligated to make any further Project Advances.
(f)    Rights Cumulative; No Waiver. All of the Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by Law or at equity, are cumulative and may be exercised by the Lender at any time. The Lender’s exercise of any right or remedy shall not constitute a cure of any Event of Default unless all sums then due and payable to the Lender under the Loan Documents are repaid and Parent and/or such Co-Borrower has cured all other Events of Default. No waiver shall be implied from any failure of the Lender to take, or any delay by the Lender in taking, action concerning any Event of Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Event of Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.
Section 12.3.    Marshaling; Payments Set Aside.
The Lender shall be under no obligation to marshal any assets in favor of Parent or such Co-Borrower or any other party or against or in payment of any or all of such Co-Borrower’s Obligations. To the extent that Parent or such Co-Borrower makes a payment or payments to the Lender, or the Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, such Co-Borrower’s Obligations, or part thereof originally intended to be satisfied, and all Liens on Parent’s and Co-Borrower’s Collateral, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
Section 12.4.    Allocation of Proceeds.
If an Event of Default exists and maturity of any of the Obligations of such Co-Borrower has been accelerated or the Maturity Date has occurred, all payments received by the Lender under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by such Co-Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)    amounts due to the Lender in respect of expenses until paid in full, and then Fees due under Sections 2.2 and 13.2 of this Agreement;
(b)    amounts due to the Lender in respect of Protective Advances;
(c)    payments of interest on the Loan Facility;
(d)    payments of principal of the Loan Facility;
(e)    amounts due to the Lender pursuant to Section 13.10 of this Agreement;
(f)    payments of all other amounts due under any Loan Document; and
(g)    any amount remaining after application as provided above, shall be paid to the Co-Borrowers or whomever else may be legally entitled thereto.

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Section 12.5.    Performance by Lender.
If such Co-Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Lender may perform or attempt to perform such covenant, duty or agreement on behalf of such Co-Borrower after the expiration of any cure or grace periods set forth herein and after giving prior written notice to such Co-Borrower. In such event, such Co-Borrower shall, at the request of the Lender, promptly pay any amount reasonably expended by the Lender in such performance or attempted performance to the Lender, together with interest thereon at the applicable Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing to the contrary, the Lender shall have no liability or responsibility whatsoever for the performance of any obligation of such Co-Borrower under this Agreement or any other Loan Document.
Section 12.6.    Rights Cumulative.
The rights and remedies of the Lender under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising its rights and remedies hereunder the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
ARTICLE XIII.    MISCELLANEOUS
Section 13.1.    Notices.
Unless otherwise provided herein, all notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing, shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement and shall be considered properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, use of an overnight delivery service, facsimile, electronic mail or by delivering same in person to the intended addressee. Notice so mailed shall be effective (a) three (3) Business Days after it is deposited in a receptacle maintained by the United States Postal Office for the acceptance of mail or (b) upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail address or other written acknowledgement), as applicable. Notice given in any other manner shall be effective only if and when received by the addressee; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notice shall be given at the following addresses:

If to the Parent or the Co-Borrowers:	c/o FuelCell Energy, Inc. 3 Great Pasture Rd Danbury, Connecticut 06810 Attention: Michael Bishop Phone: (203) 825-6049 E-Mail: mbishop@fce.com

With a copy to:	c/o FuelCell Energy, Inc. 3 Great Pasture Rd Danbury, Connecticut 06810

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Attention: Jennifer D. Arasimowicz
Phone:     (203) 825-6049
E-Mail:     jrasimowicz@fce.com

With a copy to:	Wilson Sonsini Goodrich & Rosati, P.C. 1700 K Street NW, Suite 500 Washington, DC 20006 Attention: Chris Groobey Phone: (202) 973-8802 E-Mail: cgroobey@wsgr.com

If to the Lender:
NRG Energy, Inc.
211 Carnegie Center
Princeton, New Jersey 08540
Attention: Christopher Sotos; Kevin Malcarney
Phone: (609) 524-5234
E-Mail:    Christopher.Sotos@nrgenergy.com;
Kevin.Malcarney@nrgenergy.com

With a copy to:	Reed Smith LLP Princeton Forrestal Village 136 Main Street, Suite 250 Princeton, New Jersey 08540 Attention: Henry R. King, Esq. Phone: 609.514.5941 E-Mail: hking@reedsmith.com or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section 13.1; provided that the Lender shall only be required to give notice of any such other address to the Co-Borrowers.
Section 13.2.    Expenses.
The Co-Borrowers agree (a) to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including reasonable due diligence expense and reasonable travel expenses related to the execution of this Agreement), and the consummation of the transactions contemplated thereby, (b) to pay or reimburse the Lender for its reasonable and documented fees and out-of-pocket disbursements in connection with the review and approval of each Project and related environmental site assessments (as applicable), provided, that the Co-Borrowers shall only be obligated to pay such fees and disbursements in excess of the first five thousand dollars ($5000) per Project and thereafter only up to the amount of fees and disbursements as has been agreed to in advance by the Co-Borrower and Lender for each such Project, (c) to pay or reimburse the Lender for all of its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including the reasonable fees and out-of-pocket disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lender pursuant to the Loan Documents, (d) to defend, pay, and indemnify and hold harmless the Lender from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar

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taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, and (e) to the extent not already covered by any of the preceding subsections, to pay the reasonable fees and out-of-pocket disbursements of counsel to the Lender incurred in connection with the representation of the Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 12.1(g) or 12.1(h) above, including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor in possession financing or any plan of reorganization of the Co-Borrowers or any other Co-Borrower, whether proposed by the Co-Borrowers, the Lender or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.
Section 13.3.    Stamp, Intangible and Recording Taxes.
The Co-Borrowers will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Note and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Note or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Note or any of the other Loan Documents.
Section 13.4.    Setoff.
In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Lender is hereby authorized by each Co-Borrower, at any time or from time to time while an Event of Default exists, without notice to such Co-Borrower or to any other Person, any such notice being hereby expressly waived to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender, to or for the credit or the account of such Co-Borrower against and on account of any of the Obligations of such Co-Borrower then due and payable. The Lender shall provide prompt written notice to such Co-Borrower of any Amounts which are set-off pursuant to this Section 13.4.
Section 13.5.    Litigation; Jurisdiction; Other Matters; Waivers.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG A CO-BORROWER OR THE PARENT AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDER, THE PARENT AND SUCH CO-BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG SUCH CO-BORROWERS OR THE PARENT AND THE LENDER OF ANY KIND OR NATURE.

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(b)    SUBJECT TO THE TERMS OF THE SECURITY DOCUMENTS IN REGARDS TO THE ENFORCEMENT OF THE LENDER’S LIEN ON THE APPLICABLE PROJECT SITE AND RELATED COLLATERAL DESCRIBED THEREIN, THE PARENT, THE CO-BORROWERS AND THE LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE DISTRICT OF NEW JERSEY, OR, AT THE OPTION OF THE LENDER, ANY STATE COURT LOCATED IN NEW JERSEY SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARENT, ANY CO-BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOAN FACILITY, THE NOTE OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. THE PARENT, EACH CO-BORROWER AND THE LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARENT AND EACH CO-BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN. SHOULD SUCH PARTY FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS (OR SUCH LONGER PERIOD AS MAY BE PROVIDED UNDER APPLICABLE LAW) AFTER THE MAILING THEREOF, SUCH PARTY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 13.5 SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE LENDER OR THE ENFORCEMENT BY THE LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION 13.5 HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE REPAYMENT OF THE LOAN FACILITY AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.
Section 13.6.    Successors and Assigns.
(a)    Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, other than Permitted Property Transfers, no Co-Borrower may assign or otherwise transfer any of its respective rights under this Agreement without the prior express written consent of the Lender (and any such assignment or transfer to which the Lender have not consented shall be void).
(b)    Assignments. The Lender may at any time, assign to one or more of Lender’s Affiliates (each hereinafter referred to as an “Assignee”) all or a portion of its rights and obligations

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under this Agreement, the Note, the other Loan Documents and the Loan Facility; provided, however, each such assignment shall be effected by means of an assignment and assumption agreement reasonably acceptable to all parties. Upon execution and delivery of such instrument and payment by such Assignee to the Lender of an amount equal to the purchase price agreed between the Lender and such Assignee, such Assignee shall be deemed to be a “lender” party to this Agreement and shall have all the rights and obligations of the Lender and the Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (b), the Lender and the Co-Borrowers shall make appropriate arrangements so that new promissory notes are issued to the Assignee and the Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Lender an administrative fee for processing such assignment in the amount of $4,500. Anything in this Section 13.6 to the contrary notwithstanding, the Lender may not assign or participate any interest in the Loan Facility to the Co-Borrowers or any of their respective Affiliates or Subsidiaries.
(c)    Information to Assignee, Etc. Subject to all Applicable Laws concerning privacy and confidential information and Section 13.9 of this Agreement, the Lender may furnish any information concerning the Co-Borrowers in the possession of the Lender from time to time to Assignees (including prospective Assignees).
Section 13.7.    Amendments and Waivers.
No amendment to or waiver of any provision of this Agreement, and no consent to any departure by a Co-Borrower or Parent herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Lender. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 13.8.    Nonliability of Lender.
The relationship between a Co-Borrower, on the one hand, and the Lender, on the other hand, shall be solely that of borrower and lender. The Lender shall have no fiduciary responsibilities to the Co-Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Lender to such Co-Borrower. The Lender undertakes no responsibility to such Co-Borrower to review or inform such Co-Borrower of any matter in connection with any phase of such Co-Borrower’s business or operations.
Section 13.9.    Confidentiality.
Except as otherwise provided by Applicable Law, the Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information but in any event may make disclosure: (a) to any of Lender’s Affiliates (provided any such Affiliate shall agree in writing to keep such information confidential in accordance with the terms of this Section 13.9); (b) as reasonably requested by any bona fide Assignee or other transferee in connection with the contemplated transfer of the Loan Facility as permitted hereunder (provided they shall agree in writing to keep such information confidential in accordance with the terms of this Section 13.9); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information and agree in writing to keep such information confidential in accordance with the terms of this Section 13.9); (e) if an Event of Default exists, to any other Person, as necessary, in connection with the exercise by the Lender of

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its rights hereunder or under any of the other Loan Documents; and (f) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section 13.9 or any required written agreement to the terms of this Section 13.9 of any other Person or (ii) becomes available to the Lender on a non-confidential basis from a source other than the Co-Borrowers, any Affiliate, or any other Person required to enter into a written agreement to the terms of this Section 13.9.
Section 13.10.    Indemnification.
(a)    The Co-Borrowers, Severally, shall and hereby agree to defend, indemnify, and hold harmless the Lender, any of the Lender’s Affiliates, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the documented fees and out-of-pocket disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Sections 5.5 or 6.1 hereof or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which in any way arises, directly or indirectly, from any of the following: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of the Loan Facility; (iii) any actual or proposed use by the Co-Borrowers of the proceeds of the Loan Facility; (iv) the Lender’s entering into this Agreement; (v) the fact that the Lender has established the Loan Facility in favor of the Co-Borrowers; (vi) the fact that the Lender is a creditor of the Co-Borrowers and has or is alleged to have information regarding the financial condition, strategic plans or business operations of the Co-Borrowers; (vii) the fact that the Lender is a material creditor of the Co-Borrowers and is alleged to influence directly or indirectly the business decisions or affairs of the Co-Borrowers or their financial condition; (viii) the exercise of any right or remedy the Lender may have under this Agreement or the other Loan Documents including, but not limited to, the foreclosure upon, or seizure of, any Collateral or the exercise of any other rights of a secured party; or (ix) any violation or non-compliance by the Co-Borrowers of any Applicable Law (including any Hazardous Materials Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Hazardous Materials Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Co-Borrowers (or its respective properties) (or the Lender as successor to the Co-Borrowers) to be in compliance with such Hazardous Materials Laws; provided, however, that the Co-Borrowers shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this Section 13.10 that constitute gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment).
(b)    The Co-Borrowers’ indemnification obligations under this Section 13.10 shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all documented out-of-pocket costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to

7257764v.2

any Indemnity Proceeding commenced by other creditors of the Co-Borrowers, any member or partner (whether general or limited) of the Co-Borrowers (whether such member(s) or partner(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Co-Borrowers), any account debtor of the Co-Borrowers or by any Governmental Authority.
(c)    This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Co-Borrowers.
(d)    All documented fees, costs, and other expenses of, and all amounts paid to third persons by, an Indemnified Party and subject to indemnification under subsection (a) above shall be advanced by the Co-Borrowers at the request of such Indemnified Party.
(e)    An Indemnified Party may, upon written notice to the Co-Borrowers, conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section 13.10 and, as provided above, all documented costs and expenses incurred by such Indemnified Party shall be reimbursed by the Co-Borrowers. No action taken by outside legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Co-Borrowers hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Co-Borrowers are required to indemnify an Indemnified Party pursuant hereto and (ii) the Co-Borrowers have provided evidence reasonably satisfactory to such Indemnified Party that the Co-Borrowers have the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Co-Borrowers (which consent shall not be unreasonably withheld or delayed).
(f)    If and to the extent that the obligations of the Co-Borrowers hereunder are unenforceable for any reason, the Co-Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
(g)    The Co-Borrowers’ obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations (except for contingent obligations which have not yet been asserted) for a period of one (1) year, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.
Section 13.11.    Termination; Survival.
At such time as all of the Obligations (other than obligations which survive as provided in the following sentence) have been repaid and satisfied in full, this Agreement shall terminate. Except as otherwise expressly provided in Sections 2.6 and 4.2 of this Agreement, indemnities and other amounts to which the Lender is entitled under the provisions of Section 13.2 of this Agreement and any other similar provision of this Agreement and the other Loan Documents shall continue in full force and effect for a period of one (1) year and shall protect the Lender (a) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination within said one (1) year period as well as before and (b) at all times within said one (1) year period after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.
Section 13.12.    Severability of Provisions.

7257764v.2

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.
Section 13.13.    GOVERNING LAW.
This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of New York without regard to its conflict of laws principles other than §5-1401 of the New York General Obligations Law.
Section 13.14.    Counterparts.
To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.
Section 13.15.    Limitation of Liability.
None of the Lender, or any affiliate, officer, director, employee, attorney, or agent of the Lender shall have any liability with respect to, and the each of the Parent and the Co-Borrowers hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Parent or the Co-Borrowers in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Co-Borrowers and the Parent each hereby waive, release, and agree not to sue the Lender or any of the Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or any of the transactions contemplated by this Agreement or financed hereby, unless caused by the Lender’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment).
Section 13.16.    Entire Agreement.
This Agreement, the Note, and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 13.17.    Construction.
The Lender, the Parent and the Co-Borrowers acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Lender, the Parent and the Co-Borrowers.

7257764v.2

Section 13.18.    Headings.
The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.
Section 13.19.    Several Obligations as Among the Co-Borrowers.
Notwithstanding any term, condition, or provision of this Agreement to the contrary or in any of the other Loan Documents, whether or not expressly so stated in any instance, the liability of the Co-Borrowers, as amongst themselves, for the covenants, agreements, representations, warranties and other Obligations under this Agreement and the other Loan Documents shall be Several only, and not joint. Any payment of the Obligations received by the Lender or otherwise applied by the Lender hereunder that is accompanied by written notice to the Lender either (a) identifying a specific Co-Borrower as the Person making such payment or on whose behalf such payment is being made, or (b) so identifying more than one Co-Borrower and specifying the dollar amount or percentage of such payment to be allocated to each such Borrower, shall be applied in the manner specified only to the outstanding Obligations of such Co-Borrower or Co-Borrowers. Any payment of the Obligations received by the Lender or otherwise applied by the Lender hereunder that is not accompanied by such notice shall be applied to the outstanding Obligations of the Co-Borrowers in such reasonable manner as the Lender shall determine after consultation with Parent.
Section 13.20.    Maximum Liability.
The Co-Borrowers hereby covenant and agree that:
(a)    it is intended by the Parent, the Co-Borrowers and the Lender that the terms, conditions, and provisions of this Agreement are severable, and that the joint liability of Parent with each and all of the other Co-Borrowers for the Obligations not constitute a fraudulent conveyance under any Debtor Relief Laws:
(i)    if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction; and
(ii)    if all or any portion of (A) the Obligations or (B) any security interest in any collateral granted by any Co-Borrower in favor or for the benefit of the Lender in connection with its Obligations is held or determined to be void, invalid, or unenforceable against such Co-Borrower as a fraudulent conveyance or fraudulent transfer on account of or as a result of the amount of such Co-Borrower’s aggregate liability under the Loan Facility, then, notwithstanding any other term, condition, or provision of this Agreement or any other Loan Document to the contrary, the aggregate amount of such liability shall be, without any further action by the Lender, the Co-Borrowers, or any other Person, automatically limited and reduced to the highest amount which is valid and enforceable against such Co-Borrower as determined in such action or proceeding to not constitute such a fraudulent conveyance or fraudulent transfer, which amount (without limiting the generality of the foregoing) may be an amount which is not greater than the greatest of:

(1)	the fair consideration actually received by such Co-Borrower under the terms of and as a result of the Loan Facility, including, without

7257764v.2

limiting the generality of the foregoing, and to the extent not inconsistent with applicable Federal and state law affecting the enforceability of notes generally, distributions or advances made to such Co-Borrower with the proceeds of the credit extended hereunder in exchange for its execution and delivery of this Agreement and the other Loan Documents; or

(2)
the excess of (x) the amount of the fair saleable value of the assets of such Co-Borrower as of the Agreement Date as determined in accordance with applicable Federal and state law governing determinations of the insolvency of debtors as in effect on the date thereof over (y) the amount of all liabilities of such Co-Borrower as of the Agreement Date, also as determined on the basis of applicable Federal and state law governing the insolvency of debtors as in effect on the date thereof; or

(3)
the maximum amount of liability under the Loan Facility which could be asserted against such Co-Borrower hereunder without (x) rendering such Co-Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the UFTA or Section 2 of the UFCA, (y) leaving such Co-Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Federal Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (z) leaving such Co-Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA.

(b)    if bankruptcy or reorganization proceedings at any time are instituted by or against any Co-Borrower under any Debtor Relief Laws, such Co-Borrower hereby: (A) until indefeasible payment in full in cash of its Obligations, hereby expressly and irrevocably waives, to the fullest extent possible, on behalf of such Co-Borrower, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any Person, and that such Co-Borrower may have or hereafter acquire against any Person in connection with or as a result of such Co-Borrower’s execution, delivery, and/or performance of this Agreement or any of the other Loan Documents to which such Co-Borrower is a party or otherwise; (B) until the indefeasible repayment in full in cash of its Obligations, expressly and irrevocably agrees not to assert any “claim” (as such term is defined in the Bankruptcy Code) of any kind against any other Co-Borrower, and further agrees that it shall not assert any such rights against any Person (including any surety), either directly or as an attempted set off to any action commenced against such Co-Borrower by the Lender or any other Person; and (C) acknowledges and agrees (1) that this waiver is intended to benefit the Lender and shall not limit or otherwise affect such Co-Borrower’s liability hereunder or the enforceability of this Agreement or any of the other Loan Documents, and (2) that the Lender and their successors and assigns are intended beneficiaries of this waiver, and the agreements set forth in this Section 13.20 and their rights under this Section 13.20 shall survive payment in full of the Obligations; and

7257764v.2

(c)    in the event the obligations of any Co-Borrower in connection with the Loan Facility or any of the other Loan Documents are held or determined to be void, invalid, or unenforceable, in whole or in part, such holding or determination shall not impair or affect (i) the validity and enforceability of this Agreement or any of the other Loan Documents or the Obligations against any other Co-Borrower or obligor, which validity and enforceability shall continue in full force and effect in accordance with the terms hereof; or (ii) the validity and enforceability of any clause or provision not so held to be void, invalid or unenforceable as against the Co-Borrowers; and
(d)    to the extent that any payment to, or realization by, the Lender on the Obligations exceeds the limitations of this Section 13.20 and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement and the other Loan Documents as limited shall in all events remain in full force and effect and be fully enforceable against each Co-Borrower. This Section 13.20 is intended solely to reserve the rights of the Lender hereunder against each Co-Borrower, in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and/or other applicable laws and none of the Co-Borrowers or any other Person shall have any right, claim, or defense under this Section 13.20 that would not otherwise be available under applicable Debtor Relief Laws and/or other applicable laws in such proceeding.
Section 13.21.    Attorney-in-Fact.
Each of the Co-Borrowers hereby irrevocably appoints and authorizes the Lender, as such Co-Borrower’s attorney in fact, which agency is coupled with an interest, to, at any time while an Event of Default exists and is continuing, execute and/or record in the Lender’s or such Co-Borrower’s name any notices, instruments, or documents that the Lender reasonably deems necessary to protect the Lender’s interest under any of the Loan Documents.
Section 13.22.    Actions.
Each Co-Borrower hereby agrees that the Lender, in exercising its rights, duties or liabilities hereunder and/or under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Project or the Loan Documents, and the Co-Borrowers shall reimburse the Lender promptly following demand for all reasonable out-of-pocket expenses so incurred or paid by the Lender, including, without limitation, reasonable attorneys’ fees and expenses of outside counsel and court costs.
Section 13.23.    Delay Outside Lender’s Control.
The Lender shall not be liable in any way to the Co-Borrowers or any third party for the Lender’s failure to perform or delay in performing under the Loan Documents (and the Lender may suspend or terminate all or any portion of the Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock out, boycott or blockade (whether presently in effect, announced or in the sole judgment of the Lender deemed probable), or from any act of God or other cause or event beyond the Lender’s control.
Section 13.24.    Immediately Available Funds.
Unless otherwise expressly provided for in this Agreement, all amounts payable by any Co-Borrower to the Lender shall be payable only in United States currency, immediately available funds.

7257764v.2

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

7257764v.2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the day and year first above written.
PARENT:
FUELCELL ENERGY FINANCE, LLC,
a Connecticut limited liability company
By: _/s/ Michael Bishop____________________
    Name: Michael Bishop
    Title: Senior Vice President and CFO of FuelCell Energy, its Member
LENDER:
NRG ENERGY, INC., a Delaware corporation

By: _/s/ Christopher S. Sotos___________________
    Name: Christopher S. Sotos
    Title: Senior Vice President

7257764v.2

EXHIBIT “A”
ATTACHED TO AND MADE A PART OF THAT CERTAIN LOAN AGREEMENT
EXECUTED BY AND BETWEEN FUELCELL ENERGY FINANCE, LLC,
AS THE PARENT, AND NRG ENERGY, INC., AS LENDER,

DATED JULY 30, 2014
Form of Annual Operating Budget

x	***FuelCell Energy - Draft Operating Budget Template***																							x
x	**Year of Operation**		0	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	18	20	x
x	**Cash Flow Date (000)s**																							x
x																								x
x	*TECHNICAL SUMMARY*																							x
x	Year of Operation		0	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	18	19	x
x	Calendar Year																							x
x																								x
x	**Power**																							x
x	Gross Avg Fuel Cell Output (kW)																							x
x	**Fuel**																							x
x	Avg Annual FC Heat Rate (LHV)																							x
x																								x
x	**Chilling / Thermal**																							x
x	Avg Plant Thermal Recovery (MMBtu/hr)																							x
x	Power Savings from Absorption Chilling (kW)																							x
x																								x
x	**Annual Totals**																							x
x	Plant Electricity Net (MWh)																							x
x	Plant Fuel (MMBtu HHV)																							x
x																								x
x	*FINANCIAL SUMMARY (000s)*																							x
x																								x
x	**Project Revenue**																							x
x	Power Sales																							x
x	Electricity - RECs																							x
x	Avoided Thermal Cost	-			-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	x
x	***Total Revenue (Avoided Utility Cost)***	$ -		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	x
x																								x
x	**Operating Costs**																							x
x	Plant Fuel																							x
x	FCE Plant O&M and Restack																							x
x	Property Taxes																							x
x	Water																							x
x	Admin Insurance and Other																							x
x	***Total Operating Costs***	$ -		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	x
x																								x
x	***EBITDA***	$ -		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	x
x	***ITC***	$ -																						x
x	***Unlevered After-Tax Cash Flow***	$ -	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	x
x																								x
x	*DEPRECIATION*																							x
x	***MACRS 5 Year Tax Depreciable Basis***																							x
x	Tax Rate/Tax Depreciation																							x
x	MACRS Value to Tax Investor																							x
x																								x
x	***Total Levered Pre-tax Cash Flows***																							x
x	***(Assumes NOL Use)***																							x
x																								x
x	*DEBT*																							x
x	Balance																							x
x	Principal																							x
x	Interest																							x
x	Remaining Balance																							x
x																								x
x	Debt Service																							x
x	Levered Project Pre-Tax Cash Flow																							x
x																								x
x	***Operating Income before MACRS***																							x
x	***ITC***																							x
x	***Levered After Tax Cash Flow to Equity***	$ -																						x
x	***DSRA***																							x
x	***Cumulative After Tax Cashflow***				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	x
																								x
	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x

7257764v.2

EXHIBIT “C”
ATTACHED TO AND MADE A PART OF THAT CERTAIN LOAN AGREEMENT
EXECUTED BY AND BETWEEN FUELCELL ENERGY FINANCE, LLC,
AS THE PARENT, AND NRG ENERGY, INC., AS LENDER,
DATED JULY 30, 2014

Form of Joinder Agreement
JOINDER AGREEMENT
THIS JOINDER AGREEMENT (hereinafter referred to as this “Agreement”), dated ________, 201__, by and between
[____________________], a limited liability company duly organized, validly existing and in good standing under the laws of the State of [______________], having its principal office located at 3 Great Pasture Road, Danbury, Connecticut 06810 (hereinafter referred to as the “Additional Borrower”),
AND
NRG ENERGY, INC., a corporation having an office address located at 211 Carnegie Center, Princeton, New Jersey 08540, its successors and/or assigns (hereinafter referred to as the “Lender”).
W I T N E S S E T H :
WHEREAS, pursuant to the terms, conditions, and provisions of that certain Loan Agreement, dated July 30, 2014, executed by and between FuelCell Energy Finance, LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut, having its principal office located at 3 Great Pasture Road, Danbury, Connecticut 06810 (hereinafter referred to as the “Parent”), and the Lender (hereinafter, as it may have previously been from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as the “Original Loan Agreement”), the Lender made available to the Co-Borrowers a credit facility in the maximum principal amount of up to Forty Million and 00/100 ($40,000,000) Dollars (the “Loan Facility”); and
WHEREAS, defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Original Loan Agreement; and
WHEREAS, pursuant to the terms, conditions, and provisions of Section 4.1 of the Original Loan Agreement, additional proceeds of the Loan Facility may be advanced to the Co-Borrowers, including the Additional Borrower, in connection with their Projects; and
WHEREAS, the Additional Borrower desires to satisfy the conditions precedent set forth and described in Section 4.1 of the Original Loan Agreement so that the Lender will make Project Debt available to the Additional Borrower, on a several basis, in in the maximum principal amount of up to $________________________ in connection with the Additional Borrower’s development of a fuel cell facility with a nominal nameplate capacity of up to [___] MW located at [_____________________________________] (hereinafter referred to as the “Additional Project”); and

7257764v.2

WHEREAS, as condition precedent to the Additional Borrower’s satisfaction of the conditions precedent set forth and described in Section 4.1 of the Original Loan Agreement, the Lender has required that the Additional Borrower enter into this Agreement for the purposes of, inter alia, confirming the Additional Borrower’s acceptance, on a Several basis, of all obligations, liabilities, and responsibilities of a “Co-Borrower” under the Original Loan Agreement and all of the other Loan Documents; and
WHEREAS, for the purposes of this Agreement, the Original Loan Agreement, as supplemented by the terms, conditions, and provisions hereof, shall be referred to as the “Loan Agreement”.
NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:
1.    Joinder. The Additional Borrower hereby acknowledges the receipt of true and correct copies of the Original Loan Agreement and all of the other Loan Documents, and, by its execution and delivery hereof, the Additional Borrower hereby covenants and agrees that it is and shall be a Co-Borrower with respect to the Loan Facility, the Original Loan Agreement, and all of the other Loan Documents. The Additional Borrower hereby further covenants and agrees that, from and after the date hereof, the Additional Borrower and the current Co-Borrowers shall be Severally (and not jointly) liable and obligated under the Original Loan Agreement and the other Loan Documents for all of the duties, liabilities, responsibilities, and obligations of the “Co-Borrowers” thereunder. Without limiting the generality of the foregoing, the Additional Borrower hereby represents and warrants to the Lender that all of the terms and obligations contained in the Loan Documents remain in full force and effect, and hereby affirms and ratifies in favor of the Lender the Original Loan Agreement and each of the other Loan Documents.
2.    Addition of Co-Borrower; Addition of Project. From and after the date hereof, (a) the Additional Borrower is and shall be deemed to be a “Co-Borrower” (as such term is defined in the Original Loan Agreement) and (b) the Additional Project is and shall be deemed to be a “Project” (as such term is defined in the Original Loan Agreement).
3.    Representations and Warranties. The Additional Borrower hereby represents, warrants and confirms to the Lender that:
(a)    each of the representations and warranties set forth in the Original Loan Agreement applicable to an Additional Borrower is true and correct in all material respects as to the Additional Borrower on and as of the date hereof (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein);
(b)    there are no judgments against the undersigned in any of the courts of the United States and that there is no litigation, active, pending or threatened, against the Additional Borrower;
(c)    it has entered into and delivered this Agreement voluntarily and without coercion or duress of any kind, and has been represented in connection herewith by counsel of its choice and is fully aware of the terms contained in this Agreement; and
(d)    no oral or other agreements, understandings, representations or warranties exist with respect to the Loan Documents or with respect to the obligations of the undersigned thereunder, except those specifically set forth in this Agreement.

7257764v.2

4.    Ratification and Confirmation of Loan Documents. The Additional Borrower hereby ratifies, confirms, and reaffirms that, as of the date hereof, there exists no defense, set off, or claim of any nature whatsoever to its respective obligations, liabilities, and responsibilities under the Loan Agreement or any of the other Loan Documents.
5.    Full Force and Effect. Except as expressly modified by this Agreement, all of the terms and conditions of the Loan Agreement and the other Loan Documents shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof.
6.    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES OTHER THAN §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
7.    Counterparts; Facsimile or Electronic Mail Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement. Copies of any counterparts of this Agreement signed and transmitted by facsimile or by electronic mail shall be deemed to constitute an original and any signatory to this Agreement who transmitted his or her signed counterpart of this Agreement by facsimile or electronic mail shall thereafter endeavor to provide the Lender with his or her originally signed counterpart of this Agreement, but the failure to so provide the original of the signed counterpart to the Lender by any signatory shall not affect the validity of this Agreement.

7257764v.2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
ADDITIONAL BORROWER:
[_________________________],
a [___________] limited liability company
By: ______________________________
Name:
Title:
LENDER:
NRG ENERGY, INC., a Delaware corporation
By: ______________________________
    Name:
    Title:

7257764v.2

EXHIBIT “D”
ATTACHED TO AND MADE A PART OF THAT CERTAIN LOAN AGREEMENT
EXECUTED BY AND BETWEEN FUELCELL ENERGY FINANCE, LLC,
AS THE PARENT, AND NRG ENERGY, INC., AS LENDER,

DATED JULY 30, 2014
Form of Promissory Note
FORM OF PROMISSORY NOTE

$[_____________________]	[_________ ____, 20__]

FOR VALUE RECEIVED, the undersigned [_______________], a limited liability company duly organized, validly existing, and in good standing under the laws of the State of [___________] (hereinafter referred to as the “Borrower”) promises to pay to the order of NRG ENERGY, INC., a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware (hereinafter referred to as the “Lender”), at 211 Carnegie Center, Princeton, New Jersey 08540, or at such other place as may be designated in writing by Lender, the principal sum of [_______________] DOLLARS or so much thereof as may from time to time be owing under this Promissory Note (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as this “Note”) by reason of Project Advances by the Lender to or for the benefit or account of Borrower, with interest thereon at the “Effective Rates” (as such term is defined below) based on a year of 365 or 366 days, as appropriate, and charged on the basis of actual days elapsed. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.
The date and amount of each Project Advance made by the Lender to the Borrower, and each payment made on account of the principal of such Project Advance, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or under this Note.
This Note is one of the Notes referred to in the Loan Agreement dated July 30, 2014 (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as the “Loan Agreement”), executed by and among, inter alia, the Lender, the Borrower, and FuelCell Energy Finance, LLC, a Connecticut limited liability company (hereinafter referred to as the “Parent”).
1.    DEFINED TERMS.
Capitalized terms used but not defined in this Note shall have the meanings assigned and ascribed to such terms as set forth in the Loan Agreement.
The term “Default Rate” shall mean a rate per annum equal to 2.00% in excess of the Effective Rate.

7257764v.2

The term “Effective Rate” shall mean a rate per annum equal to (i) 8.50% during the Construction Period for the Borrower’s Project, and (ii) 8.00% during the COD Period for the Borrower’s Project.
The term “Maturity Date” shall mean the date that is five (5) years after the date on which the first Project Advance evidenced by this Note was made to the Borrower.

2.	INTEREST PAYMENTS.
(i)    Construction Period. Interest shall accrue on the outstanding principal balance of this Note, but shall not be payable, during the Construction Period for the Borrower’s Project.
(ii)    COD Period. From and after the Conversion Date with respect to Project Debt of the Borrower, payments of accrued and unpaid interest on this Note shall be due and payable on the first (1st) Business Day of each month commencing with the first (1st) Business Day of the month after such Conversion Date (hereinafter, each such date with respect to the Borrower shall be referred to as a “Payment Date”).
3.    MANDATORY PRINCIPAL PAYMENTS.
(i)    Construction Period. There shall be no regularly scheduled mandatory monthly principal repayments during the Construction Period for the Borrower’s Project.
(ii)    COD Period. Commencing with the first Payment Date following the Conversion Date, and continuing on each Payment Date thereafter up to, but not including, the Maturity Date, the Borrower shall make monthly payments of principal on this Note in accordance with an amortization schedule (hereinafter referred to as the “Amortization Schedule”) that is to be attached to, and made a part of, this Note in accordance with an allonge that is to be executed by and between the Lender and the Borrower as a condition precedent to Conversion of the Borrower’s Project Debt, all as more particularly set forth in Section 7.4(b) of the Loan Agreement.
4.    PREPAYMENTS.
(i)    General Terms. Except as otherwise provided in this Agreement, upon the prepayment of all or any portion of the outstanding principal balance of this Note (whether such prepayment is an optional prepayment or a mandatory prepayment), the Borrower shall pay to the Lender all accrued and unpaid interest, costs, fees, and other expenses due and payable to the Lender pursuant to the terms, conditions, and provisions of this Note as of the date of such prepayment. Any amounts prepaid may not be re-borrowed.
(ii)    Optional Prepayments. Subject to the terms, conditions, and provisions of Section 4(i) above, the Borrower may prepay the outstanding principal balance of this Note in whole and/or in part, without penalty or premium, each such principal prepayment to be in a minimum amount of $500,000 (unless the entire outstanding principal balance of this Note is being prepaid in full), or $100,000 increments in excess of such amount. The Borrower shall give the Lender prior express written notice of each proposed prepayment not less than five (5) days and not more than thirty (30) days prior to the date proposed for such prepayment (hereinafter each such notice shall be referred to as a “Prepayment Notice”).  Each Prepayment Notice shall specify the date of such prepayment and the principal amount to be prepaid on such date.  Promptly following receipt of a Prepayment Notice, the Lender shall notify the Borrower of the amount of accrued and unpaid interest, fees, costs, and other expenses that are due and payable by the Borrower to the Lender as of the date of such prepayment. All prepayments shall be applied to the outstanding principal balance of this Note in the inverse order of maturity. Notwithstanding the foregoing to the contrary, following

7257764v.2

the Conversion Date with respect to Project Debt of the Borrower, the Borrower may elect in writing to the Lender, to have any such prepayment applied to the next scheduled installment of principal that is payable to the Lender in accordance with the Amortization Schedule provided that if the amount of such prepayment shall exceed the amount of the next scheduled installment of principal that is payable to the Lender in accordance with the Amortization Schedule, such excess prepayment shall be applied to the outstanding principal balance of this Note in the inverse order of maturity.
(iii)    Mandatory Prepayments. Subject to the terms, conditions, and provisions of Section 4(i) above, the Borrower shall make mandatory principal prepayments, without penalty or premium in an amount as may be required in accordance with Sections 4.01(b)(i), 4.02(b)(v), 4.05(c) and 4.06 of the Depository Agreement to which the Borrower is a party.
All such mandatory principal prepayments shall be applied to the outstanding principal balance of this Note in the inverse order of maturity.
5.    MATURITY DATE. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the Maturity Date. Principal amounts outstanding hereunder, upon which repayment obligations exist and interest accrues, shall be determined by the records of the Lender, which shall be deemed to be conclusive in the absence of clear and convincing evidence to the contrary presented by the Borrower.

6.	SECURED NOTE.
This Note is secured by, inter alia, the Security Documents and the other Loan Documents to which the Borrower is a party, all as more particularly set forth and described therein.
7.    DEFAULT RATE. From and after the date on which sums owing on the Note become due and payable by acceleration or otherwise or such earlier date on which an “Event of Default” (as such term is defined in the Loan Agreement) with respect to the Borrower exists under the Loan Agreement or under any of the other Loan Documents, then at the option of the Lender, all sums owing on this Note shall bear interest at the Default Rate.

8.	[INTENTIONALLY OMITTED].
9.    MISCELLANEOUS.
(i)    Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be given to the parties at the address and in the manner provided for in Section 13.01 of the Loan Agreement, except as otherwise provided herein.
(ii)    Litigation; Jurisdiction; Other Matters; Waivers. Section 13.5 of the Loan Agreement is hereby incorporated by reference as if fully set forth in this Agreement, and each reference in any such Section of the Loan Agreement to the “Agreement”, “herein”, “hereunder” and like terms shall be deemed to refer to this Note.
(iii)    Waiver. The Borrower waives presentment; demand; notice of dishonor; notice of acceleration; notice of protest and nonpayment; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

7257764v.2

(iv)    Governing Law. This Note and any claim, controversy or dispute arising under or related to this Note, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding its conflict of laws rules other than §5-1401 of the New York General Obligations Law.
(v)    Commercial Use; Maximum Rate Permitted By Law. The Borrower hereby represents that the proceeds of the Borrower’s Project Debt is for commercial use and not for personal, family or household purposes. It is the specific intent of the Borrower and the Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided exceeds that which is statutorily permitted for the type of transaction evidenced hereby, then the interest rate shall be automatically reduced to the highest rate permitted by applicable law, with any excess interest heretofore collected being applied against principal or, if such principal has been fully repaid, returned to the Borrower on demand.
(vi)    Lender’s Damages. The Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Event of Default with respect to the Borrower hereunder or under any other Loan Document, will require the Lender to incur additional expense in servicing and administering the Loan Facility, in loss to the Lender of the use of the money due and in frustration to the Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. The Borrower agrees that the accrual of interest at the Default Rate following any Event of Default with respect to the Borrower is a reasonable estimate of the damage to the Lender in the event of such Event of Default with respect to the Borrower, regardless of whether there has been an acceleration of the Project Debt evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of the Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of the Lender’s right to compel prompt performance.
(vii)    Rights and Remedies Cumulative. All of the rights and remedies of the Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by the Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by the Lender to exercise, or delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any default. Any judgment rendered on this Note shall bear interest at the Effective Rate, and not at the statutory rate of interest, after judgment, any execution thereon, and until actual receipt by the Lender of payment in full of this Note and said judgment. Interest at the Effective Rate shall be collectible as part of any judgment hereunder and shall be secured by the Security Documents and the other Loan Documents.
(viii)    Use of Singular and Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.
(ix)    Entire Agreement. This Note, together with the other Loan Documents to which the Borrower is a party to contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. This Note shall not be modified except by written instrument executed by all parties. Any reference

7257764v.2

to this Note includes any amendments, renewals or extensions now or hereafter approved by the Lender in writing.
(x)    Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Note by such attachment for all purposes.
(xi)    Inconsistencies. In the event of any inconsistencies between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.
(xii)    No Waiver. No previous waiver and no failure or delay by the Lender in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note or the obligations secured hereby. A waiver of any term of this Note or of any of the obligations secured hereby must be made in writing and shall be limited to the express written terms of such waiver.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

7257764v.2

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date appearing on the first page of this Note.
BORROWER:
[_______________],
a [___________] limited liability company

By: ______________________________
Name:
Title:

7257764v.2

EXHIBIT “E”
ATTACHED TO AND MADE A PART OF THAT CERTAIN LOAN AGREEMENT
EXECUTED BY AND BETWEEN FUELCELL ENERGY FINANCE, LLC,
AS THE PARENT, AND NRG ENERGY, INC., AS LENDER,

DATED JULY 30, 2014
Form of Notice of Borrowing
[________________], 20[__]

TO:	NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
Attention: Scot McClintic
Telephone: (609) 524-4764
Email: Scot.McClintic@nrgenergy.com

FROM:    [_______________], LLC, a [_____] limited liability company
        (the “Requesting Co-Borrower”)
RE:        Notice of Borrowing No. [INSERT NUMBER]
Pursuant to Section 7.3(a) of the Loan Agreement, dated as of July 30, 2014 (the “Loan Agreement”), among the Requesting Co-Borrower, the other Co-Borrowers party thereto, FuelCell Energy Finance, LLC (the “Parent”), and NRG Energy, Inc. (the “Lender”), Requesting Co-Borrower hereby requests a Project Advance described below and certifies to the Lender that the statements contained in items (3) through (15) below are true and correct. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

1.	The date of requested Project Advance is [_________________], 20[__] which is a Business Day.

2.	The aggregate principal amount of the requested Project Advance is $[________].

3.
No Default or Event of Default has occurred and is continuing for the Requesting Co-Borrower or with regard to the Parent or with regard to the Sponsor Guaranty or will occur as a result of the Project Advance hereunder.

4.	Each representation and warranty of the Requesting Co-Borrower, the Parent and the Sponsor set forth in the Loan Documents is true and correct in all

7257764v.2

material respects as of the date of the requested Project Advance (or, if any representation or warranty is stated to have been made as of a specific date, as of such specific date).

5.	All Loan Documents to which the Requesting Co-Borrower, the Parent and the Sponsor are a party are in full force and effect.

6.	All Project Documents to which the Requesting Co-Borrower is a party are in full force and effect.

7.	The Requesting Co-Borrower’s Project is being constructed in accordance with the construction schedule for such Project.

8.	The Requesting Co-Borrower’s Project is being constructed in accordance with the construction budget for such Project.

9.	Attached as Schedule 1 is the certificate required under Section 7.3(g) of the Loan Agreement.

10.
Attached as Schedule 2 are copies of executed acknowledgements of payments and releases of mechanics’ and materialmen’s liens or such other items specified as substitutes therefore as required under Section 7.3(h) of the Loan Agreement.

11.
All Applicable Permits with respect to the construction and operation of the Requesting Co-Borrower’s Project required to have been obtained by the date of the requested Project Advance from any Governmental Authority have been validly issued, are final, are in full force and effect and are not subject to any current appeal or any unsatisfied conditions that could reasonably be expected to allow for material modification or revocation. Requesting Co-Borrower is in material compliance with all applicable requirements of its Applicable Permits. With respect to all Applicable Permits not yet required, Requesting Co-Borrower reasonably believes that such Applicable Permits will be obtained by the time required, and in any event no later than the applicable Conversion Date.

12.
The Project Documents required to be executed and delivered by the Requesting Co-Borrower by the date of the requested Project Advance in connection with the development and construction of the Requesting Co-Borrower’s Project which were not previously delivered to the Lender have been fully executed and are in full force and effect and in a form, including any change or amendment thereto made since the respective dates of their execution and delivery, approved by the Lender.

13.
Requesting Co-Borrower has not received written notice from the proposed Interconnection Provider that an Interconnection Agreement with the Requesting Co-Borrower cannot be provided for execution within a timeframe reasonably necessary to allow the Requesting Co-Borrower’s Project to achieve COD on or before the end of the applicable Construction Period.

14.
There is no continuing default under any Project Document, Applicable Permit, certificate, or any other similar approval or agreement, in each case, in connection with the Requesting Co-Borrower’s Project, that would reasonably be expected to have a Material Adverse Effect on such Project.

7257764v.2

15.	Each other condition set forth in Section 7.3 of the Loan Agreement shall be satisfied as of the date of the requested Project Advance or waived in writing by the Lender.

7257764v.2

IN WITNESS WHEREOF, the undersigned, being an Authorized Officer of the Requesting Co-Borrower, executed this Notice of Borrowing on the date first set forth above.

[________________], LLC, a [___________] limited liability company By: Name: Title:

7257764v.2

Schedule 1

Borrowing Certificate

[________], LLC

Certificate as to Notice of Borrowing

[___________] [__], 201[_]

[_________________________], as an Authorized Officer of [_______], LLC, a [_____] limited liability company (“Requesting Co-Borrower”), pursuant to Section 7.3(h) of the Loan Agreement dated as of July 30, 2014 (as amended, modified and supplemented and in effect from time to time, the “Loan Agreement”) by and among Requesting Co-Borrower, the other Co-Borrowers party thereto, FuelCell Energy Finance, LLC, and NRG Energy, Inc. (the “Lender”), DOES HEREBY CERTIFY as follows and, in each case, as of the date first set forth above that:

ARTICLE XIV.	THE PROJECT ADVANCE REQUESTED PURSUANT TO THE NOTICE OF BORROWING TO WHICH THIS CERTIFICATE IS ATTACHED (THE “NOTICE”) SHALL BE IN THE AMOUNT SET FORTH ON THE NOTICE.

ARTICLE XV.
THE PROCEEDS OF THE PROJECT ADVANCES REQUESTED PURSUANT TO THE NOTICE SHALL BE USED SOLELY FOR FINANCING THE COSTS OF CONSTRUCTING THE REQUESTING CO-BORROWER’S PROJECT IN ACCORDANCE WITH THE CONSTRUCTION BUDGET OF SUCH REQUESTING CO-BORROWER OR AS OTHERWISE PERMITTED UNDER THE LOAN AGREEMENT.

ARTICLE XVI.
ATTACHED HERETO AS EXHIBIT A ARE TRUE AND CORRECT COPIES OF INVOICES OR OTHER EVIDENCE OF PAYMENT REPRESENTING COSTS RELATED TO THE REQUESTING CO-BORROWER’S PROJECT THAT ARE DUE AND PAYABLE TO THIRD PARTIES (OTHER THAN SUBCONTRACTORS SOLELY TO THE EXTENT THAT THE AGGREGATE AMOUNT OF SUCH SUBCONTRACT IS EQUAL TO OR LESS THAN $100,000) AS OF THE DATE FIRST WRITTEN ABOVE.

Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Loan Agreement.

7257764v.2

IN WITNESS WHEREOF, the Requesting Co-Borrower has caused this Certificate to be executed on its behalf by an Authorized Officer on and as of the date first set forth above.

[_____________], LLC,
a [_______] limited liability company

By: _________________________________
Name:
Title:

7257764v.2

Exhibit A

Invoices

7257764v.2

Schedule 2
Mechanics’ and Materialmen’s Lien Releases

7257764v.2

EXHIBIT “H”
ATTACHED TO AND MADE A PART OF THAT CERTAIN LOAN AGREEMENT
EXECUTED BY AND BETWEEN FUELCELL ENERGY FINANCE, LLC,
AS THE PARENT, AND NRG ENERGY, INC., AS LENDER,
DATED JULY 30, 2014
Form of Pledge Agreement
PLEDGE AND SECURITY AGREEMENT
This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of _________, 201_, is made by and between FUELCELL ENERGY FINANCE, LLC, a Connecticut limited liability company (together with its successors and permitted assigns, “Obligor”), and NRG ENERGY, INC. (together with its permitted successors and assigns, “Lender”).
RECITALS
A.Pursuant to the Loan Agreement (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”) dated as of July 30, 2014, by and among Obligor, [_________, LLC, a ______ limited liability company (together with its successors and permitted assigns, “Borrower”)], the other Co-Borrowers (if any) party thereto and Lender, Lender has agreed to make loans and extend credit to Borrower on the terms and subject to the conditions set forth in the Loan Agreement.
B.    Obligor is the sole member and owns 100% of all the issued and outstanding membership interests in Borrower. Obligor expects to receive a substantial financial benefit from the extension of the Loans and credit under the Loan Agreement to Borrower and the development of Borrower’s Project.
C.    It is a requirement under the Loan Agreement and the other Loan Documents, and a condition precedent to the extensions of credit to Borrower contemplated thereby, that Obligor shall have executed and delivered this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of Obligor and Lender hereby agrees as follows:
ARTICLE I DEFINITIONS
Section 1.01.    Certain Defined Terms.
(a)    Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term (whether directly or by reference to another

PLEDGE AGREEMENT

agreement or document) in the Loan Agreement. The rules of interpretation set forth in the Loan Agreement are hereby incorporated by reference as if fully set forth herein.
(b)    In addition to the terms defined in the Loan Agreement, the preamble and the recitals, the following terms shall have the following respective meanings:
“Collateral” has the meaning assigned to that term in Section 2.01(a).
“Discharge Date” shall mean the date on which a Project Release with regard to the Borrower has occurred in accordance with the terms of the Loan Agreement.
“LLC Agreement” means the Limited Liability Company Operating Agreement of the Borrower dated [____] by the Obligor.
“Ownership Collateral” has the meaning assigned to that term in Section 2.01(a)(iii).
“Pledged Ownership Interests” has the meaning assigned to that term in Section 2.01(a)(i).
“Proceeds” has the meaning assigned to the term “proceeds” in the Uniform Commercial Code.
“Security” has the meaning assigned to the term “Security” in the Uniform Commercial Code.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction, including the State of Connecticut, from time to time.
ARTICLE II     THE PLEDGE
Section 2.01.    Grant.
(a)    As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any mandatory prepayment date or otherwise) and performance of Borrower’s Obligations, Obligor hereby pledges and grants to Lender a security interest in all of Obligor’s right, title and interest in and to the following property that are now or hereafter owned by the Obligor, whether now owned or hereinafter acquired (collectively, the “Collateral”):
(i)    all membership interests in Borrower identified in Annex 2 and all other membership interests of whatever class or character of Borrower, now or hereafter owned by Obligor, in each case together with the original certificates (if any) evidencing the same (collectively, the “Pledged Ownership Interests”);

2    PLEDGE AGREEMENT

(ii)    subject to Section 2.12, all membership interests, securities, moneys or property representing a dividend on any of the Pledged Ownership Interests, or representing a distribution or return of capital upon or in respect of the Pledged Ownership Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Ownership Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Ownership Interests;
(iii)    without affecting the obligations of Obligor under any provision prohibiting that action under any Loan Document, in the event of any consolidation or merger of Borrower in which Borrower is not the surviving Person, all ownership interests of any class or character in the successor Person (unless that successor Person is Obligor itself) formed by or resulting from that consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the “Ownership Collateral”);
(iv)    the LLC Agreement; and
(v)    all Proceeds and products in whatever form of all or any part of the Collateral and all accessions to, substitutions for and replacements of all or any part of the Collateral.
Section 2.02.    Obligations Unconditional. Until the Discharge Date, the obligations of Obligor in this Agreement shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Loan Document or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of Borrower’s Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than to the extent of payment or performance of Borrower’s Obligations), it being the intent of this Section 2.02 that the obligations of the Obligor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Obligor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:
(a)    at any time or from time to time, without notice to Obligor, the time for any performance of or compliance with any of Borrower’s Obligations shall be extended, or such performance or compliance shall be waived;
(b)    the occurrence of any of the acts mentioned in the provisions of any Loan Document (other than payment or performance of Borrower’s Obligations);
(c)    the maturity of any of Borrower’s Obligations shall be accelerated, or any of Borrower’s Obligations shall be modified, supplemented or amended in any respect, or any right under any Loan Document in compliance with the terms of such Loan Document

3    PLEDGE AGREEMENT

or any other agreement or instrument referred to therein shall be waived or any guarantee of any of Borrower’s Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(d)    any Lien granted to, or in favor of, Lender as security for any of Borrower’s Obligations shall fail to be perfected; or
(e)    any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Lender, Borrower, Obligor or any other Person, including any discharge of, or bar or stay against collecting, all or any part of Borrower’s Obligations (or any interest on all or any part of Borrower’s Obligations) in or as a result of any such proceeding.
Section 2.03.    Waiver.
(a)    Obligor hereby expressly waives, to the fullest extent permitted by law, promptness, diligence, presentment, demand for payment or performance and protest; filing of claims with any court with respect to this Agreement; any proceeding to enforce any provision of the Loan Documents; notice of acceptance of and reliance on this Agreement by Lender, notice of the creation of any Obligations of Borrower, and any other notice whatsoever; any requirement that Lender exhausts any right, power or remedy or proceed or take any other action against Borrower under any Loan Document to which it is a party or any lien or encumbrance on, or any claim of payment against, any property of Borrower or any other agreement or instrument referred to therein, or any other Person under any guarantee of, or lien securing, or claim for payment of, any of Borrower’s Obligations; any right to require a proceeding by Lender first against Borrower whether to marshal any assets or to exhaust any right or take any action against Borrower or any other Person or any collateral or otherwise, any diligence in collection or protection for realization upon any Obligation of Borrower or any collateral security for any of the foregoing; any right of protest, presentment, notice or demand whatsoever, and any claims of waiver, release, surrender, alteration or compromise and all defenses (other than to the extent of payment or performance of Borrower’s Obligations), set-offs counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise. Obligor further waives (i) any requirement that any other Person be joined as a party to any proceeding for the enforcement by Lender of any Obligation of Borrower and (ii) the filing of claims by Lender in the event of the receivership or bankruptcy of Borrower. Lender shall have the right to bring suit directly against Obligor with respect to the obligations owed to Lender hereunder either prior to or concurrently with any lawsuit against, or without bringing any suit against Obligor, Borrower or any other Person.
(b)    The enforceability and effectiveness of this Agreement and the liability of Obligor, and the rights, remedies, powers and privileges of Lender, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and Obligor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

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(i)    the illegality, invalidity or unenforceability of all or any part of Borrower’s Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relating to all or any part of Borrower’s Obligations;
(ii)    any disability or other defense with respect to all or any part of the Obligations of Borrower or Obligor, including the effect of any statute of limitations that may bar the enforcement of all or any part of Borrower’s Obligations, but excluding payment or performance to the extent payment has been made or performance has been rendered for any such Obligations of Borrower;
(iii)    the illegality, invalidity or unenforceability of any security or guarantee for all or any part of Borrower’s Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of Borrower’s Obligations;
(iv)    any failure of Lender to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of Borrower’s Obligations) for all or any part of Borrower’s Obligations to Borrower, Obligor or any other Person or any defect in, or any failure by Borrower, Obligor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;
(v)    any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of Borrower or Obligor or may preclude Borrower or Obligor from obtaining reimbursement, contribution, indemnification or other recovery from any other obligor, Borrower or any other Person and even though Borrower or Obligor may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;
(vi)    any act or omission of Lender or any other Person (other than payment or performance of Borrower’s Obligations) that directly or indirectly results in or aids the discharge or release of Borrower or any part of Borrower’s Obligations or any security or guarantee (including any letter of credit) for all or any part of Borrower’s Obligations by operation of law or otherwise;
(vii)    any law which provides that the obligation of a surety or Obligor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or Obligor’s obligation in proportion to the principal obligation;

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(viii)    any counterclaim, set-off or other claim which Borrower has or alleges to have with respect to all or any part of Borrower’s Obligations (other than based on payment or performance of Borrower’s Obligations);
(ix)    any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;
(x)    the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code;
(xi)    any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code;
(xii)    any use of cash collateral under Section 363 of the United States Bankruptcy Code;
(xiii)    any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
(xiv)    the avoidance of any lien or encumbrance in favor of Lender for any reason;
(xv)    any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of Borrower’s Obligations (or any interest on all or any part of Borrower’s Obligations) in or as a result of any such proceeding; or
(xvi)    any action taken by Lender that is authorized by this Section 2.03(b) or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action.
Section 2.04.    Reinstatement. The obligations of Obligor under this Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Obligor or Borrower in respect of Borrower’s Obligations is rescinded or must be otherwise restored by any holder of any of Borrower’s Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Obligor agrees that it will indemnify Lender within three (3) Business Days of demand therefor for all costs and expenses (including reasonable fees of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
Section 2.05.    Subrogation. Obligor hereby waives until the Discharge Date all rights of subrogation or contribution, whether arising by contract or operation of law (including,

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without limitation, any such right arising under any bankruptcy, insolvency or other similar law) or otherwise by reason of any payment by it pursuant to the provisions of this Article II. If any amount shall be paid to Obligor on account of such subrogation rights at any time prior to the Discharge Date, such amount shall be held in trust for the benefit of Lender (if applicable) and shall forthwith be paid to Lender to be credited and applied upon and against Borrower’s Obligations, to the extent then matured, in accordance with the terms of the relevant Loan Documents or, to the extent not then matured or existing, be held by such Lender as collateral security for such Obligations of Borrower.
Section 2.06.    Remedies. Obligor agrees that, as between Obligor and Lender, any obligations of Borrower under any of the Loan Documents to which it is a party may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations shall forthwith become due and payable by Obligor for purposes of this Agreement. For the avoidance of doubt, it is understood and agreed that any amount payable by Obligor pursuant to the immediately preceding sentence is intended to be applied to the payment or prepayment (as the case may be) of the related obligations of Borrower, as applicable. Each of the obligations of Obligor under this Agreement is separate and independent of each other obligation of Obligor hereunder and separate and independent of Borrower’s Obligations, and Obligor agrees that a separate action or actions may be brought and prosecuted by Lender against Obligor to enforce this Agreement, irrespective of whether any action is brought by Lender against Borrower under any relevant Loan Document or whether Borrower is joined in any such action or actions.
Section 2.07.    Continuing Obligation. The obligation provided in this Article II is a continuing obligation and shall apply to all Obligations of Borrower whenever arising.
Section 2.08.    Recourse. Subject to the terms of the Loan Agreement and notwithstanding any other provision of this Agreement to the contrary, Lender shall have no recourse against Obligor (except against the Collateral) for Borrower’s Obligations, and all claims against Obligor and liabilities of Obligor arising in connection with Borrower’s Obligations shall be made only against and shall be limited to the Collateral, except for damage claims against Obligor arising from breach of the representations set forth in Article III below.
Section 2.09.    Perfection. Obligor authorizes Lender to file such financing statements and continuation statements in such offices as are or shall be necessary or as Lender may determine to be appropriate to create, perfect and establish the priority of the Liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of the Collateral or to enable Lender to exercise its remedies, rights, powers and privileges under this Agreement.
Section 2.10.    Preservation and Protection of Security Interests. Obligor shall:
(a)    upon the acquisition after the date hereof by Obligor of any Ownership Collateral, promptly either (i) transfer and deliver to Lender all such Ownership

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Collateral (together with the certificates (if any) representing such Ownership Collateral duly endorsed in blank or accompanied by undated membership interest powers, endorsements or similar document duly executed in blank) or (ii) take such other action as Lender deems necessary or appropriate to create, perfect and establish the priority of, the Liens granted by this Agreement in such Ownership Collateral;
(b)    give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain all Permits and take any and all steps that may be necessary or as Lender may request to create, perfect, establish the first priority of, or to preserve the validity, perfection or the priority of, the Liens granted by this Agreement or to enable Lender to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to those Liens; and
(c)    furnish to Lender from time to time statements and schedules further identifying and describing the Collateral pledged by Obligor hereunder and such other reports in connection with the Collateral pledged by Obligor hereunder as Lender may request, all in reasonable detail.
Section 2.11.    Attorney-in-Fact. Subject to Obligor’s rights under Section 2.12 and until this Agreement is terminated pursuant to Section 2.14, Obligor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Obligor and in the name of Obligor or in its own name, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to preserve the validity, perfection and priority of the Liens granted on the Collateral by this Agreement and, during the continuance of any Event of Default with respect to Borrower, (i) to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purpose of carrying out the provisions of this Agreement and (ii) to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney‑in‑fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Obligor hereby gives Lender the power and right, on behalf of the Obligor, without notice to or assent by Obligor, upon the occurrence and during the continuation of any Event of Default with respect to Borrower, (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral, (ii) to file any claims or take any action or proceeding that Lender may deem necessary or advisable for the collection of all or any part of the Collateral, (iii) to execute, in connection with any sale or disposition of the Collateral under Article II, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral, (iv) pay or discharge taxes and liens levied or placed on or threatened against the Collateral, (v) execute, in connection with any sale provided for in Article II, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral, and (vi) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Lender or as Lender shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) commence and prosecute any suit, action or proceeding at law or in equity in any

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court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (D) defend any suit, action or proceeding brought against Obligor with respect to any Collateral, (E) settle, compromise or adjust any such suit, action or proceeding in respect of or arising out of any Collateral and, in connection therewith, give such discharges or releases as Lender may deem appropriate, and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender’s option and such Obligor’s expense, at any time, or from time to time, all acts and things that Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Obligor might do.
Section 2.12.    Special Provisions Relating to Securities.
(a)    So long as no Event of Default with respect to Borrower has occurred and is continuing, Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to all Securities included in the Collateral (including any Pledged Ownership Interest and Ownership Collateral) for all purposes not inconsistent with the terms of any Loan Document, provided that Obligor shall not vote any Security in any manner that is inconsistent with the terms of any Loan Document; and Lender shall, at Obligor’s expense, execute and deliver to Obligor or cause to be executed and delivered to Obligor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as Obligor may reasonably request for the purpose of enabling Obligor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.12(a).
(b)    So long as no Event of Default with respect to Borrower has occurred and is continuing, Obligor shall be entitled to receive and retain any dividends on any Security included in the Collateral (including any Ownership Collateral) paid in cash and, in the case of any Ownership Collateral, out of earned surplus, in each case subject to the terms and conditions of each Loan Document, as applicable.
(c)    If any Event of Default with respect to Borrower has occurred and is continuing, and whether or not Lender exercises any available right to declare any Obligation of Borrower due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Loan Document, all dividends and other distributions on all Securities included in the Collateral (including any Ownership Collateral) shall be paid in accordance with Section 4.05 of the Depository Agreement.
Section 2.13.    Rights and Obligations. No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Loan Document. Lender shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or

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otherwise, shall be to deal with it in the same manner as Lender deals with similar securities and property for its own account.
Section 2.14.    Termination. Upon the Discharge Date, this Agreement shall terminate, except for this Section 2.14, and the security interests created hereby shall be automatically released. Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of Obligor. Lender shall also execute and deliver to Obligor, at Obligor’s expense, upon such termination such Uniform Commercial Code termination statements and other documentation as shall be reasonably requested by Obligor to effect the termination and release of the liens created under this Agreement. The security interest created hereby shall also be released with respect to any portion of the Collateral that is sold, transferred or otherwise disposed of in compliance with the terms and conditions of the Loan Documents and Lender shall execute and deliver to Obligor at Obligor’s expense, such releases and other documentation reasonably requested by Obligor to evidence such release.
ARTICLE III     REPRESENTATIONS
As of the date of this Agreement and as of the date of each Project Advance by Borrower, Obligor represents and warrants to Lender the information set forth in this Article III.
Section 3.01.    Organization; Power; Authorization; Validity.
(a)    Annex 1 correctly sets forth Obligor’s full and correct legal name, type of organization, jurisdiction of organization, organizational identification number (if applicable), chief executive office and mailing address as of the date of this Agreement.
(b)    Obligor has not (i) changed its location (as defined in Section 9-307 of the Uniform Commercial Code), (ii) previously changed its name except as set forth on Annex 2 or (iii) previously become a “new debtor” (as defined in the Uniform Commercial Code) with respect to a currently effective security agreement entered into by another Person except as set forth on Annex 2 (except for Permitted Liens).
Section 3.02.    Title. Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to this Agreement and the Collateral is free and clear of all Liens, except for Permitted Liens. The Liens granted by this Agreement will, upon execution of this Agreement and the filing of the applicable UCC financing statement(s), attach and constitute a perfected security interest in all of the Collateral prior to all other Liens and encumbrances except for Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the liens granted by this Agreement.
Section 3.03.    Pledged Ownership Interests.
(a)    The Pledged Ownership Interests identified in Annex 2 are duly authorized, validly existing, fully paid and nonassessable, and none of the Pledged Ownership Interests is subject to any contractual restriction, or any restriction under the

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organizational documents of Borrower, upon the transfer of such Pledged Ownership Interests (except for any such restriction contained in any Loan Document or the LLC Agreement). Such Pledged Ownership Interests shall not be certificated.
(b)    The Pledged Ownership Interests identified in Annex 2 constitute all of the issued and outstanding membership interests of any class or character in Borrower beneficially owned by Obligor (whether or not registered in the name of Obligor), and Annex 1 correctly identifies the issuer of such Pledged Ownership Interests and the respective number (and registered owners) of the interests identified in Annex 1.
(c)    No Person other than Obligor is the registered owner of the Pledged Ownership Interests.
Section 3.04.    Consent to Transfer. Obligor, as the sole member of the Borrower, hereby irrevocably consents (for all purposes under the LLC Agreement) to the transfer of the Pledged Ownership Interests to any Person upon exercise by Lender of its remedies upon the occurrence and during the continuation of an Event of Default with respect to Borrower in accordance with the provisions of Article V hereof.
ARTICLE IV     COVENANTS
Until the Discharge Date, Obligor covenants and agrees as follows:
Section 4.01.    Further Assurances. Obligor, from time to time upon the written request of Lender, shall execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order fully to effect the purposes of this Agreement.
ARTICLE V     REMEDIES
Section 5.01.    Events of Default, Etc. Without limiting the rights, remedies, powers and privileges of Lender under Article II, if any Event of Default with respect to Borrower shall have occurred and be continuing:
(a)    Lender in its discretion may take possession of or require Obligor to, and Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both Lender and Obligor, designated in Lender’s request;
(b)    Lender in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;
(c)    Lender in its discretion may, in its name or in the name of Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

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(d)    Lender in its discretion may, upon ten (10) Business Days’ prior written notice to Obligor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of Lender or any of its respective agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as Lender deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and Lender or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Obligor, any such demand, notice and right or equity being hereby expressly waived and released. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. Notwithstanding the foregoing: (i) any such sale shall be made in accordance with the applicable provisions of the Uniform Commercial Code and any other Applicable Law; and (ii) Lender shall accept the highest tender for the Collateral made at any such sale if such tender constitutes a bona fide cash (or cash equivalent).
(e)    Lender shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner of the Collateral (and Obligor agrees to take all such action as may be appropriate to give effect to such right).
The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with Section 5.03.
Section 5.02.    Private Sale.
(a)    Lender shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner and in accordance with Applicable Law. Obligor hereby waives any claims against Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale conducted in a manner consistent with applicable law was less than the price which might have been obtained at a public sale or was less than the aggregate amount of Borrower’s Obligations, even if Lender

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accepts the first offer received and does not offer the Collateral to more than one offeree so long as such sale was conducted in a commercially reasonable manner and in accordance with Applicable Law.
(b)    Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. Obligor acknowledges that any such private sales may be at prices and on terms less favorable to Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer of such Collateral to register it for public sale.
Section 5.03.    Application of Proceeds. Except as otherwise expressly provided in this Agreement, the Loan Agreement or the Depository Agreement, the Proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01, and any other cash at the time held by Lender or under this Article V, shall be applied by Lender in accordance with Section 3.05 of the Depository Agreement.
ARTICLE VI     MISCELLANEOUS PROVISIONS
Section 6.01.    Notices. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be (a) given or made in writing in the manner set out in, and deemed to have been duly given in accordance with, Section 13.1 of the Loan Agreement.
Section 6.02.    Amendments. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by Obligor and Lender and any provision of this Agreement may be waived (other than with respect to the obligations of Lender under this Agreement) in writing only by Lender.
Section 6.03.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns of the parties to this Agreement; provided, however, that (a) neither Borrower nor Obligor may assign or transfer any of its respective rights or interest in or under this Agreement or delegate any of its obligations under this Agreement, except to the extent permitted by the Loan Documents in connection with a Permitted Property Transfer, without the prior written consent of Lender and (b) Lender shall only transfer or assign its rights under this Agreement in connection with a resignation or removal of such Person from its respective capacity in accordance with the terms of the Loan Agreement.
Section 6.04.    Survival. All agreements, statements, representations and warranties made by Obligor herein or in any certificate or other instrument delivered by Obligor or on its behalf under this Agreement shall be considered to have been relied upon by Lender and shall survive the

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execution and delivery of this Agreement, the other Loan Documents until termination hereof or thereof regardless of any investigation made by or on behalf of Lender.
Section 6.05.    No Waiver; Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Obligor and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.
Section 6.06.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or PDF shall be effective as delivery of a manually signed original.
Section 6.07.    Captions. The headings of the several articles and sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 6.08.    Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 6.09.    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES OTHER THAN §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 6.10.    Litigation; Jurisdiction; Other Matters; Waivers. Section 13.5 of the Loan Agreement is hereby incorporated by reference as if fully set forth in this Agreement, and each reference in any such Section of the Loan Agreement to the “Agreement”, “herein”, “hereunder” and like terms shall be deemed to refer to this Agreement.
Section 6.11.    Entire Agreement. This Agreement, together with all other Loan Documents executed in connection with this Agreement, is intended by the parties as a final expression of their agreement as to the matters covered by this Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

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Section 6.12.    Independent Obligations. Obligor’s obligations under this Agreement are independent of those of Borrower or any other Person. Lender may bring a separate action against Obligor without first proceeding against Borrower, any other obligor or any other Person or any other security held by Lender and without pursuing any other remedy.
[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by its respective authorized officer(s) or authorized representative(s) as of the date first written above.
OBLIGOR:
FUELCELL ENERGY FINANCE, LLC,
a Connecticut limited liability company
By: ______________________________________
Name:
Title:

PLEDGE AGREEMENT

LENDER:
NRG ENERGY, INC.,
as Lender
By: ______________________________________
Name:
Title:

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Annex 1
Organization and Chief Executive Office of Obligor
Obligor’s Legal Name, Type and Jurisdiction of Organization, and Organizational Identification Number:
Organizational Identification Number:
Obligor’ Chief Executive Office and Mailing Address:

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Annex 2
Pledged Ownership Interests
Issuer/Borrower:
Pledged Ownership Interests:
100% of the membership interests in Borrower which represents all of the membership interest owned by Obligor in Borrower. Obligor is the registered owner of such membership interests.

PLEDGE AGREEMENT

EXHIBIT “J”
ATTACHED TO AND MADE A PART OF THAT CERTAIN LOAN AGREEMENT
EXECUTED BY AND BETWEEN FUELCELL ENERGY FINANCE, LLC,
AS THE PARENT, AND NRG ENERGY, INC., AS LENDER,
DATED JULY 30, 2014
Form of Security Agreement
SECURITY AGREEMENT
This SECURITY AGREEMENT (this “Agreement”), dated as of [_________], 201[__], is made by and between [____________], a [__________] limited liability company (together with its permitted successors and assigns, “Borrower”), and NRG ENERGY, INC. (together with its permitted successors and assigns, “Lender”).
RECITALS
A.Pursuant to the Loan Agreement (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”), dated as of July 30, 2014, by and among FuelCell Energy Finance, LLC, a Connecticut limited liability company, Borrower, the other Co-Borrowers (if any) party thereto and Lender, Lender has agreed to make loans and extend credit to Borrower on the terms and subject to the conditions set forth in the Loan Agreement.
B.    It is a requirement under the Loan Agreement and the other Loan Documents, and a condition precedent to the extensions of credit to Borrower contemplated thereby, that Borrower shall have executed and delivered this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing covenants and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged each of Borrower and Lender hereby agrees as follows:
Article I DEFINITIONS
Section 1.01    Certain Defined Terms.
(a)    Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Loan Agreement. The rules of interpretation set forth in the Loan Agreement are hereby incorporated by reference as if fully set forth herein.
(b)    The terms “Accounts”, “Bank”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Software” and

BORROWER SECURITY AGREEMENT

“Tangible Chattel Paper” have the respective meanings ascribed thereto in Article 9 of the Uniform Commercial Code. The terms “Certificated Security”, “Financial Assets”, “Securities Account”, “Security” and “Security Entitlement” have the respective meanings ascribed thereto in Article 8 of the Uniform Commercial Code.
(c)    In addition to the terms defined in the Uniform Commercial Code as described above or in the Loan Agreement, and the preamble and the recitals hereof, the following terms shall have the following respective meanings:
“Collateral” has the meaning assigned to that term in Section 2.01.
“Control” has, with respect to Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights, the respective meaning assigned to the term “control” in Article 9 of the Uniform Commercial Code.
“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by Borrower.
“Copyrights” shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.
“Discharge Date” shall mean the date on which a Project Release with regard to the Borrower has occurred in accordance with the terms of the Loan Agreement).
“Intellectual Property” shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) the following, whether now owned or hereafter acquired by Borrower: all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to Borrower with respect to any of the foregoing (to the extent assignable), in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all Applicable Permits (to the extent assignable) now held or hereafter obtained by Borrower in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by Borrower in respect of any of

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the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by Borrower on a worldwide basis.
“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to any such property is governed by a certificate of title or ownership.
“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by Borrower.
“Patents” shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications, and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing, and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.
“Securities Intermediary” depending on the context, as applicable, (a) has the meaning assigned to the term “securities intermediary” in Article 8 of the Uniform Commercial Code or (b) means Lender.
“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by Borrower.
“Trademarks” shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing, and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction from time to time.
ARTICLE II     THE COLLATERAL
Section 2.01    Lien. As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any mandatory prepayment date or otherwise) and performance of Borrower’s Obligations, Borrower hereby pledges and grants to Lender a security interest in, to and under all assets of Borrower, whether now owned or hereafter existing

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and acquired, including all right, title and interest of Borrower in, to and under the following property, whether now owned or in the future acquired by Borrower and whether now existing or in the future coming into existence (but excluding for all purposes any property (whether cash, an investment, investment property, a security, an instrument or obligation, share, participation, interest or any other property whatsoever) transferred to the Distribution Account in accordance with the terms of the Depository Agreement and the Loan Agreement; provided, however, that the foregoing exclusion shall not apply on and after the date upon which an Event of Default with respect to Borrower has occurred and is continuing (collectively, the “Collateral”):
(a)    all Accounts;
(b)    all Deposit Accounts or Securities Accounts;
(c)    all Instruments;
(d)    all Documents;
(e)    all Chattel Paper, including all Electronic Chattel Paper;
(f)    all Inventory;
(g)    all Equipment;
(h)    all Fixtures;
(i)    all Goods not covered by the preceding clauses of this Section 2.01;
(j)    all Letter-of-Credit Rights;
(k)    all Intellectual Property;
(l)    all Investment Property;
(m)    all Commercial Tort Claims listed on Annex 4 arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of Borrower;
(n)    all Payment Intangibles, Software and General Intangibles not covered by the preceding clauses of this Section 2.01;
(o)    all other tangible and intangible property of Borrower, including all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of Borrower or any computer bureau or service company from time to time acting for Borrower;
(p)    (A) all Project Documents to which Borrower is a party (including the agreements and documents specified on the attached Annex 2), (B) to the extent

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assignable, all other contracts, agreements, leases and other similar instruments related to the Project, and (C) all amounts payable to Borrower under any Project Document;
(q)    to the extent assignable, all Applicable Permits required or obtained in connection with the development and/or operation of the Project and/or in connection with any transaction contemplated by the Loan Agreement (including the Applicable Permits listed in Annex 3); and
(r)    all Proceeds and products in whatever form of all or any part of the other Collateral, including all rents, profits, income and benefits and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the Collateral (together with all rights to recover and proceeds with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral.
Section 2.02    Intellectual Property. For the purpose of enabling Lender to exercise its rights, remedies, powers and privileges under Section 5.01 at that time or times as Lender is lawfully entitled to exercise those rights, remedies, powers and privileges (which, for the avoidance of doubt, shall only be during the occurrence and continuation of an Event of Default with respect to Borrower), and for no other purpose, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the Intellectual Property of Borrower, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.
Section 2.03    Perfection. Borrower authorizes Lender to file such financing statements and continuation statements in such offices as are or shall be necessary or as Lender may determine to be appropriate to create, perfect and establish the priority of the Liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of the Collateral or to enable Lender to exercise its remedies, rights, powers and privileges under this Agreement, including financing statements describing the Collateral as “all assets now owned or hereafter acquired”. Concurrently with the execution and delivery of this Agreement, Borrower shall (i) subject to Section 2.07, deliver to Lender any and all Instruments endorsed or accompanied by such instruments of assignment and transfer in such form and substance as Lender may request, (ii) cooperate with Lender in obtaining, and take such other actions as are necessary or that Lender may request in order for it to obtain Control with respect to all Deposit Accounts for which Lender is not the Bank at which such Deposit Accounts are maintained, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights included in the Collateral, including (to the extent requested by Lender) (A) in the case of any Deposit Account for which Lender is not the Bank at which that Deposit Account is maintained, causing such Bank to enter into an agreement in such form as Lender may in its reasonable discretion accept and (B) in the case of any Security Entitlement, causing the relevant Securities Intermediary to enter into an agreement in such form as Lender may in its reasonable discretion accept, (iii) (to the extent requested by Lender) cause Lender to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles in the name of Borrower and deliver to Lender originals

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of all such certificates of title or ownership for the Motor Vehicles together with the odometer statements for each respective Motor Vehicle, (iv) (to the extent requested by Lender) cause Lender to be listed as the lienholder on any certificate of title or ownership for any other Equipment covered by a certificate of title or ownership, and (v) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as Lender may request to perfect and establish the priority of the Liens granted by this Agreement in any and all of the Collateral or to enable Lender to exercise its remedies, rights, powers and privileges under this Agreement.
Section 2.04    Preservation and Protection of Security Interests. Borrower shall:
(a)    upon the acquisition after the date of this Agreement by Borrower of any Certificated Securities, Instruments (subject to Section 2.07), Deposit Account for which Lender is not the Bank at which such Deposit Account is maintained, other Investment Property, Electronic Chattel Paper, Letter-of-Credit Rights, Motor Vehicles or other Equipment covered by a certificate of title or ownership promptly (x) take such action with respect to that Collateral as is specified for that type of Collateral in Section 2.03 and (y) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary and as Lender may request to create, perfect and establish the priority of the Liens granted by this Agreement in any and all the Collateral, to preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of the Collateral or to enable Lender to exercise its remedies, rights, powers and privileges under this Agreement, in each case to the extent required for that type of Collateral in Section 2.03;
(b)    upon Borrower’s acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to Borrower’s filing, either directly or through Lender, any licensee or any other designee, of any application with any governmental authority for any Copyright, Patent, Trademark or other Intellectual Property, in each case after the date of this Agreement, execute and deliver such contracts, agreements and other instruments as Lender may request to create, perfect and establish the priority of the Liens granted by this Agreement in that and any related Intellectual Property; and
(c)    whether with respect to Collateral as of the date of this Agreement or Collateral in which Borrower acquires rights in the future, authorize, give, authenticate, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other records or instruments, obtain any and all Applicable Permits, and take all such other actions, as are necessary and as Lender may request to create, perfect and establish the priority of the Liens granted by this Agreement in any and all the Collateral, to preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of Collateral or to enable Lender to exercise its remedies, rights, powers and privileges under this Agreement, in each case to the extent required in Sections 2.03 and 2.05.
Section 2.05    Attorney-in-Fact.

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(a)    Subject to Borrower’s rights under Section 2.06 through Section 2.09, Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, effective as of the date of this Agreement and terminating upon the release of the Collateral pursuant to Section 2.11, with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to preserve the validity, perfection and priority of the Liens granted by this Agreement and, upon the occurrence and during the continuation of any Event of Default with respect to Borrower, (i) to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement (including taking action under any Consent) and (ii) to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest until this Agreement is terminated pursuant to Section 2.11. Without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, without notice to or assent by Borrower, upon the occurrence and during the continuation of any Event of Default with respect to Borrower (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral, (ii) to, in the name of Borrower or its own name, or otherwise, take possession of, receive and indorse and collect any check, Account, Chattel Paper, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or General Intangible in respect of all or any part of the Collateral, (iii) to file any claims or take any action or proceeding that Lender may deem necessary or advisable for the collection of all or any part of the Collateral, (iv) to execute, in connection with any sale or disposition of the Collateral under Article V, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of Collateral, (v) subject to all conditions, restrictions and prohibitions applicable pursuant to the terms and conditions by which Borrower acquired, licensed, acquires or licenses any of its Intellectual Property, in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as Lender may request to evidence Lender’s security interest in such Intellectual Property and the goodwill and General Intangibles of Borrower relating thereto or represented thereby, (vi) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay or discharge any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof), (vii) execute, in connection with any sale provided for in Article V, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; and (viii) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Lender or as Lender shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right

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in respect of any Collateral, (E) defend any suit, action or proceeding brought against Borrower with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding in respect of or arising out of any Collateral and, in connection therewith, give such discharges or releases as Lender may deem appropriate, (G) subject to all conditions, restrictions and prohibitions applicable pursuant to the terms and conditions by which Borrower acquired, licensed, acquires or licenses any of its Intellectual Property, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as Lender shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment, and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender’s option and Borrower’s expense, at any time, or from time to time, all acts and things that Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as Borrower might do.
(b)    Without limiting the rights and powers of Lender under Section 2.05(a), Borrower hereby appoints Lender as its attorney-in-fact, effective the date of this Agreement and terminating upon the release of the Collateral pursuant to Section 2.11, for the purpose of (i) executing on behalf of Borrower title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or in the future acquired by Borrower to be retitled and Lender to be listed as lienholder as to those Motor Vehicles, (ii) filing such applications with such state agencies, and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, Borrower as Lender may deem necessary or advisable to accomplish the purposes of this Agreement to create in favor of Lender a perfected Lien on the Motor Vehicles and, upon the occurrence and during the continuation of any Event of Default with respect to Borrower, exercising the rights, remedies, powers and privileges of Lender under Section 5.01. This appointment as attorney-in-fact is irrevocable and coupled with an interest.
(c)    Without limiting the rights and powers of Lender under Section 2.05(a), Borrower hereby appoints Lender as its attorney-in-fact, effective the date of this Agreement and terminating upon the release of the Collateral pursuant to Section 2.11, at Lender’s option, but without any obligation so to do, for the purpose of performing, executing, and filing all such contracts, agreements and other documents as are contemplated by Section 2.04(b). This appointment as attorney-in-fact is irrevocable and coupled with an interest until this Agreement is terminated pursuant to Section 2.11.
(d)    The expenses of Lender incurred at any time during which an Event of Default with respect to Borrower has occurred and is continuing in connection with actions undertaken as provided in this Section 2.05, shall be payable by Borrower to Lender within three (3) Business Days of demand therefor and shall constitute Obligations of Borrower and be secured by the Liens granted by this Agreement.

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(e)    Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated pursuant to Section 2.11.
(f)    Notwithstanding any provision herein to the contrary, in no case shall Lender or any other Person other than Borrower have the power of attorney or any other authority to modify this Agreement on behalf of Borrower.
Anything in this Section 2.05 to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 2.05 unless an Event of Default with respect to Borrower shall have occurred and be continuing.

Section 2.06    Special Provisions Relating to Securities.
(a)    So long as no Event of Default with respect to Borrower has occurred and is continuing, Borrower shall have the right to exercise all voting, consensual and other powers of ownership pertaining to all Securities included in the Collateral for all purposes not inconsistent with the terms of any Loan Document, provided that Borrower shall not vote any Security in any manner that is inconsistent with the terms of any Loan Document; and Lender shall, at Borrower’s expense, execute and deliver to Borrower or cause to be executed and delivered to Borrower all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as Borrower may reasonably request for the purpose of enabling Borrower to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.06(a).
(b)    So long as no Event of Default with respect to Borrower has occurred and is continuing, Borrower shall be entitled to receive and retain any dividends on any Security included in the Collateral paid in cash, subject to the terms and conditions of each Loan Document, as applicable.
(c)    If any Event of Default with respect to Borrower has occurred and is continuing, and whether or not any Lender exercises any available right to declare any Obligation of Borrower due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Loan Document, all dividends and other distributions on all Securities included in the Collateral shall be paid in accordance with Section 4.05 of the Depository Agreement.
Section 2.07    Instruments. Notwithstanding any provision herein to the contrary, so long as no Event of Default with respect to Borrower has occurred and is continuing, Borrower may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and Lender will, promptly upon the request, and at the expense of, Borrower, make appropriate arrangements for making any Instruments pledged by Borrower

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available to Borrower for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by Lender, against a trust receipt or like document.
Section 2.08    Use of Collateral. So long as no Event of Default with respect to Borrower has occurred and is continuing, Borrower shall be entitled to use and possess, and to sell, transfer or otherwise dispose of the Collateral in accordance with the terms of the Loan Documents, subject to the rights, remedies, powers and privileges of Lender under Article II and Article V.
Section 2.09    Rights and Obligations.
(a)    No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize Borrower to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Loan Document. Lender shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar securities and property for its own account.
(b)    Borrower shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by Lender of any right, remedy, power or privilege in respect of this Agreement shall not explicitly release Borrower from any of its duties and obligations under those contracts and agreements. Lender shall not have any duty, obligation or liability under those contracts and agreements or in respect to any Applicable Permit included in the Collateral by reason of this Agreement or any other Loan Document, nor shall Lender be obligated to perform any of the duties or obligations of Borrower under any such contract or agreement or any such Applicable Permit or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Applicable Permit.
(c)    No Lien granted by this Agreement in Borrower’s right, title and interest in any contract, agreement or Applicable Permit shall be deemed to be a consent by Lender to any such contract, agreement or Applicable Permit.
Section 2.10    Commercial Tort Claims. Borrower agrees that, if it shall acquire any interest in any Commercial Tort Claim in respect of the Collateral (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) Borrower shall, immediately upon such acquisition, deliver to Lender, in each case in form and substance satisfactory to Lender, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Annex 4 containing a specific description of such Commercial Tort Claim, certified by Borrower as true, correct and complete, (ii) the provisions of Section 2.01 shall apply to such Commercial Tort Claim (and Borrower authorizes Lender to supplement such annex with a description of such Commercial Tort Claim if Borrower fails to deliver the supplement described in clause (i)), and (iii) Borrower shall execute and deliver to Lender, in each case in form and substance satisfactory to Lender, any certificate, agreement and other document, and take all other action, deemed by Lender to be necessary or appropriate for Lender to obtain, a first-priority,

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perfected security interest in all such Commercial Tort Claims. Any supplement to Annex 4 delivered pursuant to this Section 2.10 shall become part of such Annex 4 for all purposes hereunder.
Section 2.11    Termination. Upon the occurrence of the Discharge Date, this Agreement shall terminate, except for this Section 2.11, and the security interests created hereby shall be automatically released. Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of Borrower. Lender shall also execute and deliver to Borrower, at Borrower’s expense, upon such termination such Uniform Commercial Code termination statements and other documentation as shall be reasonably requested by Borrower to effect the termination and release of the Liens created under this Agreement. Prior to the Discharge Date, the security interest created hereby shall also be released with respect to any portion of the Collateral that is sold, transferred or otherwise disposed of in compliance with the terms and conditions of the Loan Documents and Lender shall execute and deliver to Borrower at Borrower’s expense, such releases and other documentation reasonably requested by Borrower to evidence such release.
Section 2.12    Release of Motor Vehicles. Upon the request of, and at the expense of, Borrower, Lender will execute and deliver to Borrower such instruments as Borrower reasonably requests to remove the notation of Lender as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release shall be effective, only upon (i) receipt by Lender of a certificate from Borrower stating that the Motor Vehicle the Lien on which is to be released is to be sold or has suffered a casualty loss (with title passing to the appropriate casualty insurance company in settlement of the claim for that loss) or (ii) the occurrence of the Discharge Date.
Section 2.13    Exclusions. Notwithstanding the foregoing, “Collateral” shall not include: (A) with respect to distributions or dividends made by Borrower, any such distributions or dividends expressly permitted pursuant to the terms of the Loan Agreement or any other Loan Document; provided, however, that the foregoing exclusion shall not apply on and after the date upon which Lender has exercised remedies pursuant to Article V of this Agreement; or (B) any property that has been sold or disposed of in accordance with the Loan Agreement. In addition, notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.01 attach to any lease, license, contract, property rights, permit or agreement to which Grantor is a party or any of its rights or interests thereunder if and for long as the grant of such security interest shall constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein, or (y) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights, permit or agreement or any applicable Government Rule.
ARTICLE III     REPRESENTATIONS
As of the date of this Agreement and as of the date of each Project Advance, Borrower represents and warrants to Lender as follows:
Section 3.01    Organization.

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(a)    Annex 1 correctly sets forth Borrower’s full and correct legal name, type of organization, jurisdiction of organization, organizational identification number (if applicable), and mailing address as of the date of this Agreement.
(b)    Borrower has not (i) changed its location (as defined in Section 9-307 of the Uniform Commercial Code), (ii) previously changed its name except as set forth on Annex 1 or (iii) previously become a “new debtor” (as defined in Article 9 of the Uniform Commercial Code) with respect to a currently effective security agreement entered into by another Person except as set forth on Annex 1 (except for Permitted Liens).
Section 3.02    Title. Borrower is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement and the Collateral is free and clear of all Liens, except Permitted Liens, and the Liens granted by this Agreement will, upon execution of this Agreement and filing of the applicable UCC financing statement(s), attach and constitute a perfected security interest in all of the Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) prior to all other Liens (except for Permitted Liens that are entitled to a higher priority under applicable law than the Liens of Lender).
ARTICLE IV     COVENANTS
Section 4.01    Further Assurances. Until the Discharge Date, Borrower, from time to time upon the written request of Lender, shall execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order fully to effect the purposes of this Agreement.
ARTICLE V     REMEDIES
Section 5.01    Events of Default, Etc. If any Event of Default with respect to Borrower shall have occurred and be continuing:
(a)    Lender in its discretion may require Borrower to, and Borrower shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both Lender and Borrower, designated in Lender’s request;
(b)    Lender in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;
(c)    Lender in its discretion may, in its name or in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;
(d)    Lender in its discretion may, upon ten (10) Business Days’ prior written notice to Borrower of the time and place, with respect to all or any part of the

12    BORROWER SECURITY AGREEMENT

Collateral which shall then be or shall thereafter come into the possession, custody or control of Lender or any of its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as Lender deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and Lender or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Borrower, any such demand, notice and right or equity being hereby expressly waived and released to the extent permitted by law. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. Notwithstanding the foregoing: (i) any such sale shall be made in accordance with the applicable provisions of the Uniform Commercial Code and any other Applicable Law; and (ii) Lender shall accept the highest tender for the Collateral made at any such sale if such tender constitutes a bona fide cash (or cash equivalent).
(e)    Lender shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner of the Collateral (and Borrower agrees to take all such action as may be appropriate to give effect to such right);
(f)    Lender in its discretion may, to the fullest extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. Borrower irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, Borrower shall immediately deliver possession of such Collateral to the receiver. Borrower also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. Lender shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Collateral; and

13    BORROWER SECURITY AGREEMENT

(g)    Lender in its discretion may enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Lender from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Borrower until full and final payment of any deficiency has been made in cash. Borrower shall reimburse Lender upon demand for, or Lender may apply any proceeds of Collateral to, the costs and expenses (including reasonable attorneys’ fees, transfer taxes and any other charges) incurred by Lender in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Collateral hereunder.
The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with Section 5.04.
Section 5.02    Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5.01 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Obligations of Borrower, Borrower shall remain liable for any deficiency.
Section 5.03    Private Sale.
(a)    Lender shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner and in accordance with Applicable Law. Borrower hereby waives any claims against Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale conducted in a manner consistent with applicable law was less than the price which might have been obtained at a public sale or was less than the aggregate amount of Borrower’s Obligations, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree solely as such private sale was conducted in a commercially reasonable manner and in accordance with Applicable Law.
(b)    Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. Borrower acknowledges that any such private sales may be at prices and on terms less favorable to Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer of such Collateral to register it for public sale.
Section 5.04    Application of Proceeds. Except as otherwise expressly provided in this Agreement, the Loan Agreement or the Depository Agreement, the Proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under

14    BORROWER SECURITY AGREEMENT

Section 5.01, and any other cash at the time held by Lender or under this Article V, shall be applied by Lender in accordance with Section 3.05 of the Depository Agreement.
ARTICLE VI     MISCELLANEOUS PROVISIONS
Section 6.01    Notices. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in, and deemed to have been duly given in accordance with, Section 13.1 of the Loan Agreement.
Section 6.02    Amendments. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by Borrower and Lender and any provision of this Agreement with respect to Borrower’s obligations under this Agreement may be waived (other than with respect to the obligations of Lender under this Agreement) in writing only by Lender.
Section 6.03    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and permitted assigns of the parties to this Agreement; provided, however, that (a) Borrower may not assign or transfer any of its respective rights or interest in or under this Agreement or delegate any of its obligations under this Agreement, except to the extent permitted by the Loan Documents in connection with a Permitted Property Transfer, without the prior written consent of Lender and (b) Lender shall only transfer or assign its rights under this Agreement to a successor Lender if the original Lender resigns or is removed from such capacity in accordance with the terms of the Loan Agreement.
Section 6.04    Survival. All agreements, statements, representations and warranties made by Borrower herein or in any certificate or other instrument delivered by Borrower or on its behalf under this Agreement shall be considered to have been relied upon by Lender and shall survive the execution and delivery of this Agreement and the other Loan Documents until termination hereof or thereof regardless of any investigation made by or on behalf of Lender.
Section 6.05    No Waiver; Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.
Section 6.06    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or PDF shall be as effective as delivery of a manually signed original.

15    BORROWER SECURITY AGREEMENT

Section 6.07    Captions. The headings of the several articles and sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 6.08    Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 6.09    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES OTHER THAN §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 6.10    Litigation; Jurisdiction; Other Matters; Waivers. Section 13.5 of the Loan Agreement is hereby incorporated by reference as if fully set forth in this Agreement, and each reference in any such Section of the Loan Agreement to the “Agreement”, “herein”, “hereunder” and like terms shall be deemed to refer to this Agreement.
Section 6.11    Entire Agreement. This Agreement, together with the other Loan Documents and any other agreement executed in connection with this Agreement, is intended by the parties as a final expression of their agreement as to the matters covered by this Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.
Section 6.12    Independent Obligations. Borrower’s obligations under this Agreement are independent of those of any other Person. Lender may bring a separate action against Borrower without first proceeding against any other Person or any other security held by Lender and without pursuing any other remedy.
[SIGNATURES FOLLOW]

16    BORROWER SECURITY AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by its respective duly authorized officer(s) or authorized representative(s) as of the date first written above.
BORROWER:
[__________________],
a [___________] limited liability company
By: ______________________________
Name:
Title:

BORROWER SECURITY AGREEMENT

COLLATERAL AGENT:
NRG ENERGY, INC.,
as Lender
By: ______________________________
Name:
Title:

BORROWER SECURITY AGREEMENT

Annex 1
Organization and Chief Executive Office of Borrower
Borrower’s Legal Name, Type and Jurisdiction of Organization, and Organizational Identification Number:

Organizational Identification Number:
Borrower’s Chief Executive Office and Mailing Address:

BORROWER SECURITY AGREEMENT

Annex 2
Assigned Project Documents

BORROWER SECURITY AGREEMENT

Annex 3
Governmental Approvals
Part I

Part II

BORROWER SECURITY AGREEMENT

Annex 4
Commercial Tort Claims
None.

BORROWER SECURITY AGREEMENT

EXHIBIT “K”
ATTACHED TO AND MADE A PART OF THAT CERTAIN LOAN AGREEMENT
EXECUTED BY AND BETWEEN FUELCELL ENERGY FINANCE, LLC,
AS THE PARENT, AND NRG ENERGY, INC., AS LENDER,
DATED JULY 30, 2014
Form of Closing Certificate
CLOSING CERTIFICATE
Reference is made to that certain Loan Agreement, dated as of July 30, 2014 (the “Loan Agreement”), among FuelCell Energy Finance, LLC (the “Parent”), [____________] (the “Specified Co-Borrower”), the other Co-Borrowers party thereto and NRG Energy, Inc. (the “Lender”). Capitalized terms used in this Closing Certificate but not otherwise expressly defined herein shall have the meanings set forth in the Loan Agreement.
Pursuant to Section 7.2(a)(vi) of the Loan Agreement, the undersigned, being an Authorized Officer of the Specified Co-Borrower and a duly authorized officer of Parent, on behalf of the Parent and the Specified Co-Borrower, DOES HEREBY CERTIFY as follows and, in each case, as of [        ], 201[_] (the “Closing Date”):
1.    Attached hereto as Schedule 1 are true, complete and correct copies of the certificates of formation (and each amendment thereto, if any) for each of the Parent and the Specified Co-Borrower, in each case certified as of a recent date by the relevant Secretary of State of the state of formation of such entity or other relevant Governmental Authority.
2.    Attached hereto as Schedule 2 are (i) certificates of good standing (or certificates of similar meaning) for each of the Parent and the Specified Co-Borrower, in each case issued as of a recent date by the relevant Secretary of State of the state of formation of such entity or other relevant Governmental Authority, and (ii) certificates of qualification to transact business (or certificates of similar meaning) for the Specified Co-Borrower issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which the Specified Co-Borrower is required to be so qualified.
3.    Attached hereto as Schedule 3 are certificates of incumbency and specimen signatures for each Authorized Officer of the Specified Co-Borrower and authorized officers of the Parent who are authorized to execute and deliver (i) the Loan Documents on behalf of the Parent and the Specified Co-Borrower to which they are a party, and (ii) Notices of Borrowing on behalf of the Specified Co-Borrower.
4.    Attached hereto as Schedule 4 are copies of (i) the operating agreement of the Parent and the Specified Co-Borrower in effect as of the Closing Date, and (ii) all member action(s) taken by the Sponsor to authorize the execution, delivery and performance of the Loan Documents to which the Parent and/or the Specified Co-Borrower is a party.

BORROWER SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned, as an Authorized Officer of the Specified Co-Borrower and an authorized officer of the Parent, has caused this Closing Certificate to be executed on and as of the Closing Date.

FUELCELL ENERGY FINANCE, LLC, a Connecticut limited liability company By: FUELCELL ENERGY, INC., a Delaware corporation, its sole member By: Name: Title:

[SPECIFIED CO-BORROWER],
a [_________] limited liability company,

By: FUELCELL ENERGY FINANCE, LLC,
a Connecticut limited liability company,
its sole member

By: FUELCELL ENERGY, INC.,
a Delaware corporation, its sole member
By:
Name:
Title:

BORROWER SECURITY AGREEMENT

Schedule 1

Certificates of Formation for Parent and Specified Co-Borrower

[Attached hereto]

BORROWER SECURITY AGREEMENT

Schedule 2

Certificates of Good Standing and Qualification To Do Business

[Attached hereto]

BORROWER SECURITY AGREEMENT

Schedule 3

Certificates of Incumbency and Specimen Signatures

[Attached hereto]

BORROWER SECURITY AGREEMENT

Schedule 4

Copies of Operating Agreement(s) and Member Action(s)

[Attached hereto]

BORROWER SECURITY AGREEMENT

EXHIBIT “L”
ATTACHED TO AND MADE A PART OF THAT CERTAIN LOAN AGREEMENT
EXECUTED BY AND BETWEEN FUELCELL ENERGY FINANCE, LLC,
AS THE PARENT, AND NRG ENERGY, INC., AS LENDER,
DATED JULY 30, 2014

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Reference is made to that certain Loan Agreement, dated as of July 30, 2014 (the “Loan Agreement”), among FuelCell Energy Finance, LLC (the “Parent”), [__________] (the “Specified Co-Borrower”), the other Co-Borrowers party thereto and NRG Energy, Inc. (the “Lender”). Capitalized terms used in this Compliance Certificate but not otherwise expressly defined herein shall have the meanings set forth in the Loan Agreement.
Pursuant to Section 10.3 [and Section 11.9] of the Loan Agreement, the undersigned, an Authorized Officer of the Specified Co-Borrower, DOES HEREBY CERTIFY as follows and, in each case, as of [        ], 201[_] (the “Compliance Date”):
1.    Schedule 1 attached hereto accurately and completely sets forth a calculation of the Debt Service Coverage Ratio with respect to the Specified Co-Borrower calculated as of the end of the fiscal quarter immediately preceding the Compliance Date.
2.    To the extent the Specified Co-Borrower desires or otherwise intends to make a distribution to the Parent of any cash or assets on or after the Compliance Date (but prior to the end of the immediately succeeding fiscal quarter):

(i)
Schedule 2 attached hereto accurately and completely sets forth a calculation of the Specified Co-Borrower’s Projected Debt Service Coverage Ratio calculated as of the end of the fiscal quarter immediately preceding the Compliance Date;

(ii)
no Default or Event of Default has occurred and is continuing with regard to the Specified Co-Borrower or with regard to the Parent or with regard to the Sponsor Guaranty, and such distribution will not result in an Event of Default for the Specified Co-Borrower;

(iii)	the Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio are each at least 1.10 –to– 1.00;

(iv)
each “Reserve Account” (as such term is defined in the Depository Agreement) has been funded to the extent required by the Depository Agreement up to the minimum required balances pursuant to the Depository Agreement; and

Ex L-4    LOAN AGREEMENT

(v)
such distribution is made from funds distributed or transferred pursuant to clause (viii) in Section 4.02(b) of the Depository Agreement or transferred from the “Distribution Account” (as such term is defined in the Depository Agreement) in accordance with Section 4.05(b) of the Depository Agreement.]

[2][3].    The information provided by the Specified Co-Borrower pursuant to this Compliance Certificate may be used by Lender to calculate and/or verify the Specified Co-Borrower’s Debt Service Coverage Ratio [and Projected Debt Service Coverage Ratio]; provided, however, the Lender’s determinations of such values shall in all cases be conclusive and binding, absent manifest error, for all purposes under the Loan Agreement.
[3][4].    The undersigned, as an Authorized Officer of the Specified Co-Borrower, has reviewed the terms of the Loan Agreement and has made a review of the affairs of the Specified Co-Borrower, and such review has not disclosed the existence as of the Compliance Date of any condition or event constituting a Default or an Event of Default.

Ex L-5

IN WITNESS WHEREOF, the undersigned, as an Authorized Officer of the Specified Co-Borrower, has caused this Compliance Certificate to be executed on and as of the Compliance Date.

[SPECIFIED CO-BORROWER],
a [________] limited liability company,

By: FUELCELL ENERGY FINANCE, LLC,
a Connecticut limited liability company, its sole member

By: FUELCELL ENERGY, INC.,
a Delaware corporation, its sole member
By:
Name:
Title:

Ex L-6    LOAN AGREEMENT

Schedule 1
Calculation of Debt Service Coverage Ratio
for the Specified Co-Borrower
1.    As of the end of the fiscal quarter immediately preceding the Compliance Date of [        ], 201[_], the Debt Service Coverage Ratio applicable to the Specified Co-Borrower is [    ___]. We have arrived at this value based on the following calculations:

[Insert calculations]

Capitalized terms used in this Schedule 1 but not otherwise expressly defined herein shall have the meanings set forth in the Compliance Certificate to which this Schedule 1 is attached.

Ex L-7    LOAN AGREEMENT

Schedule 2
Calculation of Projected Debt Service Coverage Ratio(s)
for the Specified Co-Borrower
1.    As of the end of the fiscal quarter immediately preceding the Compliance Date of [        ], 201[_], the Projected Debt Service Coverage Ratio applicable to the Specified Co-Borrower is [    ]. We have arrived at this value based on the following calculations:

[Insert calculations]

Capitalized terms used in this Schedule 2 but not otherwise expressly defined herein shall have the meanings set forth in the Compliance Certificate to which this Schedule 2 is attached.

Ex L-1    LOAN AGREEMENT

EXHIBIT “M”
ATTACHED TO AND MADE A PART OF THAT CERTAIN LOAN AGREEMENT
EXECUTED BY AND BETWEEN FUELCELL ENERGY FINANCE, LLC,
AS THE PARENT, AND NRG ENERGY, INC., AS LENDER,
DATED JULY 30, 2014
Form of Depository Agreement
DEPOSITORY AGREEMENT

by and among

NRG ENERGY, INC.,
as Lender
and

[________________],

as Borrower

and

MUFG UNION BANK, N.A.,

as Depository Bank

Dated as of [________], 201[_]

i    DEPOSITORY AGREEMENT

6.02	Reliance by Depository Bank	23
6.03	Court Orders	24
6.04	Resignation or Removal	24

ii    DEPOSITORY AGREEMENT

iii    DEPOSITORY AGREEMENT

iv    DEPOSITORY AGREEMENT

DEPOSITORY AGREEMENT

THIS DEPOSITORY AGREEMENT (as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as this “Depository Agreement”) is made this [___] day of [________], 201[_], by and among [__________], LLC, a [_______] limited liability company (“Borrower”), NRG ENERGY, INC. (together with its successors, designees, and permitted assigns in such capacity, “Lender”), and MUFG UNION BANK, N.A., in its capacity as depository bank hereunder (“Depository Bank”).
W I T N E S S E T H :
A.    Borrower has entered into that certain Loan Agreement, dated as of July 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, the other Co-Borrowers party thereto, FuelCell Energy Finance, LLC (“Parent”), and Lender, pursuant to which Lender has agreed to make certain Project Debt available to Borrower in the amounts specified and on the terms and subject to the conditions set forth therein.
B.    It is a condition precedent to Lender’s approval of Borrower and the availability of Project Debt for Borrower under the Loan Agreement that the parties hereto shall have executed and delivered this Depository Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I     DEFINITIONS AND OTHER MATTERS

1.01	Definitions.

Capitalized terms used but not expressly defined herein shall have the meanings when used herein as are set forth in Article I of the Loan Agreement as in effect on the date hereof. The parties hereto other than the Depository Bank acknowledge and agree that the Depository is not a party to the Loan Agreement or any related document (other than this Depository Agreement) and, except for terms defined in such agreements or documents of which the Depository Bank has been advised and which have been incorporated by reference into this Depository Agreement, the Depository Bank has no independent knowledge of, and is not required to have any independent knowledge of, the terms or provisions of any such agreements or documents. No amendment or other modification of the Loan Agreement shall in any event increase or expand the duties, obligations or liabilities of, or decrease or limit the powers, benefits, protections, privileges or immunities of, the Depository Bank. In addition, for purposes of this Depository Agreement, the following terms shall have the following meanings:
“Affected Property” means any portion of Borrower’s Project that suffers an Event of Loss.
“Borrower” has the meaning assigned to such term in the introductory paragraph hereof.
“Capacity Shortfall Liquidated Damages” means liquidated damages received by Borrower under the EPC Agreement and any other Project Document in an amount and applied to each of the remaining scheduled payments of interest and principal in such order and manner as is necessary so as to achieve compliance with the Minimum Debt Service Coverage Ratio for each period until the Maturity Date.

1    DEPOSITORY AGREEMENT

“Collateral Accounts” means the accounts set out in Section 2.02(a).
“Construction Account” has the meaning assigned to such term in Section 2.02(a)(i).
“Construction Period Withdrawal Date” means the date that is set forth in the applicable Withdrawal/Transfer Certificate as the “Construction Period Withdrawal Date”, which date shall be a Business Day occurring at any time prior to the end of the Construction Period and not earlier than five (5) Business Days after the date that such Notice of Borrowing or Withdrawal/Transfer Certificate is submitted to Lender for review in accordance with Section 3.02(d); provided, however, there may be no more than one (1) Construction Period Withdrawal Date in any calendar month.
“De Minimis Amount” has the meaning assigned to such term in Section 4.06(d).
“Debt Service Reserve Account” has the meaning assigned to such term in Section 2.02(a)(iv).
“Default Permitted Investment” means (a) [_________________] or (b) such other Permitted Investment that Borrower designates in writing to Depository Bank and Lender as the “Default Permitted Investment” from time to time (and after Depository Bank’s receipt of such written instruction from Borrower, the Permitted Investment specified in such writing shall be the sole “Default Permitted Investment”).
“Depository Agreement” has the meaning assigned to such term in the introductory paragraph hereof.
“Depository Bank” has the meaning assigned to such term in the introductory paragraph hereof.
“Depository Collateral” has the meaning assigned to such term in Section 2.03.
“Distribution Certificate” means a certificate substantially in the form of Exhibit “B” hereto and delivered by Borrower pursuant to Section 3.02(c)(ii).
“Distribution Date” means a date occurring no later than thirty (30) Business Days after each Repayment Date (which date may be a Repayment Date), or if such date occurs on a day other than a Business Day, the next succeeding Business Day after such date.
“Event of Loss Proceeds” has the meaning assigned to such term in Section 4.06(a).
“Executed Withdrawal/Transfer Certificate” has the meaning assigned to such term in Section 3.02(b).
“Loan Agreement” has the meaning assigned to such term in Recital A hereof.
“Insurance Proceeds” has the meaning assigned to such term in Section 4.06(a).
“Lender” has the meaning assigned to such term in Recital A hereof.
“Loss Proceeds” has the meaning assigned to such term in Section 4.06(a).
“Loss Proceeds Account” has the meaning assigned to such term in Section 2.02(a)(vii).
“Loss Proceeds Instruction” has the meaning assigned to such term in Section 4.05(a).
“Minimum Debt Service Reserve Requirement” means, as of the Conversion Date, and for each Repayment Date thereafter, as applicable, an amount not to exceed the maximum amount of principal and interest payments under the Note issued by Borrower in favor of Lender during the following six (6) months and all fees projected with respect thereto (as reflected in the Conversion Date Base Case Model).

2    DEPOSITORY AGREEMENT

“Monthly Transfer Date” means the twenty-fifth (25th) day of each calendar month or, if such day is not a Business Day, the next Business Day after the twenty-fifth (25th) day of each calendar month.
“O&M Reserve Account” has the meaning assigned to such term in Section 2.02(a)(v).
“O&M Reserve Requirement” means an amount equal to the maximum amount of Operating Costs for Borrower’s Project during the following six (6) months (as reflected in the Conversion Date Base Case Model).

“O&M Supported Withdrawal” has the meaning assigned to such term in Section 4.04(c).
“Operating Account” has the meaning assigned to such term in Section 2.02(a)(iii).
“Permitted Investments” means investments in and agreements reflecting such investments or executed to effectuate the same, in Dollars and otherwise in any of the following:(i) direct obligations of the Department of the Treasury of the United States of America maturing or being due and payable in full not more than one (1) year after Borrower’s acquisition thereof; (ii) obligations of any Federal agencies which obligations are guaranteed by the full faith and credit of the United States of America maturing or being due and payable in full not more than one (1) year after Borrower’s acquisition thereof;(iii) commercial paper rated “A-1” or greater by S&P or “Prime-1” or greater by Moody’s, and maturing or being due and payable in full not more than 364 days after Borrower’s acquisition thereof; (iv) “money market instruments” issued by the Depository or a bank having capital and surplus in an aggregate amount of not less than $500,000,000.00 and having the following ratings: “A” or greater by S&P or “A2” or greater by Moody’s, and, in each such case, maturing or being due and payable in full not more than one (1) year after Borrower’s acquisition thereof; (v) collateralized repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having a capital and surplus in an aggregate amount of not less than $100,000,000.00 relating to United States of America government obligations maturing or being due and payable in full not more than ninety (90) days after Borrower’s acquisition thereof; and (vi) any registered money market funds that meet the Securities and Exchange Commission guideline 2A7 and is rated in any of the two highest long term rating categories by Moody’s or S&P.
“Remedies Direction” means a written notice and instruction to Depository Bank from Lender to take the actions specified therein with respect to a Trigger Event which has occurred and is continuing in accordance with the Loan Agreement.
“Repair Approval” has the meaning assigned to such term in Section 4.06(c)(iii).
“Repayment Date” means each date on which a payment of interest and/or principal is due under the Note issued by Borrower to Lender.
“Reserve Accounts” means a collective reference to the Debt Service Reserve Account and the O&M Reserve Account.
“Restore” means, with respect to any Affected Property, to rebuild, repair, restore or replace such affected portion to substantially the same operating condition that such property was in prior to the occurrence of the casualty event that necessitated such rebuilding, repair, restoration, or replacement.
“Restricted Payment Account” has the meaning assigned to such term in Section 2.02(a)(v).

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“Termination Date” means the date upon which the Project Release occurs.
“Trigger Event” means any Event of Default that has occurred and is continuing under, and has been declared by Lender in accordance with the Loan Agreement.
“Trigger Event Date” has the meaning assigned to such term in Section 3.04(a).
“Trigger Event Notice” has the meaning assigned to such term in Section 3.04(a).
“Unfunded Debt Service Reserve Amount” has the meaning assigned to such term in Section 4.03(c).
“Withdrawal Date” means any Construction Period Withdrawal Date, Monthly Transfer Date, Conversion Date, Repayment Date or Distribution Date, as the case may be, or any other date pursuant to which funds are expressly required or permitted to be withdrawn from a Collateral Account in accordance herewith.
“Withdrawal/Transfer Certificate” shall mean a certificate substantially in the form of Exhibit “A” hereto executed and delivered by Borrower pursuant to Section 3.02.

1.02	Interpretation.

(a)
Principles of Construction. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with the GAAP. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time.

(b)
Withdrawals to Occur on a Business Day. In the event that any withdrawal, transfer or payment to or from any Collateral Account contemplated under this Depository Agreement shall be required to be made on a day that is not a Business Day, such withdrawal, transfer or payment shall be made on the next succeeding Business Day.

4    DEPOSITORY AGREEMENT

1.03	Uniform Commercial Code
. As used herein, the term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires.
ARTICLE II     DEPOSITORY BANK AND THE ESTABLISHMENT OF THE ACCOUNTS

2.01	Depository Bank.

(a)
Acceptance of Appointment of Depository Bank. MUFG Union Bank, N.A. is hereby appointed to act as Depository Bank, and MUFG Union Bank, N.A. hereby agrees to act as Depository Bank under the express terms and conditions of this Depository Agreement. Each of Lender and Borrower hereby acknowledges and agrees that Depository Bank shall act solely as Depository Bank under the express terms of this Depository Agreement. Depository Bank is, and shall act as, a “securities intermediary” (within the meaning of Section 8-102(a)(14)(ii) of the UCC) with respect to the Collateral Accounts (to the extent the Collateral Accounts are “securities accounts” (within the meaning of Section 8-501 of the UCC)) and as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) (to the extent the Collateral Accounts are not “securities accounts”) and pursuant to this Depository Agreement.

(b)
Collateral Accounts Established. Depository Bank acknowledges, confirms and agrees that it has established the Collateral Accounts (inclusive of any sub-account thereof unless otherwise specified herein) in the name of Borrower and in the form of segregated accounts all as more particularly set out in Section 2.02(a) hereof. All amounts from time to time held in each Collateral Account shall be disbursed in accordance with the terms, conditions, and provisions hereof, shall be maintained in the name of Borrower (but the parties hereto agree that the Collateral Accounts shall be under the “control” (within the meaning of Section 8-106(d) of the UCC) of Lender at all times until the termination of this Depository Agreement).

(c)
Confirmation and Agreement. Borrower and Depository Bank, as applicable, acknowledge, confirm and agree that, as of the Closing Date and as of each date on which any Collateral Account is established pursuant to this Depository Agreement:

(i)	the parties hereto intend that each Collateral Account be a “securities account” (within the meaning of Section 8-501 of the UCC) in respect of which Depository Bank is the securities intermediary;

5    DEPOSITORY AGREEMENT

(ii)
Borrower is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) of all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) carried in or credited to such Collateral Accounts that are “securities accounts” and of all “security entitlements” (within the meaning of Section 8‑102(a)(17) of the UCC) carried in or credited to the Collateral Accounts;

(iii)
all property delivered to Depository Bank pursuant to this Depository Agreement with adequate instructions as to the Collateral Account to which it is to be credited will be promptly credited to such Collateral Account;

(iv)
all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order of and credited to any Collateral Account shall be registered in the name of, payable to or to the order of, or specially indorsed to, Depository Bank or in blank, or credited to another securities account maintained in the name of Depository Bank;

(v)
the Depository Bank shall comply with all written instructions (including instructions directing the disposition of funds or financial assets) and/or “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) originated by Lender, with respect to any Collateral Account; and

(vi)
Depository Bank shall not change the name or account number of any Collateral Account or the entitlement holder without the prior written consent of Lender and Borrower, except for changes due to internal system modifications or other internal reorganization of account numbers or names by Depository Bank.

(d)
Financial Assets Election. Each of the parties to this Depository Agreement agrees that each item of property (whether cash, a security, an instrument or obligation, share, participation, interest or other property whatsoever) credited to any Collateral Account shall be treated as a financial asset under Article 8 of the UCC.

(e)
Entitlement Orders; Control. The parties to this Depository Agreement hereby agree that until Depository Bank’s obligations under this Depository Agreement shall terminate in accordance with the terms hereof, Lender shall have “control” (within the meaning of Section 8-106(d) of the UCC) of Borrower’s security entitlements with respect to the financial assets credited to the Collateral Accounts. Borrower agrees that Depository Bank may, and Depository Bank agrees that it shall, comply with entitlement orders in accordance with this Depository Agreement, including instructions directing the disposition of funds, if originated by Lender and relating to any Collateral Account and any security entitlements carried in or credited to any Collateral Account without, in any such case, further consent by Borrower.

(f)	Degree of Care; Liens. Depository Bank shall exercise the same degree of care in administering the funds held in the Collateral Accounts and the investments

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purchased with such funds in accordance with the terms of this Depository Agreement as Depository Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable law. Depository Bank shall perform its obligations hereunder in accordance with generally accepted banking industry standards. Subject to the parenthetical contained in the last sentence of Section 2.01(g), Depository Bank shall not grant or suffer to exist any lien, pledge or security interest in any financial asset that is the subject of any security entitlement that is the subject of this Depository Agreement (other than Liens arising under the Loan Documents) and shall, if any such lien, pledge or security interest shall nevertheless be created as a result of the action or inaction of Depository Bank, cause the prompt release or discharge of the same.

(g)
Subordination of Lien; Waiver of Set-Off. In the event that Depository Bank has or subsequently obtains by agreement, operation of law or otherwise a lien in any Collateral Account, any security entitlement carried therein or credited thereto or any financial asset that is the subject of any such security entitlement, Depository Bank agrees that such lien shall (except to the extent provided in the parenthetical contained in the last sentence of this Section 2.01(g)) be subordinate to the Lien of Lender. The financial assets standing to the credit of the Collateral Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than Lender and, subject to the terms of this Depository Agreement and the other Loan Documents, Borrower (except for the right of the Depository Bank to set off amounts in the Collateral Accounts to the extent of (i) all amounts due to the Depository Bank in respect of its fees, costs, expenses and indemnities in respect of the maintenance and operation of the Collateral Accounts, including overdraft fees, and (ii) returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Collateral Accounts, and Borrower and Lender hereby authorize Depository Bank to set off or debit the relevant Collateral Account(s) for such amounts).

(h)
No Other Agreements. None of Depository Bank, Lender or Borrower have entered or will enter into, or otherwise become bound by, any agreement (including under which it agrees with any Person other than Lender to comply with entitlement orders, including instructions directing the disposition of funds, originated by such Person) with respect to any Collateral Account or any security entitlements or any financial assets carried in or credited to any Collateral Account, other than this Depository Agreement and the other Loan Documents.

(i)
Notice of Adverse Claims. Depository Bank hereby represents that, except for the claims and interests of Lender and Borrower in each of the Collateral Accounts, Depository Bank, as of the Closing Date, has no knowledge of, and has received no written notice of any claim to, or interest in, any Collateral Account or in any security entitlement or financial asset carried therein or credited thereto. If any Person (other than Lender) asserts any lien (including any writ, garnishment, judgment, warrant

7    DEPOSITORY AGREEMENT

of attachment, execution or similar process) against any Collateral Account or in any security entitlement or financial asset carried therein or credited thereto, and if Depository Bank has notice of such assertion, Depository Bank will promptly notify Lender and Borrower thereof.

2.02	The Collateral Accounts.

(a)
Establishment of Collateral Accounts. As of the Closing Date, Depository Bank has established the following segregated, non-interest bearing collateral accounts at its offices located in the City of New York in the State of New York bearing the names and account numbers identified on Schedule I (such accounts, collectively, the “Collateral Accounts”) each of which shall be maintained at all times by Depository Bank until the termination of this Depository Agreement in accordance with Section 7.13 (unless this Depository Agreement or the other Loan Documents otherwise expressly contemplates closure of such Collateral Account prior to the date of the termination of this Depository Agreement, including Section 3.06):

(i)	the Construction Account (the “Construction Account”);

(ii)	the Operating Account (the “Operating Account”);

(iii)	the Debt Service Reserve Account (the “Debt Service Reserve Account”);

(iv)	the O&M Reserve Account (the “O&M Reserve Account”);

(v)	the Restricted Payment Account (the “Restricted Payment Account”); and

(vi)	the Loss Proceeds Account (the “Loss Proceeds Account”).

(b)
Account Names and Numbers. The names and account numbers of the Collateral Accounts established hereunder on or prior to the Closing Date are set out on Schedule I. Depository Bank shall advise Lender and Borrower in writing of the account name and number of any Collateral Account established hereunder by Lender and Borrower, if any, after the Closing Date.

(c)
No Other Accounts. Borrower shall not open or maintain or cause to be opened or maintained with any bank or other financial institution any deposit, savings or other account other than: (i) the Collateral Accounts; and (ii ) any other accounts expressly permitted by the Loan Documents or otherwise established with the consent of Lender.

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(d)	Collateral Account Property; Collateral Accounts Constitute Collateral.

(i)	Each Collateral Account and all amounts from time to time held in such Collateral Account shall be subject to the Lien of Lender.

(ii)
All items of property (whether cash, a security, an instrument or obligation, share, participation, interest, or any other property whatsoever) from time to time held in each Collateral Account shall constitute the property of Borrower. Each Collateral Account and all such amounts from time to time held in such Collateral Account shall be held, and maintained by, Depository Bank for and on behalf of Borrower and Lender for the purposes and on the express terms and conditions more particularly set forth in this Depository Agreement. All such amounts shall constitute a part of the “Depository Collateral” (as such term is hereinafter defined in Section 2.03 hereof) and shall not constitute payment of any Obligations or any other obligations of Borrower until expressly applied thereto in accordance with the provisions of this Depository Agreement or the Loan Agreement.

(e)
Standing Instructions. Borrower and Lender hereby irrevocably instruct and authorize Depository Bank to deposit funds (promptly upon receipt thereof) into, and transfer funds among and withdraw funds from, the Collateral Accounts in accordance with the terms of this Depository Agreement.

2.03	Grant of Lien on Collateral Accounts
. As collateral security for the prompt and complete payment and performance when due of the Obligations of Borrower, Borrower has, pursuant to the Security Agreement to which it is a party, assigned, granted, and pledged to Lender security interest in (a) each Collateral Account; and (b) all cash, investments, investment property, securities, or other property at any time on deposit in or credited to any Collateral Account, including all income or gain earned thereon and any proceeds thereof (subject, in each such case, solely to Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the Lien of Lender thereon) (the “Depository Collateral”).

2.04	Bank Statements.
Depository Bank shall, on a monthly basis provide to the Borrower and Lender account balance statements in respect of each of the Collateral Accounts and sub-accounts and shall provide such statements at such other times as Lender or Borrower may from time to time reasonably request. Such balance statement shall also include deposits, withdrawals and transfers from and to any Collateral Account and sub-accounts. Such fund balance statements shall include detail for all investment transactions effected by the Depository Bank or brokers selected by Borrower. Upon Borrower’s election, such statements will be delivered via Depository Bank’s online service and upon electing such service, paper statements will be provided only upon request. Borrower hereby waives the right to receive brokerage confirmations of security transactions effected by the Depository as they occur, to

9    DEPOSITORY AGREEMENT

the extent permitted by law.  Borrower further understands that trade confirmations for securities transactions effected by Depository Bank will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.

ARTICLE III     PROVISIONS APPLICABLE TO COLLATERAL ACCOUNTS

3.01	Permitted Investments.

(a)	Permitted Investments.

(i)
Pending the application of funds in accordance with Article III and Article IV hereof, funds held in any Collateral Account shall be invested and reinvested by Depository Bank upon written direction of Borrower (which may be in the form of a standing instruction) only in Permitted Investments, and with respect to those amounts next anticipated to be transferred or withdrawn, having a scheduled maturity no later than such next anticipated cash withdrawal or transfer from such Collateral Account; provided, however, that: (1) upon the receipt by Depository Bank of a Trigger Event Notice from Lender and unless otherwise directed therein, or (2) in the event of any failure by Borrower to so direct Depository Bank in writing on or prior to the day on which any funds are (x) received by Depository Bank or (y) transferred between Collateral Accounts in accordance with this Depository Agreement as to the investment of such funds, such investments and reinvestments shall be made by Depository Bank in the Default Permitted Investment, or if this Permitted Investment is not available for any reason, Depository Bank shall so notify Borrower and the Lender in writing and shall invest or reinvest such funds in such Permitted Investments of the type referred to in clause (e) of the definition of “Permitted Investments” as the Lender directs until Borrower designates a specific replacement Permitted Investment. All funds in a Collateral Account that are invested pursuant to this Section 3.01(a) shall be deemed to be held in such Collateral Account for purposes of this Depository Agreement and shall constitute part of the Collateral. Borrower shall bear all risk of loss of capital from investments in Permitted Investments.

(ii)
The Depository Bank shall have no obligation to invest or reinvest the funds held in any Collateral Account if deposited with the Depository Bank after 11:00 a.m. (New York time) on such day of deposit. Instructions received after 11:00 a.m. (New York time) will be treated as if received on the following day. Any interest or income received on such investment of funds shall become part of the relevant Collateral Account and any losses incurred on such investment or reinvestment of funds shall be debited against the relevant Collateral Account. The Depository Bank shall have no responsibility for any losses resulting from the investment, reinvestment or liquidation of the

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funds, including without limitation liquidation of any investment prior to its maturity. It is agreed and understood that the entity serving as Depository Bank may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Depository Bank be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Depository Bank or its affiliates are permitted to receive additional compensation that could be deemed to be in the Depository Bank’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub‑custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

(b)	Liability of Lender and Depository Bank.

(i)
Other than with respect to Permitted Investments required to be invested by Depository Bank in accordance with Section 3.01(a) hereof, neither Depository Bank nor Lender shall have any duty to determine whether any investment or reinvestment of monies in any Collateral Account satisfies the criteria set out in the definition of “Permitted Investment”.

(ii)
Neither Lender nor Depository Bank shall be liable for any loss resulting from any investment in any Permitted Investment or the sale, disposition, redemption, or liquidation of such investment or by reason of the fact that the proceeds realized in respect of such sale, disposition, redemption or liquidation were less than that which might otherwise have been obtained, except to the extent resulting from the gross negligence, willful misconduct or unlawful act of Lender or Depository Bank, as applicable (in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction).

(c)
Liquidation to Make Disbursements. If and when cash is required for the making of any transfer, disbursement or withdrawal in accordance with Articles III and IV hereof, Borrower shall cause Permitted Investments held in the applicable Collateral Account to be sold or otherwise liquidated into cash (without regard to maturity) as and to the extent necessary in order to make such transfers, disbursements or withdrawals required pursuant to Articles III and IV hereof by giving written notice of such sale or liquidation to Depository Bank. In the event any such investments are redeemed prior to the maturity thereof, neither Depository Bank nor Lender shall be liable for any loss or penalties relating thereto, except to the extent of the gross negligence, willful misconduct or unlawful acts of Lender or Depository Bank (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(d)
Income from Investments. The proceeds earned from the investment of monies in any Collateral Account shall be deposited by Depository Bank (i) at all times prior to the Conversion Date, into the Construction Account, and (ii) from and after the

11    DEPOSITORY AGREEMENT

Conversion Date, into the Operating Account, in each such case, on or before the second (2nd) Business Day following the month in which such interest, gain, or other amount is earned and received; provided, however, that for the avoidance of doubt, such proceeds shall consist of interest, gain, and other amounts received in respect of an investment of principal and not the principal itself. Any interest, gain, or other income earned on Permitted Investments shall be for the account of Borrower for income tax purposes.

(e)
Taxes, Etc. Borrower shall pay or reimburse Depository Bank upon request for any transfer taxes or other taxes relating to the funds held in the Collateral Account incurred in connection herewith and shall indemnify and hold harmless Depository Bank any amounts that it is obligated to pay in the way of such taxes. Any payments of income from a Collateral Account shall be subject to withholding regulations then in force with respect to United States taxes. Borrower will provide Depository Bank with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that Depository Bank shall only be responsible for income reporting with respect to income earned on the Collateral Account and will not be responsible for any other reporting.

3.02	Withdrawal and Transfer Procedure.

(a)
Maintenance of Funds in Accounts; Withdrawals. Until withdrawn or transferred pursuant to and in accordance with this Depository Agreement, including any withdrawals or transfers for the purposes of making Permitted Investments, any amounts deposited into a Collateral Account (other than income from investments transferred to the Construction Account or Operating Account pursuant to Section 3.01(d) hereof) shall continue to be held in such Collateral Account. All withdrawals and transfers from any Collateral Account shall be made in accordance with the provisions of Articles III and IV hereof.

(b)
Withdrawal/Transfer Certificate. Except as otherwise expressly provided herein, Borrower shall not be entitled to request withdrawals or transfers of monies from any Collateral Account without having first provided to Depository Bank and Lender a Withdrawal/Transfer Certificate authorizing such withdrawal and/or transfer. Withdrawals or transfers from any Collateral Account (except as otherwise expressly provided herein) shall be made by Depository Bank following receipt of (and in accordance with) a Withdrawal/Transfer Certificate signed by Borrower and countersigned by Lender (an “Executed Withdrawal/Transfer Certificate”). Each Withdrawal/Transfer Certificate shall request withdrawals and transfers to and from Collateral Accounts in the amounts, at the times and in order of priority set forth in Article IV hereof. Depository Bank may rely on any such certificate that purports to be so signed, and shall have no duty whatsoever to investigate whether any such signature is genuine or authorized. For the avoidance of doubt, to the extent applicable, a Notice of Borrowing and a Withdrawal/Transfer Certificate may be delivered to Lender simultaneously.

12    DEPOSITORY AGREEMENT

(c)
Delivery to Lender and Form of Withdrawal/Transfer Certificate. On the Closing Date and no later than five (5) Business Days prior to each Withdrawal Date and any other withdrawal expressly required or permitted under this Depository Agreement, Borrower shall deliver to Lender for purposes of any withdrawal or transfer on the next succeeding Withdrawal Date (unless no withdrawal or transfer is anticipated in respect of such Withdrawal Date):

(i)    a Withdrawal/Transfer Certificate signed by an authorized officer of Borrower specifying:
(A) each Collateral Account from which a withdrawal or transfer is requested and, in the case of any transfer, the relevant Collateral Account(s) to which, other Person(s) to whom, and/or other accounts to which, such transfer is to be made;
(B) the amount requested to be withdrawn or transferred from each such Collateral Account (and the calculation thereof, if required, in accordance with the relevant provisions of Article IV hereof);
(C) the Withdrawal Date on which such withdrawal or transfer is to be made;
(D) the purpose for which the amount so withdrawn or transferred is to be applied (if not evident from the nature of the payment or identity of the intended payee); and
(E) all other information required to be provided in such Withdrawal/Transfer Certificate under, or to evidence compliance with, the provisions of Articles III and IV hereof; and
(ii) a Distribution Certificate in the event that the applicable Withdrawal/Transfer Certificate shall request any transfers, payments, or withdrawals constituting Restricted Payments.

(d)	Lender’s Review; Delivery to Depository Bank.

(i)
In the event that, prior to the relevant Withdrawal Date, Lender shall determine that either or both: (A) any amounts specified in a Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate) have been incorrectly calculated; and/or (B) such Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate) is inconsistent with, or otherwise fails to satisfy the requirements of, the provisions of this Depository Agreement and the other Loan Documents, Lender shall notify Borrower in writing promptly, but in no case later than the third (3rd) Business Day following Lender’s receipt of such Withdrawal/Transfer Certificate, and may either (x) return such Withdrawal/Transfer Certificate (or such amended Withdrawal/Transfer Certificate) to Borrower with its determinations noted thereon; or (y) in consultation with Borrower, make such corrections as it

13    DEPOSITORY AGREEMENT

reasonably deems necessary to satisfy the requirements of this Depository Agreement. In the event that Lender makes any revisions to a Withdrawal/Transfer Certificate as described above, it shall promptly provide a copy of the same, as so revised, to Borrower. Lender and Borrower will endeavor to (1) agree and complete the final form of Withdrawal/Transfer Certificate (or any amended or corrected Withdrawal/Transfer Certificate), and (2) deliver such Withdrawal/Transfer Certificate to Depository Bank, no later than two (2) Business Days prior to the Withdrawal Date to which such Withdrawal/Transfer Certificate relates.

(ii)
Lender shall countersign any accepted Withdrawal/Transfer Certificate (or any amended or corrected Withdrawal/Transfer Certificate), and furnish a copy of such Executed Withdrawal/Transfer Certificate (or such amended or corrected Withdrawal/Transfer Certificate) to Depository Bank at least two (2) Business Days prior to the proposed Withdrawal Date and instruct Depository Bank to implement the funds transfers specified in such Executed Withdrawal/Transfer Certificate (or such amended or corrected Withdrawal/Transfer Certificate, as applicable) in accordance with Section 3.02(e) and the other provisions of this Depository Agreement.

(iii)
Nothing in this Section 3.02(d) shall preclude Depository Bank from consulting with Borrower, Lender, or any consultant or expert advisor in making its determinations with respect to the accuracy of any Withdrawal/Transfer Certificate (or any amended or corrected Withdrawal/Transfer Certificate, as applicable).

(e)
Implementation of Withdrawal/Transfer Certificate. Except as otherwise provided in this Depository Agreement, following receipt of an Executed Withdrawal/Transfer Certificate, Depository Bank shall receive, pay or transfer the amount(s) specified in such Withdrawal/Transfer Certificate, as set forth in Section 3.02(d)(ii) by initiating such payment or transfer on the Withdrawal Date set out in such Withdrawal/Transfer Certificate, for such payment or transfer (or if such certificate or notice is not received by Depository Bank by 11:30 a.m. New York time of the Business Day that is at least one (1) Business Day prior to such Withdrawal Date, by 2:00 p.m. New York time on the next succeeding Business Day following delivery of such Withdrawal/Transfer Certificate to Depository Bank).

(f)
Failure of Borrower to Submit Withdrawal/Transfer Certificate. Notwithstanding any other provision of this Depository Agreement to the contrary, if at any time Borrower fails to timely submit, or cause to be timely submitted, an Executed Withdrawal/Transfer Certificate to Depository Bank for the withdrawal, transfer, or payment of amounts to any Collateral Account or Person, Lender may (but shall not be obligated to) direct Depository Bank in writing to effect any withdrawal, transfer, or payment, as the case may be, of any amounts then due and payable or required to be transferred pursuant to the terms of this Depository Agreement or any other

14    DEPOSITORY AGREEMENT

Loan Document. If Lender so directs Depository Bank in writing, Depository Bank shall comply with such direction as promptly as possible without any further consent of, or notice to, Borrower. Lender shall, simultaneously provide a copy of any such writing to Borrower regarding any such withdrawals, transfers or payments.

3.03	Transfer of Amounts.

Amounts improperly or inadvertently deposited into any Collateral Account shall be transferred by Depository Bank upon written instructions of Lender into the correct Collateral Accounts. Lender shall provide a copy of such instructions to Borrower. Any withdrawals and transfers hereunder shall only be made to the extent that sufficient funds are then available (including as Permitted Investments) in the Collateral Account from which such withdrawal is to be made.

3.04	Trigger Event.

(a)
The Trigger Event Date. Notwithstanding anything in this Depository Agreement to the contrary, on and after receipt by Depository Bank of written notice (such notice, the “Trigger Event Notice”) from Lender certifying to Depository Bank that a Trigger Event has occurred and is continuing (the date of Depository Bank’s receipt of such notice, the “Trigger Event Date”) (with a copy of such notice to be delivered by Lender to Borrower simultaneously with the delivery thereof to Depository Bank): (i) no transfer or withdrawal of funds from any Collateral Account shall be requested by Borrower or implemented by Depository Bank pursuant to any Withdrawal/Transfer Certificate or otherwise, and (ii) such funds shall be retained in the applicable Collateral Account for application by Depository Bank in accordance with a Remedies Direction. Lender shall have the right to rescind any Trigger Event Notice by providing written notice to Depository Bank (which it shall do promptly if such Trigger Event is no longer continuing or has been waived by Lender), and upon and after the Depository Bank’s receipt of such notice, the Trigger Event (including the Trigger Event Date and all Remedies Directions delivered in connection with such Trigger Event) shall, for all purposes of this Depository Agreement, be deemed to not have occurred or been given (provided that the delivery of such notice shall not invalidate actions previously taken by the Depository Bank pursuant to the rescinded Trigger Event Notice). Lender shall simultaneously provide a copy of such rescission notice to Borrower.

(b)
Accounting. Promptly upon receipt of a Trigger Event Notice (but no later than two (2) Business Days after such receipt), Depository Bank shall render an accounting to Lender and Borrower of all monies in the Collateral Accounts as of the Trigger Event Date. Such accounting may be satisfied by delivery to Lender and Borrower of the most recently available bank statement for such Collateral Account (including any electronically available statement) and a transaction or activity report for each

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Collateral Account covering the period from the closing date of the last statement through the delivery date thereof.

3.05	Distribution of Collateral Proceeds.

(a)
Priority of Payments. Subject to the provisions of Article IV, upon the occurrence and during the continuation of a Trigger Event and following delivery of a Remedies Direction to Depository Bank in connection with the sale, disposition, or other realization, collection or recovery of any amounts in the Collateral Accounts or any other Collateral (or any portion thereof), Lender shall promptly instruct Depository Bank in writing to apply the proceeds of such sale, disposition, or other realization, collection or recovery toward the payment of the Obligations of Borrower in the following order of priority and otherwise in accordance with Section 2.4(h)of the Loan Agreement:

(i) first, to any fees, costs, charges, and expenses then due and payable to Depository Bank under any Loan Document;
(ii) second, to the respective outstanding fees, costs, charges, and expenses then due and payable to Lender under any Loan Document;
(iii) third, to any accrued but unpaid interest owed to Lender on the Obligations of Borrower;
(iv) fourth, to the respective overdue principal Obligations of Borrower owed to Lender;
(v) fifth, to the unpaid principal Obligations of Borrower then due and payable to Lender; and
(vi) sixth, after final payment in full of the amounts described in Section 3.05(a)(i) through (v) above and the Termination Date shall have occurred, to the order of Borrower in accordance with Section 3.07.

(b)
Borrower Remains Liable for Deficiency. It is understood that Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Depository Collateral and any other Collateral and the aggregate of the sums referred to in Section 3.05(a)(i) through (v) above.

3.06	Closing of Collateral Accounts
. At any point prior to the Termination Date and subject to the other terms and conditions of this Depository Agreement, if Borrower requests in writing (and Lender consents thereto in writing) at any time after the date on which a Collateral Account is no longer intended to be utilized pursuant to this Depository Agreement that such Collateral Account be closed, Lender shall direct Depository Bank to, and Depository Bank shall promptly, close such

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Collateral Account and transfer any amounts held in such Collateral Account (together with any accrued interest or profit on or income from such amount) to the Operating Account for application pursuant to the terms, conditions, and provisions of Section 4.02(b).

3.07	Disposition of Collateral Accounts upon Termination Date
. Upon the Termination Date, Lender shall direct Depository Bank to, and Depository Bank shall promptly, pay any sums remaining in the Collateral Accounts to the order of Borrower or as otherwise required by applicable law, and shall instruct Depository Bank to close the Collateral Accounts. This Section 3.07 shall survive the termination of this Depository Agreement.
ARTICLE IV     COLLATERAL ACCOUNTS

4.01	Construction Account.

(a)
(i)    Deposits to Construction Account. Prior to the Conversion Date and except as otherwise set forth in this Section 4.01(a), the proceeds of all Project Advances made to Borrower made under the Loan Agreement and all Project Revenues of Borrower shall be identified as such in writing to Depository Bank by Lender and deposited by Lender into the Construction Account. Any Loss Proceeds received by Borrower prior to the Conversion Date shall be deposited by Borrower into the Loss Proceeds Account for application in accordance with Section 4.06.

(ii) Transfers or Payments from Construction Account. On or before the Conversion Date, funds in the Construction Account shall be disbursed by Depository Bank in accordance with the applicable Executed Withdrawal/Transfer Certificate (which may be attached to a Notice of Borrowing), in accordance with the terms, conditions, and provisions of Section 3.02(b) hereof to pay for and be used solely in accordance with Section 9.9 of the Loan Agreement and upon satisfaction of the conditions precedent set forth in Section 7.3 of the Loan Agreement (unless waived in writing by Lender).
Notwithstanding the foregoing, after and during the continuation of a Trigger Event, Lender shall be entitled to direct Depository Bank in writing to withdraw funds from the Construction Account to pay, when due, any fees or other amounts owed to Lender under the Loan Agreement or other Loan Documents, and to pay such amounts that are due to Project Counterparties or other Persons if such amounts are Operating Costs or if the failure to pay such Persons is related to the Trigger Event. Lender shall simultaneously provide a copy of any writing regarding any such withdrawals or payments to Borrower.

(b)	On the Conversion Date, any remaining funds in the Construction Account shall be disbursed as follows pursuant to an Executed Withdrawal/Transfer Certificate:

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(i) First, if required, to be applied as a mandatory prepayment of the Project Advances of Borrower that are not Converted as a result of the application of Section 7.4(b) of the Loan Agreement, as applicable;
(ii) Second, after making the withdrawal and transfer above, to the payment of all fees, costs, charges, and any other amounts then due and payable to Lender pursuant to the Loan Agreement and the other Loan Documents;
(iii) Third, after making each applicable withdrawal and transfer above, to the Debt Service Reserve Account in an amount necessary to fund the Minimum Debt Service Reserve Requirement;
(iv) Fourth, after making each applicable withdrawal and transfer above, to the O&M Reserve Account in an amount necessary to fund the Minimum O&M Reserve Requirement; and
(v) Fifth, after making each applicable withdrawal and transfer above, the full remaining amount on deposit in the Construction Account shall be transferred to the Operating Account.
4.02 Operating Account.

(a)
Deposits to Operating Account after Term Conversion. From and after the Conversion Date, Borrower shall deposit, or cause third parties to remit to Depository Bank for deposit, into the Operating Account:

(i) all Project Revenues of Borrower;
(ii) all Loss Proceeds required to be deposited into the Operating Account pursuant to Section 4.06;

(b)
Transfers and Payments from Operating Account on and after the Conversion Date. Subject to Section 3.05, Borrower shall direct Depository Bank pursuant to an Executed Withdrawal/Transfer Certificate to make the following withdrawals, transfers, and payments from the Operating Account on and after the Conversion Date, in each case, in the amounts, at the times, and in the following order of priority:

(i) First, on each Monthly Transfer Date, to the payment of Operating Costs then due and payable, to the extent included in the applicable Annual Operating Budget, in an aggregate amount, over any fiscal year, of no greater than one-hundred and ten percent (110%) of the amount of Operating Costs under the then-applicable Annual Operating Budget (after giving effect to any amounts applied pursuant to the terms, conditions, and provisions of Section 4.04(b) hereof, if applicable);
(ii) Second, on each Monthly Transfer Date and Repayment Date, as applicable, after making each applicable withdrawal and transfer above, to the payment

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of all fees, costs, charges, and amounts (except for principal and accrued and unpaid interest in connection with the Loans) due and payable to Depository Bank in connection with this Depository Agreement and the other Loan Documents;
(iii) Third, on each Repayment Date, as applicable, after making each applicable withdrawal and transfer above, to the payment of all fees, costs, charges, and amounts (except for principal and accrued and unpaid interest in connection with the Loans) due and payable to Lender in connection with this Depository Agreement and the other Loan Documents;
(iv) Fourth, on each Repayment Date, as applicable, after making each applicable withdrawal and transfer above, to Lender in an amount equal to principal and accrued and unpaid interest in respect of the Obligations of Borrower then due and payable;
(v) Fifth, after making each applicable withdrawal and transfer above, on each Repayment Date, to Lender as a mandatory prepayment in an amount equal to all Capacity Shortfall Liquidated Damages received under any Project Document to which Borrower is a party, which amount shall be applied to each of the remaining scheduled payments of interest and principal in such order and manner as is necessary so as to achieve compliance with the Minimum Debt Service Coverage Ratio for each period until the Maturity Date;
(vi) Sixth, after making each applicable withdrawal and transfer above, (A) on each Repayment Date, to the Debt Service Reserve Account, in an amount equal to the positive difference, if any, of (aa) the Minimum Debt Service Reserve Requirement minus (bb) the monies held in the Debt Service Reserve Account as of such Repayment Date, after giving effect to any withdrawals from the Debt Service Reserve Account, and (B) on each Repayment Date, to the O&M Reserve Account, in an amount equal to the positive difference, if any, of (aa) the O&M Reserve Requirement minus (bb) the monies held in the O&M Reserve Account; and
(vii) Seventh, after making each applicable withdrawal and transfer above, on each Repayment Date, if the conditions to Restricted Payment set forth in Section 11.9 of the Loan Agreement have not been satisfied, the full amount of any excess on deposit in the Operating Account to the Restricted Payment Account; and
(viii) Eighth, after making each applicable withdrawal and transfer above, on each Distribution Date, if the conditions to Restricted Payment set forth in Section 11.9 of the Loan Agreement have been satisfied, the full amount of any excess on deposit in the Operating Account to or at the direction of Borrower as provided in such Executed Withdrawal/Transfer Certificate.

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4.03 Debt Service Reserve Account

(a)
Deposits to Debt Service Reserve Account. Any amounts transferred from the Operating Account pursuant to Section 4.02(b)(vi)(A) shall be deposited by Depository Bank into the Debt Service Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate delivered by Borrower.

(b)
Payments from Debt Service Reserve Account. Borrower may withdraw amounts from the Debt Service Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate to pay all fees, costs, charges and other amounts due to Lender and to pay amounts of principal and interest due under the Project Debt of Borrower in the event that Project Revenues of Borrower and other amounts in the Operating Account are insufficient therefor . Notwithstanding the foregoing to the contrary, Lender shall be entitled to direct Depository Bank in writing to withdraw funds from the Debt Service Reserve Account to pay when due and payable any costs of Borrower set forth in Sections 4.02(b)(iii) and 4.02(b)(iv) to the extent funds on deposit in the Operating Account are insufficient to pay such costs. Lender shall, as soon as reasonably practicable, provide a copy of such writing to Borrower regarding any such withdrawals or payments. Further, if at any time, amounts on deposit in the Debt Service Reserve Account exceed the then required Minimum Debt Service Reserve Requirement, Borrower may deliver an Executed Withdrawal/Transfer Certificate to Depository Bank to transfer from the Debt Service Reserve Account to the Operating Account such excess or portion thereof

4.04 O&M Reserve Account.

(a)
Deposits to O&M Reserve Account. Any amounts transferred from the Operating Account pursuant to Section 4.02(b)(vii)(B) shall be deposited by Depository Bank into the O&M Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate delivered by Borrower.

(b)
Payments from O&M Reserve Account. Borrower may withdraw amounts from the O&M Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate (to be executed by Lender) to pay for unscheduled and unbudgeted major maintenance Operating Costs related to the Project incurred by Borrower, which such costs are not included in the Annual Operating Budget and for which insufficient funds are available in the Operating Account for the payment of such costs. The payment of such unscheduled Operating Costs shall not be counted towards budget deviations permitted by the Loan Agreement.

4.05 Restricted Payment Account.

(a)
Deposits to the Restricted Payment Account. Any amounts transferred from the Operating Account pursuant to Section 4.02(b)(vii) shall be deposited by Depository Bank into the Restricted Payment Account pursuant to an Executed Withdrawal/Transfer Certificate delivered by Borrower.

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(b)
Payments from the Restricted Payment Account. If, on any Distribution Date, each of the conditions to Restricted Payment set forth in Section 11.9 of the Loan Agreement have been satisfied, then Borrower may direct Depository Bank to transfer amounts on deposit in the Restricted Payment Account to or as directed by Borrower pursuant to an Executed Withdrawal/Transfer Certificate (to be executed by Lender).

(c)
Mandatory Prepayment. If, on any Distribution Date, (A) funds have been on deposit in the Restricted Payment Account for more than four (4) consecutive fiscal quarters and (B) each of the conditions to Restricted Payment set forth in Section 11.9 of the Loan Agreement have not been satisfied, then all amounts on deposit in the Restricted Payment Account shall be paid to Lender as a mandatory prepayment of the Project Debt of Borrower, which amounts shall be applied pro rata to each of the remaining scheduled payments of interest and principal.

4.06 Loss Proceeds.
Borrower shall deposit or, pursuant to the sole loss payee endorsement, shall cause the insurer to deposit into the Loss Proceeds Account all amounts and proceeds (including instruments) received from any first party insurance policy required to be maintained by Borrower under the Loan Agreement or that Borrower otherwise maintains (“Insurance Proceeds”). Borrower shall deposit, or shall cause the insurers per the sole loss payee clause to deposit, into the Loss Proceeds Account all amounts and proceeds (including instruments) (other than Insurance Proceeds) received in respect of any Event of Loss (“Event of Loss Proceeds”, and together with Insurance Proceeds, “Loss Proceeds”). Unless applied to a mandatory prepayment in accordance with Sections 4.06(c) or 4.06(d), any Insurance Proceeds received by Lender directly (as loss payee or additional insured), and any Event of Loss Proceeds received directly by Lender, shall be deposited by Lender into the Loss Proceeds Account to be applied in accordance with the provisions of this Section 4.06. To the extent that application of Loss Proceeds pursuant to this Section 4.06 shall require the withdrawal and transfer of funds from the Loss Proceeds Account or other Collateral Account, Borrower and Lender shall direct Depository Bank to make such withdrawal or transfer pursuant to an Executed Withdrawal/Transfer Certificate, or in the alternative (particularly in the case of withdrawals for capital expenditures), pursuant to a written direction of Lender(a “Loss Proceeds Instruction”). Lender shall, as soon as reasonably practicable, provide a copy of any such Loss Proceeds Instruction to Borrower.

(b)
Any Insurance Proceeds from business interruption insurance received by Borrower or Lender shall be transferred from the Loss Proceeds Account for deposit into the Operating Account pursuant to an Executed Withdrawal/Transfer Certificate for application in accordance with Section 4.02(b).

(c)
Except for Insurance Proceeds from business interruption insurance (which shall be applied as provided in Section 4.06(b)) and except for Insurance Proceeds of a De Minimis Amount (which shall be applied as provided in Section 4.06(d)), Borrower shall apply Loss Proceeds to repair, restore and replace the Borrower’s Project, so long as each of the following conditions is satisfied or waived by Lender:

21    DEPOSITORY AGREEMENT

(i)
no Default or Event of Default has occurred and is continuing (other than any Default or Event of Default resulting from such damage or destruction), and after giving effect to any proposed repair and restoration, such damage or destruction or proposed repair and restoration will not result in a Default or Event of Default;

(ii)
Borrower and Lender determines (after consultation with the Independent Engineer), that repair or restoration of the Borrower’s Project is technically and economically feasible within the earlier of (A) the Maturity Date and (B) a twelve (12)month period (or, to the extent applicable, such shorter period during which Insurance Proceeds are available under the business interruption insurance maintained by or on behalf of Borrower or Borrower has deposited sufficient funds in lieu thereof),that a sufficient amount of funds is or will be available to Borrower to make such repairs and restorations and Borrower provides to Lender and the Independent Engineer a proposed written restoration plan describing in detail the nature of the repairs or restoration proposed to be effected;

(iii)
no material Federal, state, local or other governmental license, registration, recording, filing, consent, permit, order, authorization, certificate, approval, exemption, or declaration (“Repair Approval”) is necessary to proceed with the repair and restoration, or if any Repair Approval is necessary, Borrower will be reasonably likely to be able to obtain such as and when required; and

(iv) Lender shall receive such additional title insurance, title insurance endorsements, mechanics’ lien waivers, certificates or other matters as Lender may reasonably request, and shall have entered into any amendments to this Depository Agreement or the other Loan Documents, as necessary or appropriate in connection with such repairs or restoration, to preserve the security interest of Lender in the same or to preserve or protect Lender’s interests hereunder and in the Collateral.

(d)
If there shall occur any damage or destruction of a portion of Borrower’s Project with respect to which Insurance Proceeds for any single loss are payable in an amount equal to or less than $100,000 ( “De Minimis Amount”), such Loss Proceeds promptly shall be, at the election of Borrower, applied by Borrower (pursuant to an Executed Withdrawal/Transfer Certificate delivered to Depository Bank) once received from Depository Bank to the prompt payment of the cost of the repair or restoration of such damage or destruction or the restoration of the portion of Borrower’s Project; provided, however, that if Borrower determines that such portion of Borrower’s Project could not be restored or insufficient replacement property is available to Borrower for such restoration then such proceeds shall be applied to the prepayment of the of Borrower’s Obligations pursuant to a written direction of Lender.

22    DEPOSITORY AGREEMENT

(e)
If there shall occur any damage or destruction of Borrower’s Project with respect to which Insurance Proceeds for any single loss are payable, or if Borrower receives Event of Loss Proceeds as a result of any single eminent domain proceeding, and one or more of the conditions set forth in Sections 4.06(c)(i) through (v) is not satisfied (unless waived by Lender), such Insurance Proceeds or Event of Loss Proceeds, as the case may be, shall be applied to the prepayment of Borrower’s Obligations pursuant to a written direction of Lender.

(f)
If, after the repair or restoration of Borrower’s Project contemplated by Section 4.06 hereof, there are any Loss Proceeds in the Loss Proceeds Account, and Lender in consultation with the Independent Engineer, reasonably determines that Borrower’s Project will be able to operate at a level enabling Borrower to satisfy its Minimum Debt Service Coverage Ratio obligations under the Loan Documents in accordance with the Closing Date Base Case Model or Conversion Date Base Case Model in effect at the time, such excess Loss Proceeds may be transferred to the Operating Account pursuant to an Executed Withdrawal/Transfer Certificate in accordance with Section 4.02. In the absence of such determination by Lender, such excess Loss Proceeds shall be transferred to the Operating Account pursuant to a written direction of Lender).

(g)
If a Trigger Event shall have occurred and be continuing, then notwithstanding any provisions of this Section 4.06 to the contrary, the Loss Proceeds (including any Permitted Investments made with such proceeds, which shall be liquidated in such manner as Lender shall deem reasonable and prudent under the circumstances) shall be applied by Lender upon written direction to Depository Bank in the following order:

(i) First,(i) to cure such Trigger Event (and, if such Trigger Event is cured, any Loss Proceeds remaining thereafter shall be applied as provided in this Section 4.06); and
(ii) Second, after making the payment described above, the remainder, if any, to pay the Obligations of Borrower in connection, if applicable, with exercise of Lender’s remedies pursuant to Article 7 of the Loan Agreement.
4.07 Disbursement to Borrower. Upon the occurrence of the Termination Date, Lender shall promptly direct Depository Bank in writing to, and Depository Bank shall, disburse or cause to be disbursed any amounts on deposit in the Collateral Accounts to Borrower or as otherwise expressly instructed in writing by Borrower, or as may be required by court order or other legal process, and shall instruct the Depository Bank to close the Collateral Accounts. This Section 4.07 shall survive the termination or expiration of this Depository Agreement.
ARTICLE V    AGREEMENTS WITH AGENTS

5.01	Filing Fees, Excise Taxes, Etc.

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Borrower agrees to pay or to reimburse Lender and Depository Bank on demand for any and all reasonable amounts in respect of all search, filing and recording fees, taxes, excise taxes, stamp taxes, sales taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Depository Agreement and agrees to hold each such Person harmless from and against any and all liabilities, reasonable costs, claims, reasonable expenses, penalties and interest with respect to or resulting from any delay in paying or omission to pay such taxes and fees (except to the extent that such liabilities, costs, claims, expenses, penalties and interest result from the gross negligence, willful misconduct or unlawful acts of any such Person as finally determined by a final, non-appealable judgment of a court of competent jurisdiction).
ARTICLE VI     DEPOSITORY BANK

6.01	General.

The provisions of this Article VI are solely for the benefit of Depository Bank. Whether or not therein expressly so provided, every provision of this Depository Agreement relating to the conduct or affecting the eligibility of or affording protection to Depository Bank shall be subject to the provision of this Article VI. The duties, responsibilities and obligations of Depository Bank shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against Depository Bank.

6.02	Reliance by Depository Bank.

Depository Bank shall be entitled to rely upon any certificate, direction, instruction, notice or other communication of or from an authorized officer or representative of Borrower or Lender or any other relevant certificate, direction, instruction, notice, communication or document (including any telecopy or email) believed by it in good faith to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and shall have no liability for its actions taken thereupon, except to the extent of Depository Bank’s willful misconduct, gross negligence or unlawful acts as finally determined by a final, non-appealable judgment of a court of competent jurisdiction. Depository Bank shall have no duty or obligation to verify, investigate, ascertain or determine whether any certificate, direction, instruction, notice, communication or document provided to Depository Bank contains accurate information or whether any individual signing such certificate, direction, instruction, notice, communication or document has the authority such individual purports to have. Depository Bank shall be fully justified in failing or refusing to take any action under this Depository Agreement (a) if such action would, in the opinion of Depository Bank, be contrary to applicable law or the terms of this Depository Agreement, (b) if such action is not specifically provided for in this Depository Agreement and it shall not have received any such advice or concurrence of Lender or Borrower as it deems appropriate or (c) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Depository Agreement, it shall not first be indemnified to its satisfaction

24    DEPOSITORY AGREEMENT

or as required by this Depository Agreement against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Depository Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Depository Agreement in accordance with any Executed Withdrawal/Transfer Certificate, any Remedies Direction or other instruction of Borrower or Lender (in each case to the extent such Person is expressly authorized hereunder to direct Depository Bank to take or refrain from taking such action), and such action taken or failure to act pursuant thereto shall be binding upon Borrower and Lender, as applicable. In the event that Depository Bank is required to perform any action on a particular date only following the delivery of an officer’s or representative’s certificate or other document, Depository Bank shall be fully justified in failing to perform such action if it has not first received such officer’s or representative’s certificate or other document and shall be fully justified in continuing to fail to perform such action until such time as it has received such officer’s or representative’s certificate or other document.

6.03	Court Orders.

Depository Bank is hereby authorized to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by Depository Bank, including the Collateral Accounts or any funds or property credited thereto. Depository Bank shall not be liable to any of the parties hereto or Lender or their successors, heirs or personal representatives by reason of Depository Bank’s compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

6.04	Resignation or Removal
. Subject to the appointment and acceptance of a successor Depository Bank as provided below, Depository Bank may resign at any time by giving at least thirty (30) days prior express written notice thereof to the parties hereto. Depository Bank may be removed at any time with or without cause by Lender, and, provided that no Trigger Event shall have then occurred and be continuing, Borrower shall have the right to remove Depository Bank with or without cause upon thirty (30) days prior express written notice to the parties hereto. Upon any such resignation or removal, Lender shall have the right to appoint, with the consent of Borrower (unless a Trigger Event has occurred and is continuing), such consent not to be unreasonably withheld or delayed, a successor Depository Bank. Upon the acceptance of any appointment as Depository Bank hereunder by a successor Depository Bank, such successor Depository Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depository Bank, and the retiring Depository Bank shall be discharged from its duties and obligations hereunder. If no successor Depository Bank shall have been so appointed by Lender and shall have accepted such appointment within thirty (30) days following the delivery by Depository Bank of a notice of resignation or the delivery by Borrower or Lender of a notice of removal, then the retiring or removed Depository Bank, in its discretion, may tender into the custody of a court

25    DEPOSITORY AGREEMENT

of competent jurisdiction all assets then held by it hereunder, and thereupon shall be discharged from its duties hereunder. After the retiring Depository Bank’s resignation or removal hereunder as Depository Bank, the provisions of this Article VI shall continue in effect for its benefit in respect of any actions taken, suffered or omitted while it was acting as Depository Bank. Any corporation into which the Depository Bank may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depository Bank shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Depository Bank, shall be the successor of the Depository Bank hereunder; provided that such corporation shall be otherwise eligible under this Article to act as a successor Depository Bank, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

6.05	Exculpatory Provisions.

(a)
Recitals; Value of Collateral; Etc. Neither Depository Bank nor any of its affiliates shall be responsible to Borrower or Lender for: (i) any recitals, statements, representations, or warranties made by Borrower contained in this Depository Agreement or any other Loan Document or in any certificates or other document referred to or provided for in, or received by Lender under, this Depository Agreement or any other Loan Document; (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Depository Agreement or any other Loan Document or any other document referred to or provided for herein or therein or the perfection, priority or validity of any of the Liens created by the Loan Documents; or (iii) any failure by Borrower to perform its obligations hereunder or thereunder.

(b)
Performance by Borrower; Etc. Depository Bank shall not be required to ascertain or inquire as to the performance by Borrower or any other Person of any of its obligations under any Loan Document or any other document or agreement contemplated hereby or thereby. Depository Bank shall not be deemed to have knowledge of a Default or Event of Default or any other default, event of default or triggering condition unless Depository Bank shall have received written notice thereof in accordance with the provisions of this Depository Agreement. Depository Bank shall have no duty to calculate any amounts to be distributed under the terms of this Depository Agreement and shall have no liability for the accuracy of, or compliance with terms of any Loan Document, of any such calculations provided to it. All instructions, directions, entitlement orders, certificates and notices and other communications provided to the Depository hereunder shall be in writing and signed by an authorized officer or representative of the party executing such instruction, entitlement order, direction, certificate or notice. All amounts deposited hereunder shall include an instruction as to the Collateral Account to which such amounts shall be credited.

26    DEPOSITORY AGREEMENT

(c)	Initiation of Litigation, Etc. Depository Bank shall not be required to initiate or conduct any litigation or collection proceeding hereunder or under any other Loan Document.

(d)
Insurance and Taxes on Depository Collateral. Depository Bank shall not be liable or responsible for insuring the Depository Collateral or for the payment of taxes, charges, assessments or liens upon the Depository Collateral.

(e)
Liability of Depository Bank. Depository Bank shall not be liable for any action taken, suffered or omitted to be taken by it in connection with this Depository Agreement or any other Loan Document or pursuant to any certificate, instruction or direction given to it in connection with this Depository Agreement or any other Loan Document except to the extent arising out of its own gross negligence, willful misconduct or unlawful acts as determined pursuant to a final, non-appealable judgment of a court of competent jurisdiction. Depository Bank may consult with legal counsel of its own choosing as to any matter relating to this Depository Agreement, and the Depository Bank shall not incur any liability in acting in good faith in accordance with any advice from such counsel. Depository Bank shall have the right at any time to seek instructions concerning the administration of this Depository Agreement from the Lender, the Borrower or any court of competent jurisdiction. Depository Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. Depository Bank may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee so appointed. Neither the Depository Bank nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Depository Agreement or in connection therewith except to the extent caused by the Depository’s gross negligence or willful misconduct, as determined by the final, non-appealable judgment of a court of competent jurisdiction.

(f)
Limitation of Liability. Depository Bank shall not be liable for any error of judgment made in good faith by an officer or officers of the Depository, unless it shall be conclusively determined by a court of competent jurisdiction in a final non-appealable judgment that the Depository was grossly negligent in ascertaining the pertinent facts. No provision of this Depository Agreement shall be construed to relieve Depository Bank from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct or unlawful acts as finally determined by a non-appealable order from a court of competent jurisdiction. Depository Bank shall be under no liability to pay interest on any money received by it hereunder except as otherwise agreed with Lender or Borrower and except to the extent of income or other gain on investments that are deposits in or certificates of deposits or other obligations of Depository Bank in its commercial capacity and

27    DEPOSITORY AGREEMENT

income or other gain actually received by Depository Bank on Permitted Investments. In no event shall the Depository Bank be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether such Depository Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)	Survival. The provisions of this Section 6.05 shall survive the termination of this Depository Agreement or the resignation or removal of Depository Bank.

(h)
Force Majeure. Depository Bank shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Depository Bank (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

6.06	Fees; Expenses; Indemnification.

Depository Bank shall be compensated for its services hereunder in accordance with Schedule II attached hereto. Borrower agrees to pay or reimburse all reasonable out-of-pocket expenses of Depository Bank (including reasonable fees and expenses of the Depository Bank’s legal counsel and other professional advisers) in respect of, or incident to, the preparation, delivery, execution, administration or enforcement of any of the provisions of this Depository Agreement or in connection with any amendment, waiver or consent relating to this Depository Agreement.
Borrower shall indemnify, defend (with counsel acceptable to the Depository Bank) and hold harmless Depository Bank, and each affiliate, officer, director, shareholder, employee and agent of Depository Bank, (each, the “Indemnified Party”) harmless from and against any and all claims, losses, liabilities, damages, costs or expenses (including reasonable legal fees and expenses) incurred by the Indemnified Party by reason of or resulting from this Depository Agreement (including the Depository having accepted such appointment or by reason of its carrying out of any of the terms of this Depository Agreement), and agrees to reimburse the Indemnified Party for all of its reasonable expenses, including fees and expenses of counsel and court costs incurred by reason of any position or action taken by the Indemnified Party pursuant to this Depository Agreement or in connection with any action brought to interpret or enforce the provisions of this Depository Agreement or any part thereof, except to the extent that any such claim, loss, liability, damage, cost or expense is determined by a court of competent jurisdiction to have been caused by the Indemnified Party’s own gross negligence or willful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction. The parties hereto hereby agree that no Indemnified Party shall be liable to such parties for any actions taken by any Indemnified Party pursuant to and in compliance with the terms hereof except in respect of any liability or expenses incurred by the Indemnified Party arising from its gross negligence or willful misconduct as determined in a final non-appealable judgment of a court of competent

28    DEPOSITORY AGREEMENT

jurisdiction. Any Indemnified Party may consult with legal counsel of its own selection in the event of any dispute or question as to the construction of this Depository Agreement or the Indemnified Party’s duties hereunder. To the extent that the Company fails to indemnify, defend, hold harmless or reimburse any Indemnified Person in accordance with the provisions of Section 6.06, Lender shall reimburse, indemnify, defend and hold harmless such Indemnified Person, in accordance with the provisions of this Section 6.06. This Section 6.06 shall survive the termination of this Depository Agreement and the resignation or removal of the Depository.
ARTICLE VII     MISCELLANEOUS

7.01	No Waiver; Remedies Cumulative

29    DEPOSITORY AGREEMENT

. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between the parties hereto shall impair any such right, power or privilege or operate as a waiver thereof. No single or partial exercise by any party hereto of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies provided herein are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand by any party hereto on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

7.02
Notices. Unless otherwise provided herein, all notices, demands, or other communications under this Depository Agreement shall be in writing to a party hereto at its address and contact number specified below and shall be considered properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, use of an overnight delivery service, facsimile, electronic mail (subject to the last paragraph of this section, in the case of such notices or other communications to the Depository) or by delivering same in person to the intended addressee. Notice so mailed shall be effective (a) three (3) Business Days after it is deposited in a receptacle maintained by the United States Postal Office for the acceptance of mail or (b) upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail address or other written acknowledgement), as applicable. Notice given in any other manner shall be effective only if and when received by the addressee; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

To Depository Bank:

Union Bank, N.A.,
as Depository Bank
1251 Avenue of the Americas
19th Floor
New York, NY 10020
Telephone: (646) 452-2016
Facsimile: (646) 452-2000
E-mail: ctny2@unionbank.com

To Lender:

NRG Energy, Inc.
211 Carnegie Center
Princeton, New Jersey 08540
Attention: Christopher Sotos; Kevin Malcarney

30    DEPOSITORY AGREEMENT

Phone: (609) 524-5234
E-Mail:    Christopher.Sotos@nrgenergy.com
    Kevin.Malcarney@nrgenergy.com

To Borrower:

c/o FuelCell Energy, Inc.
3 Great Pasture Rd
Danbury, Connecticut 06810
Attention: Michael Bishop
Phone: (203) 825-6049
E-Mail: mbishop@fce.com

Notices and other communications may be given to Depository Bank by email, provided that any such notice or other communication is contained in a scanned or imaged attachment (such as .pdf or similar widely used format) that otherwise complies with the requirements hereof.

7.03
Amendments. No amendment or waiver of any provision of this Depository Agreement nor consent to any departure by Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

7.04    Benefit of Agreement; Successors and Assigns
. This Depository Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto and for the benefit of Lender; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender (except in connection with a Permitted Property Transfer)and Depository Bank may not assign this Depository Agreement except in accordance with its resignation or removal under Section 6.04.
7.05 Third-Party Beneficiaries
. The covenants contained herein are made solely for the benefit of the parties hereto and the successors and permitted assigns of such parties as specified herein, and shall not be construed as having been intended to benefit any third-party not a party to this Depository Agreement (other than Persons expressly entitled to indemnification hereunder).
7.06 Counterparts

31    DEPOSITORY AGREEMENT

. This Depository Agreement may be executed in any number of counterparts and by facsimile or PDF and by different parties on any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument.
7.07 Effectiveness
. This Depository Agreement shall be effective on the date first above written.
7.08 Entire Agreement
. This Depository Agreement, including any agreement, document or instrument attached hereto or referred to herein, constitute the entire agreement and understanding of the parties hereto (it being understood that Depository Bank is not a party to and has no obligations under the Loan Documents other than this Depository Agreement), and supersede any and all prior agreements and understandings, written or oral, of the parties hereto relating to the subject matter hereof.
7.09 Severability
If any provision of this Depository Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law: (a) the other provisions of this Depository Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provision of this Depository Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
7.10 Conflict with Other Agreements. Except as otherwise expressly provided herein, the parties agree that in the event of any conflict between the provisions of this Depository Agreement (or any portion thereof) and the provisions of any other Loan Document or any other agreement (other than the Loan Agreement) now existing or hereafter entered into, the provisions of this Depository Agreement shall control. Except as otherwise expressly provided herein, in the event of any conflict between the provisions of this Depository Agreement and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control. In the event that, in connection with the establishment of any of the Collateral Accounts with Depository Bank, Borrower shall enter into any agreement, instrument or other document with Depository Bank which has terms that are in conflict with or inconsistent with the terms of this Depository Agreement, the terms of this Depository Agreement shall control.
7.11 [Intentionally Omitted]
.

7.12
Governing Law; Litigation; Jurisdiction; Other Matters; Waivers. This Depository Agreement shall be governed by, and construed in accordance with, the law of the State of New York and the provisions of Sections 13.5 and 13.13 of the Loan Agreement, which sections are hereby incorporated into this Depository Agreement by reference, mutatis mutandis, as if fully set out in this Depository Agreement, and each reference in any such Section of the Loan Agreement to the “Agreement”, “herein”, “hereunder” and like terms shall be deemed to refer to this Depository Agreement, provided, however, that notwithstanding anything in any Loan Document to the contrary, for the purposes of the

32    DEPOSITORY AGREEMENT

UCC, Depository Bank’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) with respect to the Collateral Accounts is the State of New York.

7.13 Termination
. Upon the Termination Date, this Depository Agreement shall (except as otherwise expressly set out herein) terminate and be of no further force and effect. Depository Bank and Lender shall execute and deliver to Borrower, at Borrower’s expense, upon such termination such Uniform Commercial Code termination statements and other documentation as shall be reasonably requested by Borrower to effect the termination and release of the Liens created under this Depository Agreement. The security interest created hereby shall also be automatically released with respect to any portion of the Collateral Accounts or other Collateral that is transferred or otherwise disposed of in compliance with the terms and conditions of the Loan Documents. This Section 7.13 shall survive the termination of this Depository Agreement.
7.14 Reinstatement
. This Depository Agreement and the obligations of Borrower hereunder shall continue to be effective or be automatically reinstated, as the case may be, if (and to the extent that) at any time payment and performance of Borrower’s obligations hereunder, or any part thereof, is rescinded or reduced in amount, or must otherwise be restored or returned by Lender. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated on the same terms and conditions applicable thereto prior to the payment of the rescinded, reduced, restored or returned amount, and shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. This Section 7.14 shall impose no duty or obligation on Depository Bank, and is intended solely to govern the relationship among and between Lender and Borrower.
7.15 Attorney-In-Fact
. For the purposes of allowing Lender to exercise their rights and remedies following the delivery of a Trigger Event Notice and until this Depository Agreement is terminated pursuant to Section 7.13, Borrower irrevocably constitutes and appoints, upon the delivery of a Trigger Event Notice in accordance with the terms, conditions, and provisions of this Depository Agreement, Lender and any officer or agent thereof, with full power of substitution as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, for the purpose of carrying out the terms of this Depository Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Depository Agreement.

7.16	Patriot Act Compliance.

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that

33    DEPOSITORY AGREEMENT

became effective on October 1, 2003 (Section 326 of the Patriot Act) requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. Each party hereto agrees that it will provide to the Depository Bank such information as it may request, from time to time, in order for the Depository Bank to satisfy the requirements of the USA PATRIOT Act, including the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account, and formation documents such as articles of incorporation or other identifying documents.

[SIGNATURES TO FOLLOW]

34    DEPOSITORY AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Depository Agreement to be duly executed by its duly authorized officers as of the date first above written.

 [___________________][________], LLC,
a [________] limited liability company,
as Borrower

By:
Name:
Title:

DEPOSITORY AGREEMENT

NRG ENERGY, INC., as Lender
By:
Name:
Title:

MUFG UNION BANK, N.A.,
as Depository Bank

By:
Name:
Title:

DEPOSITORY AGREEMENT

Exhibit “A”
to Depository Agreement
[FORM OF WITHDRAWAL/TRANSFER CERTIFICATE]

Date of this Withdrawal/Transfer Certificate: [__________]
Withdrawal Date: [__________]

[________________]
[Insert address]
Phone:
Fax:

Re: [______], LLC

Ladies and Gentlemen:

This Withdrawal/Transfer Certificate is delivered to you pursuant to Section 3.02(c)(i) and Article IV of the Depository Agreement (the “Depository Agreement”), dated as of [_________], 201[_], among [______], LLC, a [______] limited liability company (“Borrower”), NRG Energy, Inc. (“Lender”), and MUFG UNION BANK, N.A. in its capacity as depository bank (“Depository Bank”). Reference is also made to the Loan Agreement (the “Loan Agreement”), dated as of July 30, 2014, among Borrower, the other Co-Borrowers party thereto, Lender and FuelCell Energy Finance, LLC.
Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Depository Agreement (or, if not defined therein, in the Loan Agreement).
Borrower hereby requests the sums indicated in Annex 1 hereto (the “Withdrawal”) be paid or transferred to and from the Collateral Accounts as set forth in Annex 1 hereto.
Borrower hereby represents and warrants that Borrower is entitled, pursuant to the Depository Agreement and the Loan Agreement, to request the withdrawal in the manner, at the times and in the amounts set forth in this Withdrawal/Transfer Certificate.
Borrower certifies that all attachments to this Withdrawal/Transfer Certificate that are required to be annexed hereto pursuant Section 3.02(c)(i) of the Depository Agreement are attached hereto.

A-10    DEPOSITORY AGREEMENT

Faithfully yours,

[________], LLC, a [________] limited liability company By: ___________________________ Name: Title:
Approved by:

NRG ENERGY, INC.,
as Lender

By:
Name:
Title:

A-20    DEPOSITORY AGREEMENT

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Construction Account

Withdrawal Date	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

A-30    DEPOSITORY AGREEMENT

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Operating Account∗

Withdrawal Date	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

A-40    DEPOSITORY AGREEMENT

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Debt Service Reserve Account

Withdrawal Date	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

A-50    DEPOSITORY AGREEMENT

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Loss Proceeds Account

Withdrawal Date	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

A-60    DEPOSITORY AGREEMENT

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from O&M Reserve Account

Withdrawal Date	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

A-70    DEPOSITORY AGREEMENT

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Restricted Payment Account

Withdrawal Date	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

A-80    DEPOSITORY AGREEMENT

Exhibit B
to Depository Agreement
[FORM OF DISTRIBUTION CERTIFICATE]

Date of this Distribution Certificate: [__________]
Distribution Date: [__________]

[________________]
[Insert Address]
Phone:
Fax:

Re: [______], LLC
Ladies and Gentlemen:

This Distribution Certificate is delivered to you pursuant to Section 3.02(c)(ii) of the Depository Agreement (the “Depository Agreement”), dated as of [___], 201[_], among [______], LLC, a [____________] limited liability company (“Borrower”), NRG Energy, Inc. (“Lender”) and MUFG UNION BANK, N.A., in its capacity as depository bank (“Depository Bank”). Reference is also made to the Loan Agreement (the “Loan Agreement”), dated as of July 30, 2014, among Borrower, the other Co-Borrowers party thereto, Lender and FuelCell Energy Finance, LLC (“Parent”).

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Depository Agreement (or, if not defined therein, in the Loan Agreement).
Borrower hereby requests that the sum of [insert amount requested] be paid from the [Operating Account/Restricted Payment Account] to Parent as a Restricted Payment to which Borrower is entitled pursuant to the terms of the Depository Agreement and the Loan Agreement.
Borrower hereby certifies to Lender in connection with the Restricted Payment in the amount of $[ ] reflected in the Withdrawal/Transfer Certificate attached hereto (the “Requested Restricted Payment”) as follows:

1    DEPOSITORY AGREEMENT
(PANHANDLE II SIEMENS)
#4836-7063-8358v4

1.    Each of the conditions set forth in Section 11.9 of the Loan Agreement has been satisfied; and

2.    Borrower is in compliance with the procedures, conditions and requirements set out in all the applicable Loan Documents in connection with the Requested Restricted Payment.

[signature page follows]

A-20    DEPOSITORY AGREEMENT

Faithfully yours,

[________], LLC, a [________]limited liability company By: ___________________________ Name: Title:
Acknowledged and Approved by:

NRG ENERGY, INC.,
as Lender
By:
Name:
Title:

A-30    DEPOSITORY AGREEMENT

Annex 1
to Distribution Certificate
CALCULATION OF
DEBT SERVICE COVERAGE RATIO

1.    In respect of the Repayment Date as of [_____], the Debt Service Coverage Ratio is
    [__] : 1.0.

2.    We have arrived at this figure based on the following calculations:

[insert calculation]
Capitalized terms used herein have the meanings assigned to such terms in the Certificate to which this Annex 1 is attached.

A-40    DEPOSITORY AGREEMENT

Schedule I
to Depository Agreement

COLLATERAL ACCOUNT NAMES AND NUMBERS

ACCOUNT NAME	ACCOUNT NO.
Construction Account Operating Account Debt Service Reserve Account O&M Reserve Account Restricted Payment Account Loss Proceeds Account

Wire Instructions with respect to the Collateral Accounts:

[______]

A-50    DEPOSITORY AGREEMENT

Schedule II
to Depository Agreement

MUFG UNION BANK, N.A.
CORPORATE TRUST SERVICES

Schedule of Fees
For
FuelCell Energy
as
ARTICLE XVII.    DEPOSITARY BANK AND COLLATERAL AGENT

ARTICLE XVIII.    ACCEPTANCE AND SET UP FEE                        $ 3,500.00
(Due and payable on closing date)

Annual Administration Fee                        $ 15,000.00
(Due and payable on closing date and on each anniversary thereof)
On-line Reporting                            No Charge

Transaction Charges:

Section 18.1.    Disbursement/wires (each)                    $ 10.00

A-60    DEPOSITORY AGREEMENT

Investments (per sale, purchase)                $ 25.00

ARTICLE XIX.    OUT OF POCKET EXPENSES:                6% OF ANNUAL ADMINISTRATION FEE

Legal Counsel Fee                            At Cost

Extraordinary services are unforeseen duties or responsibilities, including termination, default, workouts, amendments, releases, etc. that are not provided for in the governing documents. A reasonable charge will be assessed based on the nature of the service and the responsibility involved.

A-70    DEPOSITORY AGREEMENT